EXHIBIT 10.1
EXECUTION VERSION

AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of April 21, 2010
and Amended and Restated as of May 10, 2011
among
SPRINGLEAF FINANCIAL FUNDING COMPANY,
as the Borrower,
SPRINGLEAF FINANCE CORPORATION,
THE SUBSIDIARY GUARANTORS PARTY HERETO,
BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent,
and
The Other Lenders Party Hereto
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED,
as Sole Lead Arranger, Sole Structuring Agent, Sole Syndication Agent and Joint Bookrunning Manager
JPMORGAN CHASE BANK, N.A.,
as Sole Documentation Agent
J.P. MORGAN SECURITIES LLC,
as Joint Bookrunning Manager

-i-

-ii-

-iii-

SCHEDULES

1.01(a)	Subsidiary Guarantors
1.01(b)	Qualifying Subsidiary Guarantors
1.01(c)	Non-Guarantor Subsidiaries
2.01	Commitments
11.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

A	Form of Committed Loan Notice
B	Form of Note
C-1	Form of Assignment and Assumption
C-2	Form of Administrative Questionnaire
D	Subordination Terms
E	[Reserved]
F	Form of Intercompany Secured Loan Agreement
G	Form of Intercompany Security Agreement
H	Required Legal Opinions
I	Form of Borrowing Base Certificate
J	Forms of Tax Status Certificates
K	[Reserved]
L	Form of Specified Prepayment Discount Notice
M	Form of Specified Prepayment Discount Response
N	Form of Discount Range Prepayment Notice
O	Form of Discount Range Prepayment Offer
P	Form of Solicited Discounted Prepayment Notice
Q	Form of Solicited Discounted Prepayment Offer
R	Form of Acceptance and Prepayment Notice

-iv-

CREDIT AGREEMENT
     AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 21, 2010 and amended and restated as of May 10, 2011, among SPRINGLEAF FINANCIAL FUNDING COMPANY, a Delaware corporation (the “Borrower”), SPRINGLEAF FINANCE CORPORATION, an Indiana corporation (“Springleaf”), as a Guarantor, the Subsidiary Guarantors (as defined below), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent.
PRELIMINARY STATEMENTS:
     The Borrower, the Guarantors, the Administrative Agent and the lenders party thereto from time to time (the “Original Lenders”) are parties to that certain Credit Agreement, dated as of April 21, 2010 (as amended and supplemented prior to the Restatement Effective Date, the “Original Credit Agreement”), pursuant to which the Original Lenders extended credit in the form of term loans on the Closing Date in an aggregate principal amount of $3,000,000,000 (the “Original Loans”).
     The Borrower desires to refinance the Original Loans in full with a new tranche of term loans under this Agreement, the proceeds of which shall be used to repay in full the Original Loans and to make Intercompany Secured Loans to Subsidiary Guarantors.
     The Borrower has requested that the Lenders amend and restate the Original Credit Agreement in its entirety and make available the Initial Loans to the Borrower, in each case, as set forth below, and the Lenders providing such Initial Loans have indicated their willingness to do so on the terms and subject to the conditions set forth herein.
     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
     1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
     “Acceptable Discount” has the meaning specified in Section 2.03(d)(iv).
     “Acceptable Prepayment Amount” has the meaning specified in Section 2.03(d)(iv).
     “Acceptance and Prepayment Notice” means an irrevocable written notice from a Lender accepting a Solicited Discounted Prepayment Offer to make a Discounted Loan Prepayment at the Acceptable Discount specified therein pursuant to Section 2.03(d)(iv) substantially in the form of Exhibit R.
     “Acceptance Date” has the meaning specified in Section 2.03(d)(iv).
     “Account” has the meaning specified in the UCC.
     “Act” has the meaning specified in Section 11.18.
     “Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
     “Administrative Agent Fee Letter” means the letter agreement, dated May 10, 2011, between the Borrower and the Administrative Agent, as amended, supplemented, amended and restated or otherwise modified from time to time.

     “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
     “Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit C-2 or any other form approved by the Administrative Agent.
     “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified except, in any case, for any Governmental Authority.
     “Aggregate Commitments” means the Commitments of all the Lenders.
     “Agreement” means this Credit Agreement.
     “Alternate Transaction” has the meaning specified in Section 7.05.
     “Applicable Discount” has the meaning specified in Section 2.03(d)(iii).
     “Applicable Percentage” means with respect to any Lender at any time, (a) in respect of the Initial Loan Facility, the percentage (carried out to the ninth decimal place) of the Initial Loan Facility represented by (i) on or prior to the Restatement Effective Date, such Lender’s Commitment to make Initial Loans at such time, subject to adjustment as provided in Section 2.12, and (ii) thereafter, the principal amount of such Lender’s Initial Loans at such time; and (b) in respect of the New Loan Facility (or any Series thereof), the percentage (carried out to the ninth decimal place) of the New Loan Facility (or any Series thereof) represented by the principal amount of such Lender’s New Loans (or any Series thereof) at such time; in each such case with respect to the calculation of any of the foregoing percentages.
     “Applicable Rate” means 3.25% per annum for Base Rate Loans and 4.25% per annum for Eurodollar Rate Loans. Notwithstanding the foregoing, (i) the Applicable Rate in respect of any Series of New Loans shall be the applicable percentages per annum provided pursuant to the applicable Joinder Agreement and (ii) the Applicable Rate of certain Loans shall be increased as, and to the extent, necessary to comply with the provisions of Section 2.13.
     “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as sole lead arranger, sole structuring agent, sole syndication agent and joint bookrunning manager.
     “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
     “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit C-1 or any other form approved by the Administrative Agent.
     “Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

     “Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Loan Prepayment pursuant to Section 2.03(d); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent).
     “Audited Financial Statements” means the audited consolidated balance sheet of Springleaf and its Subsidiaries for the three fiscal years ended December 31, 2010 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Springleaf and its Subsidiaries, including the notes thereto.
     “Bank of America” means Bank of America, N.A. and its successors.
     “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate for an Interest Period of one-month plus 1%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Notwithstanding the foregoing, in no event shall the Base Rate at any time be less than 2.25% per annum.
     “Base Rate Loan” means a Loan that bears interest based on the Base Rate.
     “Borrower” has the meaning specified in the introductory paragraph hereto.
     “Borrower Materials” has the meaning specified in Section 6.02.
     “Borrower Offer of Specified Discount Prepayment” means the offer by the Borrower to make a voluntary prepayment of Loans at a specified discount to par pursuant to Section 2.03(d)(ii).
     “Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the Borrower of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Loans at a specified range at a discount to par pursuant to Section 2.03(d)(iii).
     “Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by the Borrower of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Loans at a discount to par pursuant to Section 2.03(d)(iv).
     “Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
     “Borrowing Base” means,
     (i) with respect to the Initial Loan Facility, as of any date of determination, the sum of:
     (a) 76% of Eligible Loan Receivables that arise out of Tier 1 Real Estate Loans; plus
     (b) 71% of Eligible Loan Receivables that arise out of Tier 2 Real Estate Loans; plus
     (c) 66% of Eligible Loan Receivables that arise out of Tier 3 Real Estate Loans; plus
     (d) 55% of Eligible Loan Receivables that arise out of Eligible Other Real Estate Loans; plus

     (e) 56% of Eligible Loan Receivables that arise out of Eligible Hard Secured Non-Real Estate Loans; plus
     (f) 51% of Eligible Loan Receivables that arise out of Eligible Secured Non-Real Estate Loans; plus
     (g) 46% of Eligible Loan Receivables that arise out of Eligible Other Loans; plus
     (h) 100% of the amount of Unrestricted Cash held by the Borrower; provided that amounts added to the Borrowing Base pursuant to this clause (h) shall not exceed $500,000,000;
provided further that at least 65% of the Required Borrowing Base shall consist of amounts added thereto pursuant to clauses (a), (b), (c), (d) and (h).
     (ii) with respect to any New Loan Facility, the borrowing base set forth in the applicable Joinder Agreement.
     “Borrowing Base Certificate” means a certificate substantially in the form of Exhibit I and executed by a Responsible Financial Officer, as the form of such certificate may be modified by the Borrower and the Administrative Agent from time to time to reflect the terms hereof, the Intercompany Secured Loans and the Intercompany Security Documents.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York, and if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.
     “Capitalized Leases” means all leases that have been or should be, in accordance with GAAP as of the date hereof, recorded as capitalized leases.
     “Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens permitted hereunder):
     (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;
     (b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;
     (c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof; and
     (d) Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.
     “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.
     “Closing Date” means April 21, 2010.
     “Closing Fee” has the meaning specified in Section 2.01.
     “Code” means the Internal Revenue Code of 1986.
     “Collateral Agent” means Bank of America in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.
     “Commitment” means, as to each Lender, (i) its obligation to make Initial Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement and (ii) New Loan Commitments with respect to any Series. The aggregate amount of the Lenders’ Commitments with respect to the Initial Loans is $3,750,000,000.
     “Committed Loan Notice” means a notice of (a) Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
     “Consolidated Net Worth Basket” has the meaning specified in Section 9.10(b).
     “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
     “Default Rate” means an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.
     “Defaulting Lender” means, subject to Section 2.12(b), any Lender that, as determined by the Administrative Agent, has (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.
     “Disclosure Letter” means the disclosure letter, dated the Restatement Effective Date, delivered by Springleaf and the Borrower and made available to the Lenders.
     “Discount Prepayment Accepting Lender” has the meaning specified in Section 2.03(d)(ii).
     “Discount Range” has the meaning specified in Section 2.03(d)(iii).
     “Discount Range Prepayment Amount” has the meaning specified in Section 2.03(d)(iii).
     “Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.03(d)(iii) substantially in the form of Exhibit N.
     “Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit O, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.
     “Discount Range Prepayment Response Date” has the meaning specified in Section 2.03(d)(iii).
     “Discount Range Proration” has the meaning specified in Section 2.03(d)(iii).
     “Discounted Loan Prepayment” has the meaning specified in Section 2.03(d)(i).
     “Discounted Prepayment Determination Date” has the meaning specified in Section 2.03(d)(iv).
     “Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offers, five (5) Business Days following the receipt by each relevant Lender of notice from the Auction Agent in accordance with Section 2.03(d)(ii), Section 2.03(d)(iii) or Section 2.03(d)(iv), as applicable unless a shorter period is agreed to between the Borrower and the Auction Agent.
     “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property (including any equity interests of a Subsidiary of such Person) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
     “Dollar” and “$” mean lawful money of the United States.
     “Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)); provided that any Person whose primary business competes with that of Springleaf and the Subsidiary Guarantors shall not be an Eligible Assignee.
     “Eligible Hard Secured Non-Real Estate Loans” means, as of any date, loans which:
     (i) are secured by personal property as of such date;
     (ii) are secured by “hard” collateral in accordance with Springleaf’s standard origination procedures as such procedures were in effect as of December 31, 2009;

     (iii) are secured on a first lien basis as of such date;
     (iv) are fixed rate for the remaining term of such loan as of such date;
     (v) are not interest-only unless the interest-only period with respect to such loan has ended as of such date;
     (vi) are Fully Documented; and
     (vii) as of such date, are current with respect to all payments due on such loan within 29 days, in accordance with the relevant Subsidiary Guarantor’s standard reporting practices.
     “Eligible Loan Receivables” means those Loan Receivables owing to Qualifying Subsidiary Guarantors in the ordinary course of their business that are (i) owned, beneficially and of record, by a Qualifying Subsidiary Guarantor, free and clear of any Liens of any kind (other than liens in favor of the Borrower pursuant to the Intercompany Security Documents), (ii) pledged to the Borrower pursuant to the Intercompany Security Documents and over which the Borrower has a perfected first priority Lien and (iii) are used to compute the Borrowing Base.
     “Eligible Other Loans” means, as of any date, loans which are:
     (i) either (A) not secured as of such date or (B) Retail Loans;
     (ii) as of such date, fixed rate for the remaining term of such loan;
     (iii) not interest-only unless the interest-only period with respect to such loan has ended as of such date; and
     (iv) as of such date, current with respect to all payments due on such loan within 29 days, in accordance with the relevant Subsidiary Guarantor’s standard reporting practices.
     “Eligible Other Real Estate Loans” means, as of any date, loans which are:
     (i) secured by real estate as of such date, and such loans are not included in the calculation of Eligible Real Estate Loans; and
     (ii) as of such date, current with respect to all payments due on such loan within 59 days, in accordance with the relevant Subsidiary Guarantor’s standard reporting practices.
     “Eligible Real Estate Loans” means, as of any date, loans which:
     (i) are secured by real estate as of such date;
     (ii) are secured by first lien mortgages as of such date;
     (iii) are fixed rate for the remaining term of such loan as of such date;
     (iv) are not interest-only unless the interest-only period with respect to such loan has ended as of such date;
     (v) are Fully Documented;
     (vi) are secured as of such date by properties which are single-family residences;
     (vii) were made in reliance on such residence being owner-occupied;

     (viii) did not have an original principal amount equal to or greater than 95.5% of the appraised value of such residence at the time such loan was made;
     (ix) are not TDRs as of such date; and
     (x) as of such date, are current with respect to all payments due on such loan within 29 days, in accordance with the relevant Subsidiary Guarantor’s standard reporting practices;
provided that the Borrower and the Subsidiary Guarantors may, from time to time, designate Eligible Other Real Estate Loans that would qualify as Eligible Real Estate Loans but for the failure to meet any one of the criteria listed in clauses (ii) through (ix) above as Eligible Real Estate Loans (and such designation shall be reflected in the Borrowing Base Certificate), subject to the following limitations:
     (a) no more than 5% of the aggregate amount of Eligible Real Estate Loans included in the Borrowing Base at any time may consist of loans that did not meet the criteria set forth in clause (ii) above;
     (b) no more than 10% of the aggregate amount of Eligible Real Estate Loans included in the Borrowing Base at any time may consist of loans that did not meet the criteria set forth in clause (iii) above;
     (c) no more than 2% of the aggregate amount of Eligible Real Estate Loans included in the Borrowing Base at any time may consist of loans that did not meet the criteria set forth in clause (iv) above;
     (d) no more than 2% of the aggregate amount of Eligible Real Estate Loans included in the Borrowing Base at any time may consist of loans that did not meet the criteria set forth in clause (v) above;
     (e) no more than 10% of the aggregate amount of Eligible Real Estate Loans included in the Borrowing Base at any time may consist of loans that did not meet the criteria set forth in clause (vi) above;
     (f) no more than 2% of the aggregate amount of Eligible Real Estate Loans included in the Borrowing Base at any time may consist of loans that did not meet the criteria set forth in clause (vii) above;
     (g) no more than 10% of the aggregate amount of Eligible Real Estate Loans included in the Borrowing Base at any time may consist of loans that did not meet the criteria set forth in clause (viii) above; and
     (h) no more than 10% of the aggregate amount of Eligible Real Estate Loans included in the Borrowing Base at any time may consist of loans that did not meet the criteria set forth in clause (ix) above.
     “Eligible Secured Non-Real Estate Loans” means, as of any date, loans which:
     (i) are secured by personal property as of such date;
     (ii) are not secured by “hard” collateral in accordance with Springleaf’s standard origination procedures as such procedures were in effect as of December 31, 2009;
     (iii) are secured on a first lien basis as of such date;
     (iv) are fixed rate for the remaining term of such loan as of such date;
     (v) are not interest-only unless the interest-only period with respect to such loan has ended as of such date;
     (vi) are Fully Documented; and

     (vii) as of such date, are current with respect to all payments due on such loan within 29 days, in accordance with the relevant Subsidiary Guarantor’s standard reporting practices.
     “Engagement Letter” means the letter agreement, dated April 27, 2011, among Springleaf, the Arranger and JPMorgan, as amended, supplemented, amended and restated or otherwise modified from time to time.
     “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
     “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, or the treatment of an amendment as a termination under Section 4041(c) or 4041A of ERISA of a Pension Plan; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate or (i) with respect to a Pension Plan, the failure to satisfy the minimum funding required standard of Section 412 of the Code and Section 302 of ERISA, whether or not waived, or the failure to make any contribution to a Multiemployer Plan.
     “Eurodollar Base Rate” has the meaning specified in the definition of “Eurodollar Rate.”
     “Eurodollar Rate” means for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate 1.00 – Eurodollar Reserve Percentage
Where “Eurodollar Base Rate” means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their re-

quest at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; provided that the Eurodollar Rate shall never be deemed to be less than 1.25% per annum.
     “Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.
     “Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.
     “Event of Default” has the meaning specified in Section 8.01.
     “Excluded Subsidiary” means any Subsidiary (i) that would require an approval from a Governmental Authority in order to Guarantee the Obligations, (ii) whose primary business is the business of insurance, (iii) that does not conduct any activities or own property with a fair market value of more than $500,000 in the aggregate, (iv) that is the issuer or borrower of Indebtedness under one of Springleaf’s asset securitizations and any other special purpose company formed for the purposes of one or more of Springleaf’s asset securitizations, including, without limitation, each Subsidiary listed on Schedule 1.01(c) hereto or (v) with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the burden, cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom.
     “Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document (a) taxes imposed on or measured by its net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by any jurisdiction as a result of such recipient being organized or having its principal office in, or, in the case of any Lender, having its applicable Lending Office in, such jurisdiction or as a result of any other present or former connection of such recipient with such jurisdiction (other than any connection deemed to arise solely from such Person having executed, delivered, become a party to, performed its obligations or received payments under, or enforced and/or engaged in any other activities contemplated with respect to, this Agreement or any other Loan Document), (b) any Tax in the nature of the branch profits tax under Section 884(a) of the Code imposed by any jurisdiction described in clause (a) above, (c) any withholding tax that is attributable to such recipient’s failure to comply with Section 3.01(e), (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 11.13), any United States federal withholding tax imposed on any amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a) and (e) United States federal withholding taxes that would not have been imposed but for a failure by a Lender (or any financial institution through which any payment is made to such Lender) to comply with the procedures, certifications, information reporting, disclosure, or other related requirements of newly enacted Sections 1471-1474 of the Code.
     “Existing Indenture” means that certain indenture, dated as of May 1, 1999, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof between Springleaf (formerly known as American General Finance Corporation) and Wilmington Trust Company (successor to Citibank, N.A.), as trustee.
     “Facility” means the Initial Loan Facility or any New Loan Facility, as the context may require.
     “FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds bro-

kers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as reasonably determined by the Administrative Agent.
     “FICO Score” means, with respect to any borrower under any Eligible Real Estate Loan, the FICO® Score (as assigned by Fair Isaac Corporation) of such borrower on or about the date such Eligible Real Estate Loan is made, as obtained from any of the national credit reporting agencies (and as refreshed and updated on a quarterly basis; it being understood that if FICO® Scores are no longer used to determine credit risk of individuals, then the Borrower and Required Lenders shall negotiate in good faith to determine a suitable replacement for such measurement).
     “Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “Foreign Subsidiary” means any Subsidiary (i) that is a controlled foreign corporation within the meaning of Section 957(a) of the Code or (ii)(x) that is treated as an entity that is disregarded as separate from its sole owner for federal income tax purposes and (y) that owns no material assets other than equity in a Subsidiary described in clause (i) above.
     “FRB” means the Board of Governors of the Federal Reserve System of the United States.
     “Fully Documented” means, with respect to any Eligible Hard Secured Non-Real Estate Loan, Eligible Real Estate Loan or Eligible Secured Non-Real Estate Loan, that the originator or lenders with respect thereto have verified, based on written and/or reliable evidence, (x) the current employment status of the borrower under such Eligible Hard Secured Non-Real Estate Loan, Eligible Real Estate Loan or Eligible Secured Non-Real Estate Loan and (y) the past and current income of such borrower for up to the two (2) years preceding the making of such loan.
     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
     “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
     “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
     “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
     “Guarantors” means, collectively, Springleaf and the Subsidiary Guarantors.
     “Guaranty” means, collectively, the Guaranty made by Springleaf and the Subsidiary Guarantors under Article X in favor of the Secured Parties, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.10.
     “Increased Amount Date” shall have the meaning provided in Section 2.13(a).
     “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
     (b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
     (c) net obligations of such Person under any Swap Contract;
     (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 60 days after the date on which such trade account was created);
     (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
     (f) all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;
     (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
     (h) all Guarantees of such Person in respect of any of the foregoing.
     For all purposes hereof, (x) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person and (y) the Indebtedness of any Person shall not include the Indebtedness of any Subsidiary of such Person to the extent such Indebtedness is non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

     “Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.
     “Indemnitees” has the meaning specified in Section 11.04(b).
     “Identified Participating Lenders” has the meaning specified in Section 2.03(d)(iii).
     “Identified Qualifying Lenders” has the meaning specified in Section 2. 03(d)(iv).
     “Information” has the meaning specified in Section 11.07.
     “Initial Loan” has the meaning ascribed to it in Section 2.01.
     “Initial Loan Facility” means, at any time, (a) on or prior to the Restatement Effective Date, the aggregate amount of the Commitments to make Initial Loans at such time and (b) thereafter, the aggregate principal amount of the Initial Loans of all Lenders outstanding at such time.
     “Intercompany Secured Loan” means a loan made by the Borrower to any Subsidiary Guarantor (a) on the Closing Date with the net proceeds of the Original Loans and other cash of the Borrower, (b) pursuant to Section 2.03(b) or (c) on any Increased Amount Date with the net proceeds of any New Loans made on such date; provided that, in each case, such loan shall (i) be secured by the Eligible Loan Receivables pursuant to the Intercompany Security Documents, (ii) be evidenced by an agreement in the form of Exhibit F, (iii) be on economic terms (including as to amount and timing of interest and principal payments) that are at least as favorable to the Borrower as the terms of the applicable Facility or applicable Series, the proceeds of which were used by the Borrower to fund the underlying loan to any such Subsidiary Guarantor, are to the Lenders under such Facility or such Series, (iv) not be transferable by Borrower to any other Person and (v) be subject to default at any time an Event of Default is continuing hereunder, and shall automatically accelerate upon the occurrence of an Event of Default with respect to the Borrower under Section 8.01(e) and any acceleration of the Loans pursuant to Section 8.02.
     “Intercompany Secured Loan Agreement” means an agreement between the Borrower and a Subsidiary documenting an Intercompany Secured Loan.
     “Intercompany Security Documents” means a security agreement substantially in the form of Exhibit G, together with all other agreements and documents necessary to perfect the Borrower’s security interest in the Eligible Loan Receivables.
     “Interest Payment Date” means (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.
     “Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three, six (or to the extent available to all Lenders, nine or twelve) months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:
     (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
     (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
     (c) no Interest Period shall extend beyond the Maturity Date.

     “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan (other than investments in or to a Subsidiary Guarantor in the conduct of the Loan Business), advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of such Person. For purposes of covenant compliance from time to time, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment except, in the case of loans, advances and capital contributions, where the amount of such Investment shall be the amount actually invested net of subsequent increases or decreases as a result of repayments or distributions, in each case, to a Subsidiary Guarantor.
     “IRS” means the United States Internal Revenue Service.
     “Joinder Agreement” means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent.
     “JPMorgan” means each of JPMorgan Chase Bank, N.A., in its capacity as sole documentation agent, and J.P. Morgan Securities LLC, in its capacity as joint bookrunning manager.
     “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
     “Lender” has the meaning specified in the introductory paragraph hereto and shall include any New Loan Lender.
     “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
     “Loan Business” means the business of the Subsidiary Guarantors in engaging in (a) the consumer finance business and mortgage loan business, (b) with respect to any REIT Guarantor, such activities as may be necessary, appropriate or permissible, consistent with its status as a real estate investment trust under Sections 856 through 860 of the Code and (c) any activities that are ancillary or reasonably related to the foregoing.
     “Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Pledge Agreement, (d) the Engagement Letter and (e) the Administrative Agent Fee Letter.
     “Loan Parties” means, collectively, Springleaf, the Borrower and each Subsidiary Guarantor.
     “Loan Receivables” means, as to any Person, such Person’s (a) Accounts and Payment Intangibles and (b) all General Intangibles, Instruments and Supporting Obligations (as each such term is defined in the UCC) evidencing the items in clause (a) of this definition.
     “Loans” means any Initial Loan and any New Loan of a given Series, collectively.

     “London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
     “Material Adverse Effect” means (a) a material adverse effect upon the operations, business, properties or condition (financial or otherwise) of Springleaf and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of the Loan Parties taken as a whole to perform their obligations under the Loan Documents, the Intercompany Secured Loan Agreements or the Intercompany Security Documents to which they are a party; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Intercompany Secured Loan Agreement or Intercompany Security Document to which it is a party.
     “Maturity Date” means (i) with respect to the Initial Loans borrowed on the Restatement Effective Date, the sixth anniversary of the Restatement Effective Date (the “Original Loan Maturity Date”) and (ii) with respect to any New Loans, the final maturity date as specified in the applicable Joinder Agreement; provided, however, that, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.
     “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
     “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
     “Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
     “New Loan Commitments” shall have the meaning provided in Section 2.13(a).
     “New Loan Facility” means, at any time, the sum of (a) the aggregate amount of the New Loan Commitments with respect to which New Loans of such Series have not yet been made at such time and (b) the aggregate principal amount of the New Loans of such Series of all Lenders outstanding at such time.
     “New Loan Lender” shall have the meaning provided in Section 2.13(b).
     “New Loan Maturity Date” shall mean the date on which a New Loan matures.
     “New Loan Repayment Amount” shall have the meaning provided in Section 2.05(b).
     “New Loan” shall have the meaning provided in Section 2.13(b).
     “Note” means a promissory note made by the Borrower in favor of a Lender, evidencing Loans made by such Lender, substantially in the form of Exhibit B.
     “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
     “Offered Amount” has the meaning specified in Section 2.03(d)(iv).
     “Offered Discount” has the meaning specified in Section 2.03(d)(iv).

     “Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
     “Original Credit Agreement” shall have the meaning provided in the preamble.
     “Original Lenders” shall have the meaning provided in the preamble.
     “Original Loan Maturity Date” shall have the meaning assigned to such term in the definition of “Maturity Date.”
     “Original Loans” shall have the meaning provided in the preamble.
     “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
     “Outstanding Amount” means, at any time of determination, an amount equal to the sum of (i) the aggregate outstanding Loans at such time and (ii) the aggregate principal amount of all other Indebtedness of the Borrower (other than Subordinated Indebtedness of the Borrower) at such time.
     “Participant” has the meaning specified in Section 11.06(d).
     “Participant Register” has the meaning specified in Section 11.06(d).
     “Participating Lender” has the meaning specified in Section 2.03(d)(iii).
     “Payment Intangibles” has the meaning specified in the UCC.
     “PBGC” means the Pension Benefit Guaranty Corporation.
     “Pension Act” means the Pension Protection Act of 2006.
     “Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
     “Pension Plan” means any employee pension benefit plan (excluding any Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan, but excluding any Multiemployer Plan) maintained for employees of the Borrower or any ERISA Af-

filiate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
     “Platform” has the meaning specified in Section 6.02.
     “Pledge Agreement” means the Amended and Restated Pledge Agreement, dated as of April 21, 2010, amended and restated as of the Restatement Effective Date, entered into by the Loan Parties and the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit E to this Agreement, as the same may be further amended, supplemented or otherwise modified from time to time.
     “Pledged Equity” has the meaning specified in the Pledge Agreement.
     “Public Lender” has the meaning specified in Section 6.02.
     “Qualifying Lender” has the meaning specified in Section 2.03(d)(iv).
     “Qualifying Subsidiary Guarantor” means a Subsidiary Guarantor, designated by the Borrower by listing such Subsidiary Guarantor on Schedule 1.01(b) or by written notice to the Administrative Agent at least 10 Business Days prior to the date any Loan Receivable referred to below is included in a Borrowing Base Certificate, and (i) that owns and services Eligible Loan Receivables, (ii) whose Eligible Loan Receivables are not then subject to any Lien (other than Liens in favor of the Borrower pursuant to the Intercompany Security Documents) and (iii) that maintains a separate independent existence from the Borrower. As of the Restatement Effective Date, each of the Qualifying Subsidiary Guarantors are set forth on Schedule 1.01(b).
     “Refinancing Indebtedness” means with respect to any Indebtedness (the “Subject Indebtedness”), any other Indebtedness which refinances, refunds, renews or extends the Subject Indebtedness, so long as (A) the amount of such other Indebtedness is not greater than the Subject Indebtedness, except by an amount equal to premiums or other fees and expenses incurred in connection with such refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension (except Subject Indebtedness of a Subsidiary Guarantor may be refinanced, refunded, renewed or extended by such other Indebtedness of any other Subsidiary Guarantor) and (B) the material terms, taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Lenders (as determined in good faith by the board of directors or equivalent governing body of the Borrower) than the terms of any agreement or instrument governing the Subject Indebtedness.
     “Register” has the meaning specified in Section 11.06(c).
     “REIT Entity” means any REIT Subsidiary or any Subsidiary of a REIT Subsidiary.
     “REIT Guarantor” means any Subsidiary Guarantor that is a REIT Entity.
     “REIT Subsidiary” means a Subsidiary that is a real estate investment trust under Sections 856 through 860 of the Code; provided that at least 51% of such REIT Subsidiary’s Equity Interests must be owned, directly or indirectly, by Springleaf, the Borrower or a Subsidiary Guarantor.
     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, advisors and other representatives of such Person and of such Person’s Affiliates.
     “Related Person” means, with respect to any Indemnitee, such Indemnitee’s Controlled Affiliates or any of its or their respective officers, directors or employees, in each case who are involved in or aware of the Transactions (as determined by a court of competent jurisdiction in a final and non-appealable decision).

     “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
     “Required Borrowing Base” means, at any time, an amount equal to an amount of Loan Receivables that would qualify as Eligible Loan Receivables under clauses (i) and (ii) of the definition thereof and are the type of Loan Receivables specified in clauses (a) through (e) of the definition of Borrowing Base, and which, after applying the percentage discounts in the definition of Borrowing Base at such time plus Unrestricted Cash held by the Borrower not to exceed $500,000,000, would not be less than the Outstanding Amount; provided that the amount of the Eligible Loan Receivables (after giving effect to the applicable advance rates) that are included in the Required Borrowing Base for each Subsidiary Guarantor shall not exceed the outstanding balance of the Intercompany Secured Loan owed to the Borrower by such Subsidiary Guarantor at such time.
     “Required Lenders” means, as of any date of determination, (i) with respect to all of the Facilities, Lenders holding more than 50% of all of the Facilities on such date, (ii) with respect to any applicable Facility, Lenders holding more than 50% of such Facility on such date or (iii) with respect to any Series, Lenders holding more than 50% of the Loans of such Series on such date, as the context may require; provided that the portion of any Facility or any Series held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
     “Responsible Financial Officer” means the chief executive officer, chief financial officer, treasurer, vice president or controller of Springleaf or the Borrower, as the case may be, or such other officer of Springleaf or the Borrower with knowledge of the financial affairs of the Borrower.
     “Responsible Officer” means the chief executive officer, president, chief financial officer, member, manager, treasurer, assistant treasurer or controller of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
     “Restatement Effective Date” means May 10, 2011, the date on which all of the conditions precedent to the amendment and restatement of the Existing Credit Agreement set forth in this Agreement shall have been satisfied.
     “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.
     “Retail Loan” means a loan arising from a retail sale of consumer goods in a purchase transaction by a retail merchant.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
     “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
     “Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Pledge Agreement.

     “Series” means (i) the Initial Loans and (ii) any New Loans made on the same Increased Amount Date, or if more than one Series of New Loans is made on the same Increased Amount Date, any Series of New Loans identified as such in a Joinder Agreement.
     “Single Employer Plan” means a Plan subject to Title IV of ERISA maintained by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.
     “Single Purpose Entity” means, with respect to the Borrower, a corporation, which at all times since the date of this Agreement and thereafter:
     (i) does not engage in any business activities other than the ownership of its Subsidiaries, the performance of its obligations under the Loan, the Intercompany Secured Loan and the Intercompany Security Documents and holding demand notes referred to in clause (c) of the definition of “Cash Equivalents” and other activities incidental thereto;
     (ii) shall preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its formation as well as in each jurisdiction where the conduct of its business so requires;
     (iii) shall not merge or consolidate with any other Person;
     (iv) shall not (a) take any action to dissolve, wind-up, terminate or liquidate in whole or in part; (b) sell, transfer or otherwise Dispose of all or substantially all of its assets; (c) take any action to change its legal structure; (d) transfer or permit the direct or indirect transfer of any Equity Interests in any of its Subsidiaries; (e) issue additional Equity Interests other than to its immediate holding company; or (f) seek to accomplish any of the foregoing;
     (vi) shall not commingle its assets with the assets of any other Person, except as permitted pursuant to Section 6.12; and
     (vii) shall hold itself out to the public as a legal entity separate and distinct from any other Person and conduct its business solely in its own name and shall correct any known misunderstanding regarding its separate identity.
     “SLF CashCo” has the meaning specified in Section 6.12.
     “Solicited Discount Proration” has the meaning specified in Section 2.03(d)(iv).
     “Solicited Discounted Prepayment Amount” has the meaning specified in Section 2.03(d)(iv).
     “Solicited Discounted Prepayment Notice” means an irrevocable written notice of a Borrower Solicitation of Discounted Prepayment Offers made pursuant to Section 2.03(d)(iv) substantially in the form of Exhibit P.
     “Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit Q, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.
     “Solicited Discounted Prepayment Response Date” has the meaning specified in Section 2.03(d)(iv).
     “Solvent” and “Solvency” mean that as of December 31, 2010, after giving pro forma effect to the Transaction and any material liabilities incurred since December 31, 2010, the Borrower and the Subsidiary Guarantors taken as a whole on a consolidated basis have total shareholders’ equity that is greater than zero; provided that Solvency shall be determined excluding any intercompany debt owing among the Borrower, Springleaf and the Subsidiary Guarantors.

     “Specified Discount” has the meaning specified in Section 2.03(d)(ii).
     “Specified Discount Prepayment Amount” has the meaning specified in Section 2.03(d)(ii).
     “Specified Discount Prepayment Notice” means an irrevocable written notice of the Borrower of Specified Discount Prepayment made pursuant to Section 2.03(d)(ii) substantially in the form of Exhibit L.
     “Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit M, to a Specified Discount Prepayment Notice.
     “Specified Discount Prepayment Response Date” has the meaning specified in Section 2.03(d)(ii).
     “Specified Discount Proration” has the meaning specified in Section 2.03(d)(ii).
     “Springleaf” has the meaning specified in the introductory paragraph hereto.
     “Submitted Amount” has the meaning specified in Section 2.03(d)(iii).
     “Submitted Discount” has the meaning specified in Section 2.03(d)(iii).
     “Subordinated Indebtedness” means Indebtedness of the Borrower that is subordinated in right of payment to the Obligations of the Borrower at least to the extent set forth in Exhibit D.
     “Subordination Agreement” has the meaning specified in Section 4.01(a)(xi).
     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Springleaf.
     “Subsidiary Guarantors” means (i) the Subsidiaries of Springleaf listed on Schedule 1.01(a), (ii) any Subsidiary of Springleaf that is required to become a Subsidiary Guarantor pursuant to Section 6.10 and (iii) to the extent requested by the Borrower, any other Subsidiary of Springleaf that duly executes and delivers a joinder agreement to this Agreement to the Administrative Agent in the capacity as a Subsidiary Guarantor, in form and substance reasonably satisfactory to the Administrative Agent.
     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
     “Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.
     “Synthetic Lease Obligations” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
     “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “TDR” means, with respect to any loan as of any date, any loan that is, or has ever been, accounted for as a “troubled debt restructuring” in accordance with FASB ASC 310-40 as of such date.
     “Tier 1 Real Estate Loans” means Eligible Real Estate Loans to borrowers with refreshed FICO Scores of 660 or higher.
     “Tier 2 Real Estate Loans” means Eligible Real Estate Loans to borrowers with refreshed FICO Scores of 620 or higher but less than 660.
     “Tier 3 Real Estate Loans” means Eligible Real Estate Loans to borrowers with refreshed FICO Scores of less than 620.
     “Transaction” means, collectively, (a) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party, (b) the making of the Intercompany Secured Loans to the Subsidiary Guarantors and the entry into the Intercompany Security Documents and (c) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.
     “Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
     “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any collateral is governed by the Uniform Commercial Code as in effect from time to time in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
     “Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under a Single Employer Plan exceeds the fair market value of assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using the PBGC actuarial assumptions utilized for purposes of determining the current liability for purposes of such valuation.
     “United States” and “U.S.” mean the United States of America.

     “Unrestricted Cash” means cash that is not subject to any Lien other than any Lien in favor of the Borrower imposed by the Intercompany Security Documents.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.
     “Wholly Owned Subsidiary” of a Person means a Subsidiary 100% of whose Equity Interests (other than directors’ qualifying shares) are at the time owned by the Borrower directly or indirectly through other Persons 100% of whose Equity Interests are at the time owned, directly or indirectly, by the Borrower.
     “Yield” means the internal rate of return on such Loan determined by the Administrative Agent in consultation with the Borrower utilizing (a) the greater of (i) if applicable, any “LIBOR floor” applicable to such Loan on such date and (ii) the forward LIBOR curve as calculated by the Administrative Agent in accordance with its customary practice during the period from such date to the earlier of (x) the date that is four years following such date and (y) the final maturity date of such Loan; (b) the Applicable Rate (or similar interest rate spread) for such Loan on such date; and (c) the issue price of such Loan (after giving effect to any original issue discount or upfront fees paid to the market (but excluding arrangement fees in respect of such Loans and excluding closing payments in connection with the Initial Loans which the Borrower agrees shall be disregarded for purposes of determining Yield) in respect of such Loan calculated based on an assumed four year average life to maturity).
     1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
     (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vii) only if the term “Borrower” is capitalized in any Loan Document shall it refer to Springleaf Financial Funding Company.
     (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
     (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

     1.03. Accounting Terms.
     (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Springleaf and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.
     (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower (or Springleaf, as applicable) shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
     1.04. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
     1.05. Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.05, the “Spot Rate” for a currency means the rate reasonably determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.
     1.06. Classification of Eligible Loan Receivables. Notwithstanding any other provisions of this Agreement, for the avoidance of doubt, classification of Eligible Loan Receivables (e.g., as arising out of Tier 1 Real Estate Loans, Tier 2 Real Estate Loans or Tier 3 Real Estate Loans) will not depend on whether such assets were originated as “branch” assets or “centralized” assets.
     1.07. Effect of Restatement. This Agreement shall amend and restate the Original Credit Agreement in its entirety, with the parties hereby agreeing that there is no novation of the Original Credit Agreement and on the Restatement Effective Date, the rights and obligations of the parties under the Original Credit Agreement shall be subsumed and governed by this Agreement. For purposes of determining compliance with any covenant in Article VII that limits the maximum Dollar amount of any Investment, Restricted Payment, Indebtedness, Lien or Disposition, all utilization of the “baskets” contained in Article VII from and after the Closing Date and prior to the Restatement Effective Date shall be taken into account (in addition to any utilization of such baskets from and after the Restatement Effective Date). Following the Restatement Effective Date, the Loans and Commitments under the Original Credit Agreement shall no longer be in effect and thereafter only Loans and Commitments under this Agreement shall be outstanding until otherwise terminated in accordance with the terms hereof.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
     2.01. The Initial Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make a single term loan (each, an “Initial Loan”) to the Borrower on the Restatement Effective Date in an amount not to exceed such Lender’s Commitment. The Borrowing shall consist of Initial Loans made simultaneously by the Lenders in accordance with their respective Applicable Percentage of the Initial Loan Facility. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed. Initial Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. The Borrower agrees to pay to each Lender party to this Agreement on the Restatement Effective Date, upon funding of the Initial Loans, as compensation for the funding of such Lender’s Initial Loan, a closing fee (the “Closing Fee”) in an amount equal to 0.50% of the principal amount of such Lender’s Initial Loan made on the Restatement Effective Date. Such Closing Fee will be in all respects fully earned, due and payable on the Restatement Effective Date and upon funding of the Initial Loans and non-refundable and non-creditable thereafter.
     2.02. Borrowings, Conversions and Continuations of Loans.
     (a) Each Borrowing and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall continue to be the same Type of Loan. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
     (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). Each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.01, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
     (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.
     (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
     (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than three (3) Interest Periods in effect in respect of the applicable Facility.
     2.03. Prepayments.
     (a) Optional. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans of any Series (as directed by the Borrower) in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent (i) in the case of prepayment of Base Rate Loans, not later than 11:00 a.m., New York City time, on the date of prepayment and (ii) in the case of prepayment of Eurodollar Rate Loans, not later than 11:00 am, New York City time, three Business Days before the date of prepayment and (B) any prepayment of Base Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) and Series of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Each prepayment of the outstanding Loans pursuant to this Section 2.03(a) shall be paid to the Lenders in accordance with their respective Applicable Percentages. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued and unpaid interest on the principal repaid together with, to any Lender demanding such amounts, any additional amounts required by such Lender pursuant to Section 3.05. Notwithstanding the foregoing, (x) each prepayment of Initial Loans pursuant to this Section 2.03(a) that is made on or prior to the first anniversary of the Closing Date shall be accompanied by a premium payable by the Borrower to the ratable account of the Lenders equal to 2.00% of the principal amount of the Initial Loans so prepaid and (y) each prepayment of Initial Loans pursuant to this Section 2.03(a) that is made on or prior to the second anniversary of the Closing Date but following the first anniversary of the Closing Date shall be accompanied by a premium payable by the Borrower to the ratable account of the Lenders equal to 1.00% of the principal amount of the Initial Loans so prepaid.
     (b) Mandatory. (i) If at any time the Outstanding Amount exceeds the Borrowing Base as reflected in the Borrowing Base Certificate most recently delivered pursuant to Section 6.02(e), within 10 Business Days after delivery of such Borrowing Base Certificate, the Borrower shall either (x) make additional Intercompany Secured Loans to Subsidiary Guarantors, and the Subsidiary Guarantors shall pledge additional Loan Receivables to the Borrower as collateral, in an amount sufficient to increase the Borrowing Base to an amount not less than the Outstanding Amount or (y) permanently repay outstanding Loans (in any Series of Loans as directed by the Borrower) in an aggregate amount equal to such excess. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued and unpaid interest on the principal repaid together with any additional amounts required pursuant to Section 3.05.
     (i) Promptly following (A) the repayment of any Intercompany Secured Loan, if as a result of such repayment the Outstanding Amount exceeds the Borrowing Base as reflected in the Borrowing Base Certificate most recently delivered pursuant to Section 6.02(e) or (B) any time at which the Outstanding Amount exceeds the then outstanding aggregate amount of Intercompany Secured Loans plus Unrestricted Cash held by the Borrower (in an amount not to exceed $500,000,000) then, within 10 Business Days after such repayment the Borrower shall either (x) make additional Intercompany Secured Loans to Subsidiary Guarantors with the proceeds of such repayment, and the Subsidiary Guarantors shall pledge additional Loan Receivables to the Borrower as collateral, in an amount sufficient to increase the Borrowing Base to an amount not less than the Outstanding Amount; or (y) to the extent such proceeds are not utilized in accordance with the foregoing clause (x), permanently repay outstanding Loans (in any Series of Loans as directed by the Borrower) in an aggregate amount equal to such excess. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued and unpaid interest on the principal repaid together with any additional amounts required pursuant to Section 3.05. Notwithstanding the foregoing, (x) each prepayment of Initial Loans pursuant to this Section 2.03(b)(ii) that is made on or prior to the first anniversary of the Closing Date shall be accompanied by a premium payable by the Borrower to the ratable account of the Lenders equal to 2.00% of the principal amount of the Initial Loans so prepaid and (y) each prepayment of Initial Loans pursuant to this Section 2.03(b)(ii) that is made on or prior to the second anniversary of the Closing Date but following the first anniversary of the Closing Date shall be accompanied by a premium payable by the Borrower to the ratable account of the Lenders equal to 1.00% of the principal amount of the Initial Loans so prepaid.
     (c) [Reserved].
     (d) Discounted Prepayments. Notwithstanding anything in any Loan Document to the contrary, so long as no Default or Event of Default has occurred and is continuing, the Borrower may prepay all or any portion of the outstanding Loans on the following basis (which Loans shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon acquisition by the Borrower) (or Springleaf or any of its Subsidiaries may purchase such outstanding Loans and immediately cancel such Loans):
     (i) The Borrower shall have the right to make a voluntary prepayment of Loans at a discount to par (such prepayment, the “Discounted Loan Prepayment”) pursuant to, at the Borrower’s sole option, a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers, in each case made in accordance with this Section 2.03(d); provided that the Borrower shall not initiate any action under this Section 2.03(d) in order to make a Discounted Loan Prepayment unless (I) at least five (5) Business Days shall have passed since the consummation of the most recent Discounted Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date or (II) at least three (3) Business Days shall have passed since the date the Borrower was notified that no Lender was willing to accept any prepayment of any Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Lender.
     (ii) (1) Subject to the proviso to subsection (i) above, the Borrower may from time to time offer to make a Discounted Loan Prepayment by providing the Auction Agent with three (3) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Borrower, to each Lender and/or each Lender with respect to any Series of Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable Series or tranche, the Series, tranche or tranches of Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of the principal amount of such Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different Series or tranches of Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each relevant Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to the relevant Lenders (the “Specified Discount Prepayment Response Date”).

     (2) Each relevant Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its relevant then outstanding Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the outstanding principal amount and the Series and/or tranches of such Lender’s Loans to be prepaid at such offered discount. Each acceptance of a Discounted Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.
     (3) If there is at least one Discount Prepayment Accepting Lender, the Borrower will make prepayment of outstanding Loans pursuant to this paragraph (ii) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding principal amount and Series and/or tranches of Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (ii)(2); provided that, if the aggregate principal amount of Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro-rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) the Borrower of the respective Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Loan Prepayment, Type of Loans and the Series and/or tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the Series and/or tranches of Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, Series and/or tranche and Type of Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (vii) below (subject to subsection (xi) below).
     (iii) (1) Subject to the proviso to subsection (i) above, the Borrower may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to each Lender and/or each Lender with respect to any Series of Loans on an individual Series and/or tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Loans willing to be prepaid (the “Discount Range Prepayment Amount”), the Series and/or tranche or tranches of Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Loans with respect to each relevant Series and/or tranche of Loans willing to be prepaid by the Borrower (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different Series and/or tranches of Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each relevant Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding relevant Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to the relevant Lenders

(the “Discount Range Prepayment Response Date”). Each relevant Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Loans of the applicable Series and/or tranche or tranches and the maximum aggregate principal amount and Series and/or tranches of such Lender’s Loans (the “Submitted Amount”) such Lender is willing to have prepaid at the Submitted Discount. Any Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Loan Prepayment of any of its Loans at any discount to their par value within the Discount Range.
     (2) The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Loans to be prepaid at such Applicable Discount in accordance with this subsection (iii). The Borrower agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (iii)(3)) at the Applicable Discount (each such Lender, a “Participating Lender”).
     (3) If there is at least one Participating Lender, the Borrower will prepay the respective outstanding Loans of each Participating Lender in the aggregate principal amount and of the Series and/or tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discounted Range Prepayment Amount, prepayment of the principal amount of the relevant Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro-rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Discount Range Prepayment Response Date, notify (I) the Borrower of the respective Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and Type of Loans of the Discounted Loan Prepayment and the Series and/or tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and Series and/or tranches of Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and Series and/or tranches of such Lender to be prepaid at the Applicable Discount on such date, and if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (vii) below (subject to subsection (xi) below).

     (iv) (1) Subject to the proviso to subsection (i) above, the Borrower may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to each Lender and/or each Lender with respect to any Series of Loans on an individual Series and/or tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the Loans (the “Solicited Discounted Prepayment Amount”) and the Series and/or tranche or tranches of Loans the Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different Series and/or tranches of Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each relevant Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time on the third Business Day after the date of delivery of such notice to the relevant Lenders (the “Solicited Discounted Prepayment Response Date”). Each Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Lender is willing to allow prepayment of its then outstanding Loan and the maximum aggregate principal amount and Series and/or tranches of such Loans (the “Offered Amount”) such Lender is willing to have prepaid at the Offered Discount. Any Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Loans at any discount.
     (2) The Auction Agent shall promptly provide the Borrower with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. The Borrower shall review all such Solicited Discounted Prepayment Offers and, at its sole discretion, select the largest or lowest of the Offered Discounts specified by the relevant responding Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Borrower (the “Acceptable Discount”), if any. If the Borrower elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by the Borrower from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (iv)(2) (the “Acceptance Date”), the Borrower shall submit a Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Borrower by the Acceptance Date, the Borrower shall be deemed to have rejected all Solicited Discounted Prepayment Offers.
     (3) Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the Series and/or tranches of Loans (the “Acceptable Prepayment Amount”) to be prepaid by the Borrower at the Acceptable Discount in accordance with this Section 2.03(d)(iv). If the Borrower elects to accept any Acceptable Discount, then the Borrower agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Borrower will prepay outstanding Loans pursuant to this subsection (iv) to each

Qualifying Lender in the aggregate principal amount and of the Series and/or tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro-rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the Borrower of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Loan Prepayment and the Series and/or tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Loans and the Series and/or tranches to be prepaid to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the Series and/or tranches of such Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (vii) below (subject to subsection (xi) below).
     (v) In connection with any Discounted Loan Prepayment, the Borrower and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Loan Prepayment, the payment of customary fees and expenses from the Borrower in connection therewith.
     (vi) If any Loan is prepaid in accordance with paragraphs (ii) through (v) above, the Borrower shall prepay such Loans on the Discounted Prepayment Effective Date. The Borrower shall make such prepayment to the Auction Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m. (New York time) on the Discounted Prepayment Effective Date. The Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Loans pursuant to this Section 2.03(d) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and, if applicable, in direct or inverse order of maturity, as directed by the Borrower, or, if the Borrower fails to make such direction, on a pro-rata basis. The aggregate principal amount of the Series and/or tranches and installments of the relevant Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the Series and/or tranches of Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Loan Prepayment. In connection with each prepayment pursuant to this Section 2.03(d), the relevant Loan Party shall make a representation to the Lenders selling the relevant Loans that it does not possess material non-public information with respect to Springleaf and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information) or that would reasonably be expected to have a material effect upon a decision by a Lender to sell the Loans to the Borrower to be prepaid.
     (vii) To the extent not expressly provided for herein, each Discounted Loan Prepayment shall be consummated pursuant to procedures (including as to Type and Interest Periods of Loans to be so prepaid) consistent, with the provisions in this Section 2.03(d), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.
     (viii) Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.03(d), each notice or other communication required to be delivered or otherwise provided to the

Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.
     (ix) Each of the Borrower and the Lenders acknowledges and agrees that the Auction Agent may perform any and all of its duties under this Section 2.03(d) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Loan Prepayment provided for in this Section 2.03(d) as well as activities of the Auction Agent.
     (x) The Borrower shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by the Borrower to make any prepayment to a Lender, as applicable, pursuant to this Section 2.03(d) shall not constitute a Default or Event of Default under Section 8.01 or otherwise).
     (e) Open Market Purchases: Notwithstanding anything in any Loan Document to the contrary, so long as no Default or Event of Default has occurred and is continuing, the Borrower may prepay all or any portion of the outstanding Loans on a non-pro rata basis through open market purchases (which Loans shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon acquisition by the Borrower) (or Springleaf or any of its Subsidiaries may purchase such outstanding Loans and immediately cancel such Loans). In connection with each prepayment pursuant to this Section 2.03(e), the relevant Loan Party shall make a representation to the Lenders selling the relevant Loans that it does not possess material non-public information with respect to Springleaf and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information) or that would reasonably be expected to have a material effect upon a decision by a Lender to sell the Loans to the Borrower to be prepaid.
     2.04. Termination of Commitments. The Commitments with respect to the Initial Loans shall be automatically and permanently reduced to zero on the Restatement Effective Date immediately following the Borrowing made on the Restatement Effective Date. The New Loan Commitment for any Series of New Loans shall terminate as provided in the applicable Joinder Agreement for such Series.
     2.05. Repayment of Loans.
     (a) The Borrower shall repay to the Lenders the aggregate principal amount of all outstanding Loans on the applicable Maturity Date.
     (b) In the event that any New Loans are made, such New Loans shall, subject to Section 2.13(c), be repaid by the Borrower in the amounts (each, a “New Loan Repayment Amount”) and on the dates (each a “New Repayment Date”) set forth in the applicable Joinder Agreement.
     2.06. Interest.
     (a) Subject to the provisions of Section 2.06(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

     (b) At the election of the Administrative Agent or Required Lenders, if there shall occur any Event of Default under Sections 8.01(a) or (e) all overdue amounts of the Loans shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law and such interest shall be due and payable on demand.
     (c) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
     (d) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
     2.07. Fees.
     (a) The Borrower shall pay to (i) the Arranger for its own account the fees on the Restatement Effective Date in the amounts and at the times specified in the Engagement Letter and (ii) the Administrative Agent for its own account the fees in the amounts and at the times specified in the Administrative Agent Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
     (b) The Borrower shall pay to the Lenders such fees, if any, as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
     2.08. Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be prima facie evidence of the matters so determined.
     2.09. Evidence of Debt. The Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence of the amount of the Borrowings made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
     2.10. Payments Generally; Administrative Agent’s Clawback.
     (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the Loans (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administra-

tive Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.
     (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
     (i) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be prima facie evidence of the matters stated therein.
     (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
     (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

     (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
     (f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal Borrowings then due to such parties.
     2.11. Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations under any Series due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations under such Series due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations under such Series due and payable to all Lenders in respect of such Series hereunder and under the other Loan Documents at such time) of payments on account of the Obligations under such Series due and payable to all Lenders in respect of such Series hereunder and under the other Loan Documents at such time obtained by all the Lenders in respect of such Series at such time or (b) Obligations under any Series owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations under such Series owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations under such Series owing (but not due and payable) to all Lenders in respect of such Series hereunder and under the other Loan Documents at such time) of payment on account of the Obligations under such Series owing (but not due and payable) to all Lenders in respect of such Series hereunder and under the other Loan Documents at such time obtained by all of the Lenders in respect of such Series at such time then the Lender in respect of such Series receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of such Series, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders in respect of such Series ratably in accordance with the aggregate amount of Obligations under such Series then due and payable to the Lenders in respect of such Series or owing (but not due and payable) to the Lenders in respect of such Series, as the case may be, provided that:
     (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
     (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender in respect of such Series as consideration for the assignment of or sale of a participation in any of its Loans of such Series to any assignee or participant, other than an assignment to the Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply).
     Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
     2.12. Defaulting Lenders.
     (a) Waivers and Amendments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law, such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

     (b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto.
     2.13. Incremental Facilities.
     (a) At any time and from time to time following the Restatement Effective Date, the Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more additional tranches of term loans (the commitments thereto, the “New Loan Commitments”). Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Loan Commitments shall be effective, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent. The Borrower may approach any Lender or any Person (other than a natural person) to provide all or a portion of the New Loan Commitments; provided that any Lender offered or approached to provide all or a portion of the New Loan Commitments may elect or decline, in its sole discretion, to provide a New Loan Commitment. In each case, such New Loan Commitments shall become effective as of the applicable Increased Amount Date; provided that (i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Loan Commitments, as applicable; (ii) both before and after giving effect to the making of any Series of New Loans, the Outstanding Amount shall not exceed any of the then-applicable Borrowing Bases as reflected in the Borrowing Base Certificate most recently delivered pursuant to Section 6.02(e); (iii) the New Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower, the New Loan Lenders and the Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Sections 3.01(e) and (f); and (iv) the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction. Any New Loans made on an Increased Amount Date shall be designated, a separate Series of New Loans for all purposes of this Agreement.
     (b) On any Increased Amount Date on which any New Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Lender or other Person with a New Loan Commitment (each, a “New Loan Lender”) of any Series shall make a Loan to the Borrower (a “New Loan”) in an amount equal to its New Loan Commitment of such Series, and (ii) each New Loan Lender of any Series shall become a Lender hereunder with respect to the New Loan Commitment of such Series and the New Loans of such Series made pursuant thereto.
     (c) The terms and provisions of the New Loans and New Loan Commitments of any Series shall be, except as otherwise set forth herein or in the applicable Joinder Agreement, identical to the existing Loans; provided that (i) the applicable New Loan Maturity Date of each Series shall be no earlier than the Original Loan Maturity Date and mandatory prepayment and other payment rights (other than scheduled amortization) of the New Loans and the existing Loans shall be identical, (ii) the rate of interest and the amortization schedule applicable to the New Loans of each Series shall be determined by the Borrower and the applicable New Loan Lenders and shall be set forth in each applicable Joinder Agreement; provided that the Weighted Average Life to Maturity of all New Loans shall be no shorter than the then remaining Weighted Average Life to Maturity of the Initial Loans, (iii) in the event the Yield of the New Loans of any Series exceeds the Yield of the Initial Loans by more than 50 basis points, then the Applicable Rate for the Initial Loans shall be increased to the extent necessary so that the Yield for the Initial Loans shall be 50 basis points less than the Yield for the New Loans and (iv) all other terms applicable to the New Loans of each Series that differ from the existing Loans, which terms may be materially different from the Initial Loans except as provided above, shall be agreed between the Borrower and the New Loan Lenders providing such New Loans (as evidenced by its execution of the applicable Joinder Agreement which shall set forth the terms of such New Loans).
     (d) Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provision of this Section 2.13.

     2.14. Loan Modifications.
     (a) Notwithstanding anything to the contrary herein, the Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all of the Lenders of the applicable Series to make one or more amendments or modifications to (A) allow the maturity and scheduled amortization, if applicable, of the Loans of the Accepting Lenders (as defined below) to be extended and (B) increase the Applicable Rate (or similar interest rate spread) payable with respect to the Loans of the Accepting Lenders (“Permitted Amendments”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (x) the terms and conditions of the requested Permitted Amendment and (y) the date on which such Permitted Amendment is requested to become effective. Permitted Amendments shall become effective only with respect to the Loans of the Lenders that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans as to which such Lender’s acceptance has been made. The Borrower, each Loan Party and each Accepting Lender shall execute and deliver to the Administrative Agent an agreement containing the terms of the Permitted Amendments (a “Loan Modification Agreement”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans of the Accepting Lenders as to which such Lenders’ acceptance has been made.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
     3.01. Taxes.
     (a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall, to the extent permitted by applicable Laws, be made free and clear of and without deduction or withholding of any Taxes. If, however, applicable Laws require the applicable withholding agent to withhold or deduct any Tax (as determined in the good faith discretion of the applicable withholding agent), such Tax shall be withheld or deducted in accordance with such Laws.
     (ii) If the applicable withholding agent shall be required to withhold or deduct any Taxes from any payment, then (A) the applicable withholding agent shall withhold or make such deductions as are required, (B) the applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Laws and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding and deductions have been made (including withholding and deductions applicable to additional sums payable under this Section 3.01), the applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
     (b) Payment of Other Taxes by the Borrower and Springleaf. Without limiting the provisions of subsection (a) above, the Borrower and Springleaf shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.
     (c) Indemnification. Without limiting the provisions of subsection (a) or (b) above, the Borrower and Springleaf shall, jointly and severally, indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within 10 days after a written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable by the Administrative Agent or such Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth the amount of any such payment or liability and the reasons for such payment or liability in reasonable detail delivered to the Borrower and Springleaf by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be prima facie evidence of the matters set forth therein.
     (d) Evidence of Payments. As soon as practicable after any payment of any Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority as provided in this Section 3.01, the Borrower and Springleaf shall each deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by applicable Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
     (e) Status of Lenders; Tax Documentation. (i) Each Lender shall deliver to the Borrower, to Springleaf and to the Administrative Agent, whenever reasonably requested by the Borrower, Springleaf or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws and such other reasonably requested information as will permit the Borrower, Springleaf or the Administrative Agent, as the case may be, (A) to determine whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) to determine, if applicable, the required rate of withholding or deduction, and (C) to establish such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender by the Borrower or Springleaf, as the case may be, pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in an applicable jurisdiction.
     (i) Without limiting the generality of the foregoing:
     (A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower, Springleaf and the Administrative Agent executed originals of IRS Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower, Springleaf or the Administrative Agent as will enable the Borrower, Springleaf or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and
     (B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of U.S. federal withholding tax with respect to any payments hereunder or under any other Loan Document shall deliver to the Borrower, Springleaf and the Administrative Agent (in such number of signed originals as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter (1) if any documentation previously delivered has expired or become obsolete, invalid or incorrect, or (2) upon the request of the Borrower, Springleaf or the Administrative Agent), whichever of the following is applicable:
     (I) IRS Form W-8BEN (or any successor thereto) claiming eligibility for benefits of an income tax treaty to which the United States is a party,
     (II) IRS Form W-8ECI (or any successor thereto),
     (III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Sections 881(c) or 871(h) of the Code (the “Portfolio Interest Exemption”), (x) a certificate substantially in the form of Exhibit J-1 , Exhibit J-2, Exhibit J-3 or Exhibit J-4, as applicable (a “Tax Status Certificate”), to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower or Springleaf within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no interest to be received is effectively connected with a U.S. trade or business and (y) duly completed and executed original copies of IRS Form W-8BEN (or any successor thereto),
     (IV) where such Lender is a partnership (for U.S. federal income tax purposes) or otherwise not a beneficial owner (e.g. where such Lender has sold a typical participation), IRS Form W-8IMY (or any successor thereto) and all required supporting documentation (including, where one or more of the underlying beneficial owner(s) is claiming the benefits of the Portfolio

Interest Exemption, a Tax Status Certificate of such beneficial owner(s) (provided that, if the Foreign Lender is a partnership and not a participating Lender, the Tax Status Certificate from the beneficial owner(s) may be provided by the Foreign Lender on the beneficial owner’s behalf)), or
     (V) any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower, Springleaf or the Administrative Agent to determine the withholding or deduction required to be made.
     Each Lender shall promptly notify the Borrower, Springleaf and the Administrative Agent of any change in circumstances which would modify or render invalid any documentation previously provided and provide any appropriate updated documentation.
     Notwithstanding anything to the contrary in this Section 3.01(e), no Lender shall be required to deliver any documentation that it is not legally eligible to deliver.
     (f) Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its good faith sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower or Springleaf, as the case may be, an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower or Springleaf, as the case may be, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to any Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, or such Lender, in the event the Administrative Agent or such Lender is required to repay such amount to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower, Springleaf or any other Person. Notwithstanding anything to the contrary, in no event will any Lender be required to pay any amount to any Loan Party the payment of which would place such Lender in a less favorable net after Tax position than such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund of any Indemnified Taxes or Other Taxes had never been paid.
     (g) Payment by Administrative Agent. For purposes of this Section 3.01, any payment made by the Administrative Agent to a Lender shall be deemed to be a payment made by the Borrower or Springleaf, as applicable, to such Lender.
     3.02. Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Inter-

est Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
     3.03. Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to maintain Eurodollar Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
     3.04. Increased Costs.
     (a) Increased Costs Generally. If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender; or
     (ii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. Notwithstanding the foregoing, Section 3.04(a) shall not apply to any Tax related matter.
     (b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
     (c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b)

of this Section and delivered to the Borrower shall be prima facie evidence of the matters set forth therein. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
     (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
     3.05. Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
     (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
     (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
     (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
     For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
     3.06. Mitigation Obligations; Replacement of Lenders.
     (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
     (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 11.13.

     3.07. Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
     4.01. Conditions of Borrowing. The obligation of each Lender to make its Initial Loan hereunder is subject to satisfaction of the following conditions precedent:
     (a) The Administrative Agent’s receipt of the following, each of which shall be originals or electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Restatement Effective Date (or, in the case of certificates of governmental officials, a recent date before the Restatement Effective Date) and each in form and substance reasonably satisfactory to the Administrative Agent:
     (i) that number of executed counterparts of this Agreement as may be reasonably requested by the Administrative Agent;
     (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;
     (iii) a Pledge Agreement in substantially the form of Exhibit E, duly executed by each Loan Party, together with proper UCC financing statements naming Springleaf as Debtor in form appropriate for filing under the Uniform Commercial Code in the State of Indiana;
     (iv) [reserved];
     (v) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;
     (vi) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
     (vii) a favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent;
     (viii) a certificate signed by a Responsible Officer of Springleaf certifying (A) that the conditions specified in Sections 4.01(g) and (h) have been satisfied and (B) that, except as set forth on Schedule 4.01(a)(viii) of the Disclosure Letter, the Existing Indenture has not been amended or modified and that the compliance with the provisions thereof has not been waived since May 1, 1999;
     (ix) the Lenders and the Administrative Agent shall have timely received the information related to the Act under Section 11.18 as shall have been reasonably requested by the Administrative Agent and the Lenders;

     (x) a Borrowing Base Certificate duly certified by a Responsible Financial Officer showing a calculation of the Borrowing Base, which shall be computed on the basis of Eligible Loan Receivables as of March 31, 2011;
     (xi) evidence that all Indebtedness owing by any Subsidiary Guarantor to Springleaf and Springleaf Finance, Inc. shall be subordinated to the Obligations pursuant to a subordination agreement (the “Subordination Agreement”);
     (xii) evidence that the Borrower’s certificate of incorporation shall contain such terms that are reasonably satisfactory to the Administrative Agent; and
     (xiii) a copy of the Disclosure Letter executed by a Responsible Officer of Springleaf.
     (b) The Subsidiary Guarantors shall have no Indebtedness individually in excess of $100,000,000 other than (i) as set forth on Schedule 7.02(b)(ii) of the Disclosure Letter, (ii) in respect of the Obligations, (iii) in respect of intercompany Indebtedness among the Subsidiary Guarantors and (iv) in respect of the Intercompany Secured Loans.
     (c) The Borrower shall have no other Indebtedness other than the Loans.
     (d) Springleaf shall have no other Indebtedness individually in excess of $100,000,000 other than (i) as set forth on Schedule 7.02(b)(iii) of the Disclosure Letter and (ii) in respect of the Obligations.
     (e) (i) All fees required to be paid to the Administrative Agent and the Arranger on or before the Restatement Effective Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Restatement Effective Date shall have been paid.
     (f) The Administrative Agent shall have been reimbursed by the Borrower for all of its reasonable and properly documented out-of-pocket fees and expenses relating to the Transaction (including, but not limited to, the reasonable and documented out-of-pocket fees, disbursements and other charges of Cahill Gordon & Reindel llp, as counsel to the Administrative Agent, and due diligence expenses).
     (g) The representations and warranties of Springleaf, the Borrower and the Subsidiary Guarantors contained in Article V or any other Loan Document shall be true and correct in all material respects (except where such representations and warranties are qualified by materiality, in which case they shall be true and correct in all respects) on and as of the Restatement Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except where such representations and warranties are qualified by materiality, in which case they shall be true and correct in all respects) as of such earlier date.
     (h) No Default or Event of Default shall exist and be continuing, or would result from the making of the Loans or from the application of the proceeds thereof.
     (i) The Administrative Agent shall have received a Committed Loan Notice in accordance with the requirements hereof.
     (j) The Administrative Agent shall be satisfied that (i) the Borrower has provided written instructions that the net proceeds of the Loans shall be used by the Borrower to refinance the Original Loans and (ii) the Outstanding Amount as of the Restatement Effective Date shall not exceed the aggregate amount of the Intercompany Secured Loans plus amounts described in clause (h) of the definition of Borrowing Base (not to exceed the amounts set forth in such clause (h)).
     (k) (x) the Intercompany Secured Loan Agreements and the Intercompany Security Documents remain in full force and effect; and (y) the UCC financing statements evidencing the perfection of the Borrower’s security interest in the Eligible Loan Receivables securing the Intercompany Secured Loans pursuant to the Intercompany Security Documents remain in full force and effect.
     Without limiting the generality of the provisions of Section 9.03(e), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Restatement Effective Date specifying its objection thereto.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
     Each of Springleaf, the Borrower and the Subsidiary Guarantors represents and warrants to the Administrative Agent and the Lenders that:
     5.01. Existence, Qualification and Power. Each Loan Party (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document, the Intercompany Security Documents, the Intercompany Secured Loan Agreements and the Subordination Agreement to which such Loan Party is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Loan Party’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under, (i) any material Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (c) violate any Law.
     5.03. Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, (i) any Governmental Authority, except as has already been obtained or (ii) except where the failure to obtain would not reasonably be expected to have a Material Adverse Effect or except as has already been obtained, any other Person, in each case, is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Pledge Agreement and the Intercompany Security Documents, (c) the perfection or maintenance of the Liens created under the Pledge Agreement and the Intercompany Security Documents (including, in each case, the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the Pledge Agreement and the Intercompany Security Documents. No action has been taken by any Governmental Authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.
     5.04. Binding Effect. This Agreement has been, and each other Loan Document, the Intercompany Security Documents, the Intercompany Secured Loan Agreements and the Subordination Agreement when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
     5.05. Financial Statements; No Material Adverse Effect.
     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Springleaf and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Springleaf and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
     (b) Since December 31, 2010, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
     5.06. Litigation. Except as set disclosed in Springleaf’s Form 10-K for the period ended December 31, 2010, as of the date hereof, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Springleaf or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or (b) either individually or in the aggregate, are reasonably likely to be adversely determined, and if determined adversely, could reasonably be expected to have a Material Adverse Effect.
     5.07. No Breach or Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default (as defined in the Original Credit Agreement) had occurred and was continuing under the Original Credit Agreement immediately prior to the Restatement Effective Date. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
     5.08. Ownership of Property; Liens; Investments.
     (a) Each Subsidiary Guarantor has good record and marketable title to the Loan Receivables pledged by such Subsidiary Guarantor to the Borrower pursuant to the Intercompany Security Documents.
     (b) Other than Liens in favor of the Borrower pursuant to the Intercompany Security Documents, there are no Liens on the Eligible Loan Receivables.
     (c) Schedule 5.08(c) of the Disclosure Letter sets forth a complete and accurate list of all Investments (x) by Springleaf in any other Loan Party as of March 31, 2011, (y) by the Borrower or any Subsidiary Guarantor in Springleaf as of March 31, 2011 and (z) individually in excess of $100,000,000 that are held by any Loan Party on the Restatement Effective Date (other than any Investments between the Borrower and the Subsidiary Guarantors or among Subsidiary Guarantors), showing as of the Restatement Effective Date the amount, obligor or issuer and maturity, if any, thereof. Since March 31, 2011, (A) there has been no material change to the list of Investments (or to the amounts of any Investments) on Schedule 5.08(c) and (B) there have been no new material Investments (x) by Springleaf in any other Loan Party or (y) by the Borrower or any Subsidiary Guarantor in Springleaf.
     5.09. ERISA Matters.
     (a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state laws except for non-compliance that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the

Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, an application for such a letter is currently being processed by the Internal Revenue Service or will be submitted to the Internal Revenue Service within the period permitted by applicable law, except for non-compliance that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status except for non-compliance that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
     (c) (i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, there are no premium payments which have become due that are unpaid and no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC; and (iv) no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan, except in the case of clauses (i) through (iv) such event or circumstance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
     5.10. Subsidiaries; Equity Interests; Loan Parties. No Loan Party has any Subsidiaries on the date hereof other than those specifically disclosed in Part (a) of Schedule 5.10 of the Disclosure Letter, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.10 of the Disclosure Letter free and clear of all Liens (subject to Liens permitted by each of Sections 7.01 and 7.02(a)). No Loan Party has any equity investments in any other corporation or entity on the date hereof other than those specifically disclosed in Part (b) of Schedule 5.10 of the Disclosure Letter. All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable and are owned (directly or indirectly) by Springleaf free and clear of all Liens except those created under the Pledge Agreement. Set forth on Part (d) of Schedule 5.10 of the Disclosure Letter is a complete and accurate list of all Loan Parties, showing as of the Restatement Effective Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number.
     5.11. Margin Regulations; Investment Company Act.
     (a) No Loan Party is engaged nor will any Loan Party engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
     (b) Immediately after giving effect to the Transaction, no Loan Party, any Person Controlling any Loan Party, or any of their Subsidiaries is or will be required to be registered as an “investment company” under the Investment Company Act of 1940.
     5.12. Disclosure. The Loan Parties have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which any of the Loan Parties is subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that (i) with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared and (ii) no representation or warranty is made hereunder by any Loan Party with respect to general economic or industry information.
     5.13. Compliance with Laws. Each Loan Party is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     5.14. Solvency. As of the Restatement Effective Date, the Borrower and the Subsidiary Guarantors are Solvent.
     5.15. Collateral Documents.
     (a) The provisions of the Pledge Agreement are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien on all right, title and interest of Springleaf in the Pledged Equity described therein. Except for filings completed on or prior to the Restatement Effective Date and as contemplated hereby and by the Pledge Agreement, no filing or other action will be necessary to perfect such Liens.
     (b) The provisions of the Intercompany Security Documents are effective to create in favor of the Borrower a legal, valid and enforceable first priority Lien on all right, title and interest of the Qualifying Subsidiary Guarantors in the Eligible Loan Receivables pledged pursuant thereto. Except for filings completed on or prior to the Restatement Effective Date and as contemplated by the Intercompany Security Documents, no filing or other action will be necessary to perfect such Liens.
     5.16. Pari Passu Status. The Obligations rank at least pari passu in right of payment with each Loan Party’s present and future unsecured, unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally in its jurisdiction of incorporation or any other jurisdiction where it carries on business.
     5.17. Specified Subsidiaries. The Subsidiary Guarantors are the only Persons through which Springleaf conducts or services its “branch” Eligible Loan Receivables originated in the United States (excluding its possessions and territories).
ARTICLE VI
AFFIRMATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, each of Springleaf and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Subsidiary Guarantor to:
     6.01. Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender, in form and detail reasonably satisfactory to the Administrative Agent:
     (a) as soon as available, but in any event within 120 days after the end of each fiscal year of Springleaf and the Borrower (or, if earlier, 15 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)) (commencing with the fiscal year ended December 31, 2010), (i) a consolidated balance sheet of Springleaf and its Subsidiaries and (ii) a balance sheet of the Borrower, in each case as at the end of such fiscal year, and, in the case of the foregoing clause (i), the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such statements (in the case of the consolidated statements of Springleaf and its Subsidiaries, but not the Borrower) to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards, and such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Springleaf to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of Springleaf and its Subsidiaries or of the Borrower, as applicable;
     (b) as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Springleaf and the Borrower (or, if earlier, 5 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), (i) a consolidated balance sheet of Springleaf and its Subsidiaries and (ii) a balance sheet of the Borrower, in each case as at the end of such fiscal quarter, and, in the case of the foregoing clause (i), the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal quarter and for the portion of Springleaf’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Springleaf as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Springleaf and its Subsidiaries or the Borrower, as applicable, in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
     6.02. Borrowing Base Certificates; Other Information. Deliver to the Administrative Agent for further distribution to each Lender, in form and detail reasonably satisfactory to the Administrative Agent:
     (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a)(i) and Section 6.01(b)(i), (i) a narrative report and management’s discussion and analysis of the financial condition and results of operations of Springleaf for the applicable fiscal year or quarter, as compared to amounts for the previous fiscal year or quarter, as the case may be, and (ii) a statement as to the aggregate amount of Loan Receivables of the Subsidiary Guarantors as of the end of such fiscal year or quarter, as the case may be (it being understood that the information required in connection with the financial statements referred to in Section 6.01(a), Section 6.01(b) and this Section 6.02(a) may be furnished in the form of a Form 10-K or 10-Q of Springleaf, so long as such Form 10-K or 10-Q contains such information);
     (b) promptly after the same are available, copies of each annual report or financial statement or other report or communication sent to the stockholders of Springleaf generally, and copies of all annual, regular, periodic and special reports and registration statements which Springleaf or the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
     (c) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement, but only to the extent a comparable statement or report is not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;
     (d) not later than five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of all notices pursuant to any instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto;
     (e) (i) on or prior to the thirtieth day following the end of each calendar month following the Restatement Effective Date (beginning June 2011), (ii) at least one Business Day prior to the consummation of any transaction pursuant to Section 7.02(d)(vii) and (iii) at least one Business Day prior to the mak-

ing of additional Intercompany Secured Loans pursuant to Section 2.03(b), an updated Borrowing Base Certificate setting forth a calculation of the Required Borrowing Base as of the end of the immediately preceding calendar month (or with respect to clause (ii) or (iii) as of the end of the most recent calendar month for which a Borrowing Base Certificate was required to be delivered), which (x) in the case of clause (i) shall be calculated based on information with respect to Eligible Loan Receivables as of the end of such immediately preceding calendar month; provided that such calculation shall only be required to be updated with respect to FICO Scores and TDRs with respect to such Eligible Loan Receivables as of the end of such calendar month for any Borrowing Base Certificate that is required to be delivered with respect to a calendar month that is also the end of a calendar quarter, (y) in the case of clause (ii) shall be calculated on a pro forma basis giving effect to the relevant substitution or exchange contemplated by Section 7.02(d)(vii), as applicable, and (z) in the case of clause (iii) shall be calculated on a pro forma basis giving effect to the additional Intercompany Secured Loans and pledge of additional Eligible Loan Receivables under the Intercompany Security Documents being made pursuant to Section 2.03; and
     (f) no Subsidiary Guarantor will effect any change (i) in such Subsidiary Guarantor’s legal name, (ii) in such Subsidiary Guarantor’s organizational structure, (iii) in such Subsidiary Guarantor’s Federal Taxpayer Identification Number or organizational identification number, if any or (iv) in such Subsidiary Guarantor’s jurisdiction of organization unless (A) it shall have given the Administrative Agent not less than 10 days’ prior written notice of its intention so to do and (B) it shall have taken all action reasonably necessary to maintain the perfection and priority of the security interest of the Borrower in the Collateral (as defined in the Intercompany Security Documents) under the Intercompany Security Documents.
     Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) (to the extent any such documents are included in materials otherwise filed with the SEC) or Section 6.02(d) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above.
     The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use its commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders, including using commercially reasonable efforts to ensure that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Springleaf and its Affiliates or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated

“Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no Obligation to mark any Borrower Materials “PUBLIC”.
     6.03. Notices. Promptly notify the Administrative Agent:
     (a) of the occurrence of any Default;
     (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect; and
     (c) of the assertion or occurrence of any action or proceeding against any Loan Party or any of their Subsidiaries that is reasonably likely to be adversely determined and, if adversely determined, could reasonably be expected to result in a Material Adverse Effect.
     Each notice pursuant to Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth reasonable details of the occurrence referred to therein and stating what action the Borrower has taken and/or proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
     6.04. Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all Taxes upon it or its property, income or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Springleaf or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, and timely and correctly file all Tax returns required to be filed by it, except for failures to pay and discharge or file that could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
     6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     6.06. Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
     6.07. Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Springleaf or such Subsidiary Guarantor, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Springleaf, the Borrower or such Subsidiary, as the case may be; provided that this Section 6.07 shall not be deemed to require the delivery of an audit opinion that does not contain a “going concern” or similar qualification.
     6.08. Borrowing Base Audit Rights. Permit representatives and independent contractors of the Administrative Agent to visit and to conduct appraisals and collateral examinations of the Eligible Loan Receivables of the Borrower and the Subsidiary Guarantors, which shall include, without limitation, of the Borrower’s practices in the computation of the Borrowing Base, and related financial information, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that, excluding any such visits and inspections during the continuation of an Event of Default, the Administrative Agent shall not exercise such rights more than one (1) time during any ca-

lendar year absent the existence and continuance of an Event of Default; provided that when an Event of Default exists, the Administrative Agent (or its representatives or independent contractors) may do any of the foregoing, in each case, at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice.
     6.09. Use of Proceeds. Use the net proceeds of the Original Loans together with other cash of the Borrower to make Intercompany Secured Loans to Subsidiary Guarantors such that the aggregate principal amount of the Original Loans on the Closing Date shall not exceed the aggregate amount of the Intercompany Secured Loans on the Closing Date. Use the net proceeds of the Initial Loans to refinance in full the Original Loans and to make Intercompany Secured Loans to Subsidiary Guarantors such that the aggregate principal amount of the Initial Loans on the Restatement Effective Date shall not exceed the aggregate amount of the Intercompany Secured Loans on the Restatement Effective Date. Use the net proceeds of any New Loans to either (i) make Intercompany Secured Loans to Subsidiary Guarantors such that the Outstanding Amount on the issuance date of the New Loans (less the amount of Unrestricted Cash) shall not exceed the aggregate amount of the Intercompany Secured Loans on such issuance date or (ii) refinance Loans.
     6.10. Covenant to Guarantee Obligations.
     (a) If (x) any direct or indirect Subsidiary of Springleaf provides a Guarantee of any Indebtedness of Springleaf represented by securities or (y) any Subsidiary of Springleaf (other than an Excluded Subsidiary) shall be formed or established that conducts or services “branch” Eligible Loan Receivables which are originated in the United States, then Springleaf shall, at Springleaf’s expense:
     (i) promptly cause such Subsidiary to duly execute and deliver to the Administrative Agent an executed joinder agreement to this Agreement in the capacity as a Subsidiary Guarantor, and if such Subsidiary pledges Eligible Loan Receivables, to an Intercompany Secured Loan Agreement and the Intercompany Security Documents, in each case, in form and substance reasonably satisfactory to the Administrative Agent; and
     (ii) within 15 days after such formation, acquisition or activity, deliver to the Administrative Agent, upon the request of the Required Lenders, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clause (i) above, and as to such other matters as the Administrative Agent may reasonably request (but consistent with the legal opinions delivered on the Restatement Effective Date pursuant to Section 4.01(a)(vii)).
     (b) At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may reasonably deem necessary or desirable and that the Loan Parties are commercially able to do in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties and pledge agreements.
     (c) Notwithstanding any other provision of this Agreement (x) at all times SLF CashCo shall be a Subsidiary Guarantor and (y) no Subsidiary of Springleaf listed on Schedule 1.01(c) shall be required to grant Guarantees of the Obligations of Borrower unless such Subsidiary becomes a Qualifying Subsidiary Guarantor.
     (d) Notwithstanding the foregoing, no Foreign Subsidiary shall be a Subsidiary Guarantor or otherwise be subject to this Section 6.10.
     6.11. Conduct of Business. Subject to the right to transfer Loan Receivables from one Subsidiary Guarantor to another Subsidiary Guarantor (provided that following any such transfer they continue to be Eligible Loan Receivables), a Subsidiary Guarantor shall continue to service the Loan Receivables pledged to the Borrower as collateral securing the Intercompany Secured Loans in accordance with customary business practices and consistent with past practice and any activities that are ancillary or reasonably related thereto.

     6.12. Cash Management. Springleaf shall, and shall cause its Subsidiaries to, maintain cash management procedures reasonably satisfactory to the Administrative Agent, including procedures that:
     (i) ensure that cash of the Subsidiary Guarantors that constitutes payments received from Eligible Loan Receivables is not commingled with cash of Springleaf on any day other than, so long as no Event of Default has occurred and is continuing, an amount of cash that does not exceed the amount of loan disbursements and expenses expected to be paid by Springleaf on the Business Day following such day;
     (ii) require that an amount of cash generated by each Eligible Loan Receivable be deposited with Springleaf Cash Services, Inc. (“SLF CashCo”) within two (2) Business Days of such generation;
     (iii) provide that during the continuance of an Event of Default any cash that constitutes payments received from the Eligible Loan Receivables shall be segregated and (x) directed within two (2) Business Days after receipt to a blocked deposit account of the Borrower that is subject to an account control agreement in favor of the Borrower, which account control agreement is in form and substance reasonably satisfactory to the Administrative Agent or (y) pledged to the Borrower pursuant to procedures reasonably acceptable to the Administrative Agent;
provided that such procedures shall, (x) subject to Article VII, allow the movement of cash (to the extent such cash is determined not to have been generated by Eligible Loan Receivables) from SLF CashCo to Springleaf and (y) not otherwise restrict the aggregation or movement of funds among the Subsidiary Guarantors and the Borrower.
     6.13. ERISA. Springleaf and its Subsidiaries shall furnish to the Administrative Agent (a) as soon as possible, and in any event within 30 days after Springleaf has knowledge that any ERISA Event with respect to any Pension Plan with vested Unfunded Liabilities that could reasonably be expected to have a Material Adverse Effect has occurred, a statement setting forth details as to such ERISA Event and the action that Springleaf proposes to take with respect thereto, together with, if applicable, a copy of the notice of such ERISA Event given to the PBGC, and (b) promptly after receipt thereof, a copy of any notice Springleaf or any of its Subsidiaries may receive from the PBGC relating to the intention of the PBGC to terminate any Plan with vested Unfunded Liabilities that could reasonably be expected to have a Material Adverse Effect or to appoint a trustee to administer any Plan with vested Unfunded Liabilities that could reasonably be expected to have a Material Adverse Effect.
     6.14. Further Assurances. Promptly upon request by the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) perfect and maintain the validity, effectiveness and priority of any of the Pledge Agreement and the Intercompany Security Documents and any of the Liens intended to be created thereunder, (iii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party is or is to be a party and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Borrower the rights granted or now or hereafter intended to be granted to the Borrower under any Intercompany Security Document or under any other instrument executed in connection with any Intercompany Security Document to which any Qualifying Subsidiary Guarantor is or is to be a party. Promptly upon request by the Administrative Agent or the Required Lenders, if an Event of Default occurs and is continuing and the Administrative Agent has exercised its rights and remedies pursuant to Section 8.02, (x) the Borrower will exercise its rights and remedies under the Intercompany Secured Loan Agreements and the Intercompany Security Documents and (y) the Subsidiary Guarantors will exercise their rights and remedies under the Subordination Agreement.

ARTICLE VII
NEGATIVE COVENANTS
     7.01. Negative Covenants Applicable to Springleaf and Its Subsidiaries.
     (a) So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, Springleaf shall not at any time, directly or indirectly, create, assume or suffer to exist, and shall not cause, suffer or permit any of its Subsidiaries to create, assume or suffer to exist, any Lien of or upon any of its or their properties or assets, real or personal, whether owned at the Restatement Effective Date or thereafter acquired, or of or upon any income or profit therefrom, without making effective provision, and Springleaf covenants that in any such case it will make or cause to be made effective provision, whereby the Loans then outstanding shall be secured by such Lien equally and ratably with or prior to any and all other obligations and Indebtedness to be secured thereby, so long as any such other obligations and Indebtedness shall be so secured; provided that this Section 7.01 shall not be construed to prevent Springleaf or any of its Subsidiaries from creating, assuming or suffering to exist, and Springleaf or any of its Subsidiaries is hereby expressly permitted to create, assume or suffer to exist, without securing the Loans then outstanding, the following:
     (i) any Lien arising under the Loan Documents;
     (ii) any Lien on any properties or assets of Springleaf or any of its Subsidiaries existing on the Restatement Effective Date and (to the extent any underlying property or asset subject to such Lien individually has a value in excess of $50,000,000) listed on Schedule 7.01(a)(ii) of the Disclosure Letter;
     (iii) any Lien on any property or assets of any of Springleaf’s Subsidiaries to secure Indebtedness owing by it to Springleaf or to a Wholly Owned Subsidiary of Springleaf;
     (iv) any Lien on any property or assets of any of Springleaf’s Subsidiaries to secure, in the ordinary course of its business, its Indebtedness, if as a matter of practice, prior to the time it became a Subsidiary of Springleaf, it had borrowed on the basis of secured loans or had customarily deposited collateral to secure any or all of its obligations;
     (v) any purchase money Lien on property, real or personal, acquired or constructed by Springleaf or any of its Subsidiaries after the Restatement Effective Date, to secure the purchase price of such property (or to secure Indebtedness incurred for the purpose of financing the acquisition or construction of such property to be subject to such Lien), or Liens existing on any such property at the time of acquisition, whether or not assumed, or any Lien existing on any property of any Person at the time it becomes a Subsidiary of Springleaf, or any Lien with respect to any property hereafter acquired; provided, however, that the aggregate principal amount of the Indebtedness secured by all such Liens on a particular parcel of property shall not exceed 75% of the cost of such property, including the improvements thereon, to Springleaf or any such Subsidiary; and provided further that any such Lien does not spread to other property owned prior to such acquisition or construction or to property thereafter acquired or constructed other than additions to such property;
     (vi) refundings or extensions of any Lien permitted by this Section 7.01(a) for amounts not exceeding the principal amount of the Indebtedness so refunded or extended at the time of the refunding or extension thereof, and covering only the same property theretofore securing the same;
     (vii) Liens to enable Springleaf or any of its Subsidiaries to exercise any privilege or license, or to secure payments of workmen’s compensation, unemployment insurance, old age pensions or other social security, or to secure the performance of bids, tenders, contracts or leases to which Springleaf or any of its Subsidiaries is a party, or to secure public or statutory obligations of Springleaf or any of its Subsidiaries, or to secure surety, stay or appeal bonds to which Springleaf or any of its Subsidiaries is a party; or other similar Liens made in the ordinary course of business;

     (viii) mechanics’, workmen’s, repairmen’s, materialmen’s, or carriers’ Liens; or other similar Liens arising in the ordinary course of business; or deposits or pledges to obtain the release of any such liens;
     (ix) Liens arising out of judgments or awards against Springleaf or any Subsidiary with respect to which Springleaf or such Subsidiary shall in good faith be prosecuting an appeal or proceedings for review; or Liens incurred by Springleaf or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceedings to which Springleaf or such Subsidiary is a party;
     (x) Liens for taxes not yet subject to penalties for non-payment or contested, or survey exceptions, or encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of Springleaf or of its Subsidiary owning the same;
     (xi) other Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances of credit, and which do not in the aggregate materially detract from the value of its property and assets or materially impair the use thereof in the operation of its business;
     (xii) any Lien created by Springleaf or any of its Subsidiaries in connection with a transaction intended by Springleaf or such Subsidiary to be one or more sales of properties or assets of Springleaf or such Subsidiary; provided that such Lien shall only apply to the properties or assets involved in such sale or sales, the income from such properties or assets and/or the proceeds of such properties or assets;
     (xiii) Liens on property (other than Eligible Loan Receivables) of the Subsidiary Guarantors securing Indebtedness incurred pursuant to Section 7.02(b)(v); and
     (xiv) Liens on property (other than Eligible Loan Receivables) of the Loan Parties securing Indebtedness incurred pursuant to Section 7.02(b)(viii).
     (b) Notwithstanding Section 7.01(a), Springleaf and its Subsidiaries shall not create, assume or suffer to exist, and shall not cause, suffer or permit any of its Subsidiaries to create, assume or suffer to exist, any Lien upon any of its or their properties or assets, real or personal, whether owned at the Restatement Effective Date or thereafter acquired, or of or upon any income or profit therefrom in reliance upon the Consolidated Net Worth Basket other than Liens granted pursuant to the Pledge Agreement or pursuant to an Alternate Transaction.
     (c) (i) So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, Springleaf shall not consolidate with, merge with or into, or sell or convey all or substantially all of its assets to, any other Person; provided that Springleaf may consolidate with, merge with or into, or sell or convey all or substantially all of its assets to, any other corporation, association, company or business trust, provided that (x) (1) in the case of a merger, Springleaf is the surviving entity in such merger, or (2) in the case of a merger in which Springleaf is not the surviving entity or in the case of a consolidation or a sale or conveyance of assets, the entity into which Springleaf is merged or the entity which is formed by such consolidation or which acquires by sale or conveyance all or substantially all of the assets of Springleaf shall be a corporation, association, company or business trust organized and existing under the laws of the United States of America or a State thereof and such successor entity shall expressly assume the due and punctual payment of the principal of the Obligations and the due and punctual performance and observance of all of the covenants of this Agreement to be performed or observed by Springleaf by an assumption agreement in form satisfactory to the Administrative Agent, executed and delivered to the Administrative Agent by such entity and (y) Springleaf or such successor entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance or observance of any such covenant and shall not immediately thereafter have outstanding (or otherwise be liable for) any Indebtedness secured by a Lien not expressly permitted by the provisions of Section 7.01(a)

or shall have secured the Obligations hereunder equally and ratably with (or prior to) any Indebtedness secured by any Lien not so permitted.
     7.02. Negative Covenants Applicable to the Borrower and the Subsidiary Guarantors. So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower and the Subsidiary Guarantors shall not at any time directly or indirectly:
     (a) Liens. Create, incur, assume or suffer to exist any Lien upon (i) in the case of the Borrower, any of its assets and (ii) in the case of the Subsidiary Guarantors, any of the Eligible Loan Receivables or upon the Intercompany Secured Loans, other than Liens in favor of the Borrower pursuant to the Intercompany Security Documents.
     (b) Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
     (i) Indebtedness under the Loan Documents;
     (ii) Indebtedness existing on the Restatement Effective Date and (to the extent individually in excess of $100,000,000 (other than intercompany Indebtedness among the Subsidiary Guarantors)) listed on Schedule 7.02(b)(ii) of the Disclosure Letter, and Refinancing Indebtedness in respect thereof;
     (iii) the Subsidiary Guarantors may incur Indebtedness for the purpose of refinancing, refunding, renewing or extending any Indebtedness of (x) Springleaf existing on the Restatement Effective Date and listed on Schedule 7.02(b)(iii) of the Disclosure Letter or (y) the Borrower, and, in each case, any Indebtedness of a Subsidiary Guarantor incurred in contemplation of such refinancing, refunding, renewal or extension, so long as the proceeds thereof are retained at a Subsidiary Guarantor until actually applied to such refinancing, refunding, renewal or extension;
     (iv) so long as no Default shall have occurred and be continuing or would result therefrom, the Subsidiary Guarantors may incur Indebtedness (including pursuant to Alternate Transactions), the net cash proceeds of which are used or invested in the Loan Business, and Refinancing Indebtedness in respect thereof;
     (v) Indebtedness of a Subsidiary Guarantor owed to the Borrower or another Subsidiary Guarantor;
     (vi) so long as no Default shall have occurred and be continuing or would result therefrom, (x) the Borrower may incur Subordinated Indebtedness and (y) any REIT Guarantor may enter into an assumption of liability agreement with Springleaf pursuant to which such REIT Guarantor assumes (solely for the benefit of Springleaf) Indebtedness of Springleaf existing on the Restatement Effective Date in connection with the contribution of assets to such REIT Guarantor; provided that any such obligations of such REIT Guarantor owing to Springleaf are subject to the Subordination Agreement;
     (vii) so long as no Default shall have occurred and be continuing or would result therefrom, the Subsidiary Guarantors may Guarantee any Indebtedness that would have otherwise been permitted to be incurred by such Subsidiary Guarantor pursuant to another clause of this Section 7.02(b);
     (viii) Indebtedness under interest rate Swap Contracts; provided that such Indebtedness is not incurred for speculative purposes;
     (ix) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with customary deposit accounts maintained by a Loan Party as part of its ordinary cash management program;

     (x) performance Guarantees in the ordinary course of business of the obligations (other than Indebtedness) of suppliers, customers, franchisees and licensees of a Subsidiary Guarantor or of any Subsidiary Guarantor as a tenant or subtenant on real estate leases in the ordinary course of business;
     (xi) other Indebtedness of the Subsidiary Guarantors not to exceed $500,000,000 at any one time outstanding; and
     (xii) Indebtedness of the Borrower in an aggregate principal amount (when taken with the aggregate principal amount of Loans outstanding) not to exceed the Borrowing Base as reflected in the Borrowing Base Certificate most recently delivered pursuant to Section 6.02(e).
          (c) Investments. Make or hold any Investments, except:
     (i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit or the purchase or origination of Loan Receivables in the Loan Business, in each case, in the ordinary course of business;
     (ii) Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors in the ordinary course of business or to the extent reasonably necessary in order to prevent or limit loss;
     (iii) Investments in cash and Cash Equivalents;
     (iv) Indebtedness permitted to be incurred pursuant to Section 7.02(b)(iv), 7.02(b)(v), 7.02(b)(vi), 7.02(b)(vii) and 7.02(b)(viii);
     (v) Investments entered into in connection with Alternate Transactions permitted pursuant to Section 7.05;
     (vi) Investments existing on the Restatement Effective Date and (to the extent individually in excess of $100,000,000 (other than intercompany Investments among the Subsidiary Guarantors)) listed on Schedule 5.08(c) of the Disclosure Letter;
     (vii) Restricted Payments permitted pursuant to Section 7.02(e);
     (viii) without duplication of Restricted Payment pursuant to Section 7.02(e)(ii) and other than with Unrestricted Cash of the Borrower included in the Required Borrowing Base, so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower and each Subsidiary Guarantor may make Investments in the form of unsubordinated loans to Springleaf and Springleaf Finance, Inc. and Springleaf may make Investments in the form of unsubordinated loans to Springleaf Finance, Inc., in each case, in an amount not to exceed the amount necessary to pay principal and interest payments on Springleaf’s (or Springleaf Finance, Inc.’s) Indebtedness to the extent such payments are due and payable within 36 months of the date of such Investment; so long as the proceeds thereof are promptly used by Springleaf (or Springleaf Finance, Inc.) to make such payment of principal and/or interest;
     (ix) Investments by any Subsidiary Guarantor in any other Subsidiary Guarantor; and
     (x) Investments held by any Subsidiary Guarantor to the extent arising from Investments by Springleaf or its parent entities in such Subsidiary Guarantor or Dispositions by Springleaf or its parent entities to such Subsidiary Guarantor permitted under Section 7.02(f)(iv).
          (d) Dispositions. Make any Disposition, except:

     (i) Dispositions, the net cash proceeds of which are applied to permanently repay Indebtedness of Springleaf, the Borrower or any Subsidiary Guarantor (which in the case of any revolving Indebtedness shall be accompanied by a termination of the commitments with respect to such Indebtedness);
     (ii) Dispositions, the net cash proceeds of which are used in the Loan Business;
     (iii) Dispositions of obsolete or worn-out property, or property that is no longer used or useful in the business, whether now owned or hereafter acquired, in the ordinary course of business; provided that Disposition of any Loan Receivables shall not be permitted pursuant to this clause (iii);
     (iv) Dispositions of equipment or real property to the extent that the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
     (v) Dispositions of property to any Subsidiary Guarantor;
     (vi) Dispositions occurring to effect a transaction pursuant to Section 7.02(e) or Section 7.05;
     (vii) the substitution or exchange of Eligible Loan Receivables; provided that after giving effect thereto, the Required Borrowing Base is not less than the amount of outstanding Loans as shown on the most recent Borrowing Base Certificate delivered pursuant to Section 6.02(e);
     (viii) Dispositions in the ordinary course of business of assets realized from collateral that was pledged by borrowers to support their related Loan Receivable or assets otherwise received in satisfaction of their obligations; and
     (ix) Transactions permitted by Section 7.05 that constitute a Disposition.
     (e) Restricted Payments Declare or make any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
     (i) each Subsidiary Guarantor may make Restricted Payments to another Subsidiary Guarantor or the Borrower;
     (ii) without duplication of Investments pursuant to Section 7.02(c)(viii), so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower or a Subsidiary Guarantor may make Restricted Payments to Springleaf or Springleaf Finance, Inc. in an amount not to exceed the amount necessary for Springleaf or Springleaf Finance, Inc. to make principal and interest payments on Springleaf’s (or Springleaf Finance, Inc.’s) Indebtedness to the extent such payments are due and payable within 36 months of the date of such Restricted Payments so long as the proceeds thereof are promptly used by Springleaf (or Springleaf Finance, Inc.) to make such payment of principal and/or interest;
     (iii) the Borrower and the Subsidiary Guarantors may declare and pay cash dividends to Springleaf, in each case, other than Unrestricted Cash of the Borrower included in the Required Borrowing Base and not to exceed an amount necessary to permit Springleaf to pay (x) reasonable and customary corporate and operating expenses (including reasonable out-of-pocket expenses for legal, administrative and accounting services provided by third parties, and compensation and benefits payable to officers and directors in connection with their employment in the ordinary course of business and to board of director observers), (y) franchise fees or similar taxes and fees required to maintain its corporate existence, and (z) its proportionate share of the tax liability of the affiliated group of corporations that file consolidated Federal income tax returns (or that file state and local income tax returns on a consolidated basis); provided that, in each case, such dividends shall promptly be used by Springleaf to make such payments; provided further that for the avoidance of doubt no such dividends shall be paid to Springleaf in order for Springleaf to make any payments in respect of its Indebtedness; and
     (iv) Restricted Payments by any REIT Guarantor up to an amount equal to 120% of the amount required (as reasonably determined by the board of directors or equivalent body at the time the Restricted Payments are declared) (A) to qualify and maintain such REIT Guarantor’s qualification as a real estate investment trust under Sections 856 through 860 of the Code or (B) to avoid the payment of federal or state income or excise tax.
     (f) Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower or any Subsidiary Guarantor; provided that the foregoing restriction shall not apply to:
     (i) any transaction pursuant to any agreements or arrangements in effect on the Restatement Effective Date and, to the extent the value of such transaction is in excess of $25,000,000, listed on Schedule 7.02(f)(i) of the Disclosure Letter, and any renewals, replacements and modifications any such transaction that, taken as a whole, are not materially adverse to the interests of the Lenders;
     (ii) transactions between or among (x) the Borrower and one or more Subsidiary Guarantors and (y) any Subsidiary Guarantor and one or more other Subsidiary Guarantors;
     (iii) any transaction or a series of related transactions undertaken by the Borrower or a Subsidiary Guarantor that is not material to the Borrower or to the Subsidiary Guarantors, taken as a whole;
     (iv) transactions that (x) would be on terms at least as favorable in all material respects to the Borrower or such Subsidiary Guarantor as would be obtainable by the Borrower or such Subsidiary Guarantor in a comparable arm’s-length transaction with a Person that is not an Affiliate and (y) other than Investments by Springleaf or its parent entities in any Subsidiary Guarantor and Dispositions by Springleaf or its parent entities to any Subsidiary Guarantor, are either in the ordinary course of business or are consistent with past practice prior to the Restatement Effective Date;
     (v) transactions necessary to comply with any of the provisions of this Agreement;
     (vi) [reserved]; and
     (vii) Investments pursuant to Section 7.02(c)(viii) and the repayment of existing intercompany loans from Springleaf or Springleaf Finance, Inc. by any Subsidiary Guarantor.
     7.03. Amendments of Documents. So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, none of the Borrower or any Subsidiary Guarantor shall amend any of its Organization Documents, the Intercompany Secured Loans, the Intercompany Security Documents or the Subordination Agreement, except (i) to increase the amount of Intercompany Secured Loans as required pursuant to Section 2.03(b), (ii) to make any amendment to the Intercompany Security Documents to reflect a corresponding amendment to any Loan Document so as to comply with the requirements of this Agreement and the other Loan Documents, (iii) in the case of any Organization Documents of the Borrower or any Subsidiary Guarantor, as would not be materially adverse to the interests of the Lenders (it being agreed that conforming changes to be made relating to directors’ and officers’ indemnity provisions are not materially adverse to the Lenders) or (iv) amendments to the Intercompany Secured Loan Agreements, the Intercompany Security Documents or the Subordination Agreement that, in each case, are not adverse to the Borrower in any material respect.

     7.04. Special Purpose Entity. So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall not, and Springleaf shall not permit the Borrower to, engage in any business or consensual activity other than (i) as a Single Purpose Entity, (ii) as required by the terms of the Loan Documents and (iii) as required by the Intercompany Security Documents.
     7.05. Alternate and Subsequent Transactions. For the avoidance of doubt, it is understood and agreed that, the Subsidiary Guarantors from time to time and any other existing or newly created Subsidiaries of Springleaf shall be permitted to enter into one or more other financing transactions (“Alternate Transactions”) with financial institutions or other entities on the basis that any loans, securitizations or other transactions made under Alternate Transactions will not be secured by a lien on any Eligible Loan Receivables and, if involving a Subsidiary Guarantor, (i) the proceeds of any such financing transaction are applied in accordance with Article VII and (ii) procedures are in place at such time for the identification and segregation, within two (2) Business Days after receipt thereof, of cash generated by either (x) such Alternate Transaction or (y) the Eligible Loan Receivables. For the avoidance of doubt, it is agreed that Alternate Transactions may include lending transactions, securitizations, issuances of debt securities and other financing transactions involving Subsidiary Guarantors and/or Subsidiaries that are not Subsidiary Guarantors, and may be either secured to the extent otherwise permitted by this Article VII (provided that such debt may be secured in reliance upon the Consolidated Net Worth Basket on a pro rata basis with the Loans issued pursuant to this Agreement) or unsecured, either guaranteed or non-guaranteed and either involving intercompany secured loans or not involving intercompany secured loans; provided that if secured they may be secured only by assets that do not constitute Eligible Loan Receivables.
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
     8.01. Events of Default. Any of the following shall constitute an “Event of Default”:
     (a) Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan, or (ii) pay within ten Business Days after the same becomes due, any interest on any Loan or any fee due hereunder, or (iii) pay within ten Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
     (b) Covenants. (i) The Borrower or any other Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.02(e), Section 6.03(a), Section 6.09, or Section 6.12, or (ii) the Borrower or any other Loan Party fails to perform or observe any term, covenant or agreement contained in Article VII and, solely in the case of this clause (ii), such failure is capable of being remedied and such failure continues for 30 days, or (iii) any of the Loan Parties fails to perform or observe any term, covenant or agreement (not specified in Section 8.01(a) or Section 8.01(b)(i)) contained in any Loan Document on its part to be performed or observed and, solely in the case of this clause (iii), such failure continues for 60 days; or
     (c) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; provided that the breach of such representation, warranty, certification or statement of fact could reasonably be expected to result in a Material Adverse Effect; or
     (d) Cross-Default. (i) Any Loan Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than (x) with respect to any Indebtedness or Guarantee of Springleaf, $25,000,000 or (y) with respect to any Indebtedness or Guarantee of the Borrower or any Subsidiary Guarantor, $100,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event referred to in this clause (B) is to cause, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract to which it is a party an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which such Loan Party is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party as a result thereof is greater than (x) with respect to any amount owed by Springleaf, $25,000,000 or (y) with respect to any amount owed by any other Loan Party (individually or in the aggregate), $100,000,000 and the result of which the obligations thereunder are accelerated; or
     (e) Insolvency Proceedings, Etc. Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding (provided that this Section 8.01(e) shall not apply to any Subsidiary Guarantor so long as (i) such Subsidiary Guarantor has less than $50,000,000 in total assets as of the end of the most recent fiscal quarter, (ii) such Subsidiary Guarantor, when taken together with all other Subsidiary Guarantors to which this Section 8.01(e) would otherwise be applicable absent this proviso, has less than $250,000,000 in total assets as of the end of the most recent fiscal quarter and (iii) other Subsidiary Guarantors that are not subject to any proceeding, appointment or order and have not made any assignment, application, or consent, in each case referred to in this Section 8.01(e) shall have immediately pledged additional Eligible Loan Receivables pursuant to the Intercompany Security Documents in an amount at least equal to the Eligible Loan Receivables that were then pledged by such Subsidiary Guarantor); or
     (f) Judgments. There is entered against any Loan Party one or more final judgments or orders for the payment of money in an aggregate unpaid amount (as to all such judgments and orders) exceeding (x) with respect to any judgment against Springleaf, $25,000,000 or (y) with respect to any judgment against the Borrower or any Subsidiary Guarantor, $100,000,000 (in the case of clauses (x) and (y), to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
     (g) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or
     (h) Pledge Agreement. The Pledge Agreement after delivery thereof pursuant to Section 4.01 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on the Pledged Equity purported to be covered thereby; or

     (i) Intercompany Documents. The Intercompany Security Documents shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien on the Eligible Loans Receivables purported to be covered thereby or any Intercompany Secured Loan shall cease to be in full force or effect; or
     (j) ERISA Event. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.
     8.02. Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
     (a) declare the Commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;
     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and each other Loan Party; and
     (c) exercise on behalf of itself, the Lenders all rights and remedies available to it, the Lenders under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower or Springleaf under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, without further act of the Administrative Agent or any Lender.
     8.03. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders arising under the Loan Documents and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
     Third, to payment of that portion of the Obligations constituting interest on the Loans and other Obligations arising under the Loan Documents, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders, in proportion to the respective amounts described in this clause Fourth held by them; and
     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IX
ADMINISTRATIVE AGENT
     9.01. Appointment and Authority.
     (a) Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Collateral Agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions, except with respect to the provisions set forth in Section 9.10 relating to collateral and guaranty matters.
     (b) The Collateral Agent shall also act with respect to all Collateral under the Loan Documents, and each of the Lenders hereby irrevocably authorizes and empowers the Collateral Agent to act on behalf of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien granted under the Pledge Agreement, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were an agent under the Loan Documents) as if set forth in full herein with respect thereto.
     9.02. Rights as a Lender. The Person serving as the Administrative Agent or as Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or the Collateral Agent, as applicable, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent or the Collateral Agent, as applicable, hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Springleaf, the Borrower or any of their respective Subsidiaries or Affiliates as if such Person were not the Administrative Agent or the Collateral Agent, as applicable, hereunder and without any duty to account therefor to the Lenders.
     9.03. Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and
     (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Springleaf, the

Borrower or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
     (d) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.
     (e) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Pledge Agreement, (v) the value or the sufficiency of any collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
     9.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     9.05. Delegation of Duties. (a) The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Administrative Agent.
     (b) The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Collateral Agent.
     9.06. Resignation of Administrative Agent or Collateral Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United

States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
     (b) The Collateral Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may on behalf of the Lenders, appoint a successor Collateral Agent meeting the qualifications set forth above; provided that if the Collateral Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent.
     9.07. Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

     9.08. No Other Duties, Etc. Anything herein to the contrary notwithstanding, the Sole Lead Arranger, Sole Syndication Agent, and Joint Bookrunning Managers listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in their respective capacities, as applicable, as the Administrative Agent, the Collateral Agent and as a Lender hereunder.
     9.09. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 11.04) allowed in such judicial proceeding; and
     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.
     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.
     9.10. Collateral and Guaranty Matters.
     (a) Each of the Lenders irrevocably authorizes each of the Administrative Agent and the Collateral Agent, at its option and in its discretion,
     (i) to release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (x) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (y) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document or (z) if approved, authorized or ratified in writing in accordance with Section 11.01; and
     (ii) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.
     Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s authority, as the case may be, to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10(a). In each case as specified in this Section 9.10(a), the Administrative Agent and the Collateral Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of collateral from the assignment and security interest granted under the Pledge Agreement or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10(a).
     (b) Notwithstanding anything herein or in any other Loan Document, the Administrative Agent, the Collateral Agent and the Lenders hereby agree that the maximum amount of Obligations that is secured by the Pledge Agreement is limited to the amount equal to (a) 10% of the Consolidated Net Worth of Springleaf (as defined in and calculated in accordance with, the Existing Indenture as in effect on the Restatement Effective Date) less (b) the aggregate principal amount of Indebtedness secured by Liens on assets of Springleaf and its Subsidiaries as shown on Schedule 9.10 of the Disclosure Letter (such amount, the “Consolidated Net Worth Basket”).
     9.11. Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equal to any applicable withholding tax. If the IRS or any Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from any amount paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting or expanding the obligation of the Borrower to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties, additions to tax or interest thereto, together with all expenses incurred, including legal expenses and any out-of-pocket expenses, whether or not such tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be prima facie evidence of the matters set forth therein.
     Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 9.11. The agreements in this Section 9.11 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all Obligations. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender any refund of Taxes withheld or deducted from funds paid for the account of such Lender.
ARTICLE X
CONTINUING GUARANTY
     10.01. Guaranty. Each of Springleaf and the Subsidiary Guarantors hereby absolutely and unconditionally guarantees as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Secured Parties, and whether arising hereunder or under any other Loan Document (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof). The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be prima facie evidence of the matters set forth therein for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of Springleaf and the Subsidiary Guarantors under this Guaranty, and each of Springleaf and the Subsidiary Guarantors hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. Anything contained herein to the contrary notwithstanding, the obligations of Springleaf and the Subsidiary Guarantors hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States (Title 11, United States Code) or any comparable provisions of any similar federal or state law.

     10.02. Rights of Lenders. Each of Springleaf and the Subsidiary Guarantors consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof, but subject to the other provisions of this Agreement, (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each of Springleaf and the Subsidiary Guarantors consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of Springleaf and the Subsidiary Guarantors under this Guaranty or which, but for this provision, might operate as a discharge of Springleaf and the Subsidiary Guarantors.
     10.03. Certain Waivers. Each of Springleaf and the Subsidiary Guarantors waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower; (b) any defense based on any claim that Springleaf’s or the Subsidiary Guarantors’ obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting Springleaf’s or the Subsidiary Guarantors’ liability hereunder; (d) any right to proceed against the Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each of Springleaf and the Subsidiary Guarantors expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations. As provided below, this Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.
     10.04. Obligations Independent. The obligations of Springleaf and the Subsidiary Guarantors hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against Springleaf or the Subsidiary Guarantors to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.
     10.05. Subrogation. None of Springleaf and the Subsidiary Guarantors shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and all of the Facilities are terminated. If any amounts are paid to Springleaf or any Subsidiary Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.
     10.06. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are paid in full in cash and the Commitments and all of the Facilities with respect to the Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower, Springleaf or any Subsidiary Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of Springleaf and the Subsidiary Guarantors under this paragraph shall survive termination of this Guaranty.

     10.07. Subordination. Each of Springleaf and the Subsidiary Guarantors hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to Springleaf or such Subsidiary Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to Springleaf or such Subsidiary Guarantor as subrogee of the Secured Parties or resulting from Springleaf’s or such Subsidiary Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of the Borrower to Springleaf or any Subsidiary Guarantor shall be enforced and performance received by Springleaf or such Subsidiary Guarantor, as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of Springleaf or such Subsidiary Guarantor under this Guaranty.
     10.08. Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against Springleaf, any Subsidiary Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by Springleaf and the Subsidiary Guarantors immediately upon demand by the Secured Parties.
     10.09. Condition of Borrower. Each of Springleaf and the Subsidiary Guarantors acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower such information concerning the financial condition, business and operations of the Borrower as Springleaf or such Subsidiary Guarantor requires, and that none of the Secured Parties has any duty, and none of Springleaf and the Subsidiary Guarantors is relying on the Secured Parties at any time, to disclose to Springleaf or any Subsidiary Guarantor any information relating to the business, operations or financial condition of the Borrower or any other guarantor (Springleaf and the Subsidiary Guarantors waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).
     10.10. Release of Subsidiary Guarantors. If, in compliance with the terms and provisions of the Loan Documents, all or substantially all of the Equity Interests of any Subsidiary Guarantor are sold or otherwise transferred to a person or persons, none of which is Springleaf, the Borrower or any of their Subsidiaries, such Subsidiary Guarantor shall, upon the consummation of such sale or transfer, be automatically released from its obligations under this Agreement.
     10.11. Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Sections 10.05 and 10.07. The provisions of this Section 10.11 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.
ARTICLE XI
MISCELLANEOUS
     11.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
     (a) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

     (b) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate”;
     (c) [Reserved];
     (d) change (i) any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definition specified in clause (ii) of this Section 11.01(d)), without the written consent of each Lender or (ii) the definition of “Required Lenders” without the written consent of each Lender;
     (e) release all or substantially all of the Pledged Equity in any transaction or series of related transactions, without the written consent of each Lender;
     (f) release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);
     (g) impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the written consent the Required Lenders;
     (h) change any provisions of any Loan Document in a manner that by its terms adversely affects the Lenders holding Loans of any Series differently than those holding Loans of any other Series, without the written consent of the Required Lenders (other than a Defaulting Lender) of each affected Series; or
     (i) change any provisions relating to the Borrowing Base for any Series or the eligibility criteria and advance rates in respect of any Series of Loans, in each case, in a manner that by its terms adversely affects the Lenders holding Loans of such Series, without the written consent of the Required Lenders (other than a Defaulting Lender) of such Series;
and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; the Engagement Letter and the Administrative Agent Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; provided further that no Lender consent is required to effect a Joinder Agreement (except as expressly provided in Section 2.13). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
     Notwithstanding anything to the contrary contained in this Section 11.01, if the Administrative Agent and the Borrower shall have jointly identified an obvious error (including, but not limited to, an incorrect cross-reference) or any error or omission of a technical nature, in each case, in any provision of any Loan Document, then the Administrative Agent and/or the Collateral Agent (acting in their sole discretion) and the Borrower or any other relevant Loan Party shall be permitted to amend such provision or cure any ambiguity, defect or inconsistency and such amendment shall become effective without any further action or consent of any other party to any Loan Document.

     In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), the Loan Parties and the Lenders providing the Replacement Loans (as defined below) of any Series to permit the refinancing of all outstanding Loans of any Series (“Refinanced Loans”) with a replacement term loan series (“Replacement Loans”) hereunder; provided that (a) the aggregate principal amount (or accreted value, if applicable) of such Replacement Loans shall not exceed the aggregate principal amount (or accreted value, if applicable) of such Refinanced Loans (plus any accrued interest, fees, expenses, original issue discount or other amounts paid), (b) the Applicable Rate (or similar interest rate spread) for such Replacement Loans shall not be higher than the Applicable Rate (or similar interest rate spread) for such Refinanced Loans, (c) the Weighted Average Life to Maturity of Replacement Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Loans, at the time of such refinancing and (d) all other terms applicable to such Replacement Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Loans than, those applicable to such Refinanced Loans (as determined in good faith by the board of directors or equivalent governing body of the Borrower) except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Loans in effect immediately prior to such refinancing.
     In addition, notwithstanding the foregoing, this Agreement may be amended by (i) a Joinder Agreement in accordance with Section 2.13, and (ii) a Loan Modification Agreement in accordance with Section 2.14.
     If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).
     11.02. Notices; Effectiveness; Electronic Communications.
     (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
     (i) if to a Loan Party or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and
     (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier or electronic mail shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
     (b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
     (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Springleaf, the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Springleaf, the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
     (d) Change of Address, Etc. Each of Springleaf, the Borrower and the Administrative Agent may change its address, telecopier or telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number or electronic mail address for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
     (e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     11.03. No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
     Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.11), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided further that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
     11.04. Expenses; Indemnity; Damage Waiver.
     (a) Costs and Expenses. The Loan Parties shall jointly and severally pay (i) all reasonable and properly documented out-of-pocket fees and expenses (including, but not limited to, the reasonable and documented out-of-pocket fees, disbursements and other charges of Cahill Gordon & Reindel llp, as counsel to the Arranger, and due diligence expenses) incurred in connection with any Facility, including, but not limited to, the syndication of the credit facility provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof, (ii) all out-of-pocket expenses incurred by the Administrative Agent, or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
     (b) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify the Administrative Agent (and any sub-agent thereof), the Sole Structuring Agent, the Sole Syndication Agent, the Sole Documentation Agent, the Joint Bookrunning Managers, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all claims, damages, losses liabilities and reasonable expenses (including, without limitation, the reasonable and properly documented out-of-pocket fees, and disbursements of one primary counsel and, if necessary, one local counsel per material local jurisdiction for all of the Indemnitees; provided that any Indemnitee shall be entitled to be reimbursed for the costs of additional counsel by the Loan Parties if (x) there are legal defenses available to such Indemnitee for any such claims, damages, losses, and liabilities which are different from or additional to the legal defenses of others involved in such claims, damages, losses and liabilities or (y) there is an actual or potential conflict of interest among such Indemnitee and other Indemnitees or among such Indemnitee and the Loan Parties or one or more of their Affiliates with respect to such claims, damages, losses and liabilities), that may be incurred by or asserted or awarded against any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administra-

tive Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use made or proposed to be made with the proceeds therefrom or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final, nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or Related Person of such Indemnitiee.
     (c) If the indemnification in subsection (b) is for any reason unavailable or insufficient to hold any Indemnitee harmless, then the Loan Parties shall contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim or damage in such proportion as is appropriate to reflect the relative benefits received by the Loan Parties on the one hand and each Indemnitee on the other arising out of the matters contemplated by this Agreement.
     The reimbursement, indemnity and contribution obligations of the Loan Parties under subsections (a), (b) and (c) this paragraph will be in addition to any liability which the Borrower may otherwise have, will be binding upon and inure to the benefit of any of the successors, assigns, heirs and personal representatives of the Loan Parties and each Indemnitee; provided that Sections 11.02(b) and 11.02(c) shall not apply to Taxes, the indemnification for which shall be governed exclusively by Section 3.01, except to the extent of any Taxes that represent losses and damages resulting from a non-Tax claim.
     Each Loan Party agrees that, without each Indemnitee’s prior written consent (which consent will not be unreasonably withheld), it will not agree to any settlement of, compromise or consent to the entry or any judgment in or other termination (each and collectively, a “Settlement”) of any pending or threatened action, claim, suit, proceeding, or investigation (each, and collectively, an “Action”) in respect of which indemnification could be sought hereunder (whether or not any other Indemnitee is an actual or potential party to such Action) unless (i) such Settlement includes an unconditional release from the party bringing such Action of each Indemnitee from any liabilities arising out of such Actions, (ii) the parties agree that the terms of such Settlement shall remain confidential and (iii) such Settlement does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnitee. No Loan Party shall be liable for any Settlement of any Action without its written consent (which consent will not be unreasonably withheld). Promptly after receipt by an Indemnitee arty of notice of any complaint or the commencement of any Action with respect to which indemnification is being sought hereunder, such person will notify the Borrower in writing of such complaint or of the commencement of such Action, but failure to so notify the Borrower will not relieve the Loan Parties from any liability which the Loan Parties may have hereunder or otherwise, except to the extent that such failure materially prejudices the Loan Parties’ rights with respect to such Action.
     The Loan Parties will have the right (subject to the limitations set forth in the next sentence. if applicable) to assume the defense of any Action. including the employment of counsel reasonably satisfactory to the Administrative Agent and the payment of the fees and disbursements of such counsel. In any Action, any Indemnitee shall have the right to retain its own separate counsel at such Indemnitee’s own expense and not subject to reimbursement by the Loan Parties; provided, however, that the Loan Parties shall bear the reasonable fees and expenses of such counsel incurred in connection with investigating, preparing, defending, paying. settling, or compromising any Action if (i) the parties to such Action include both the Indemnitee and the any Loan Parties and there may be legal defenses available to such Indemnitee which are different from or additional to those available to the Loan Parties; (ii) the use of counsel chosen by the Loan Parties to represent both the Loan Parties and such Indemnitee would present such counsel with an actual or potential conflict of interest; (iii) the Loan Parties shall not have employed satisfactory counsel to represent the Indemnitee in the exercise of the Indemnitee’s reasonable judgment with in a reasonable time alter notice of the institution of such Action: or (iv) the Loan Parties shall authorize the Indemnitee to employ separate counsel at the expense of the Loan Parties. Except as otherwise provided hereunder, the Loan Parties shall not, in connection with any Action, be liable for the fees and expenses of more than one separate counsel for all Indemnitees; provided that any Indemnitee shall be entitled to be reimbursed for the costs of additional counsel by the Loan Parties if (x) there are legal defenses available to such Indemnitee in such Action which are different from or additional to the legal defenses of others involved in such Action or (y) there is an actual or poten-

tial conflict of interest regarding such Action among such Indemnitee and other Indemnitees or among such Indemnitee and the Loan Parties or one or more of their Affiliates.
     (d) Reimbursement by Lenders. To the extent that the Loan Parties for any reason fails to pay any amount required under subsection (a), (b) or (c) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.10(d).
     (e) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Loan Parties shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction. Notwithstanding anything to the contrary, in no event will the Loan Parties or their respective affiliates have any liability for any indirect, consequential, special or punitive damages in connection with the Transaction, this Agreement or the other Loan Documents.
     (f) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
     (g) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
     11.05. Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
     11.06. Successors and Assigns.
     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
     (i) Minimum Amounts.
     (A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
     (B) In any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Loans determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
     (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.
     (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
     (A) the consent of the Borrower (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) days after having received notice thereof; and
     (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Commitment if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.
     (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

     (v) No Assignment to Certain Persons. Except as permitted pursuant to Sections 2.03(d) and (e), no such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.
     (vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon). Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
     Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender (i) of rights or obligations under this Agreement that does not comply with this subsection or (ii) whereby the assignee does not execute an Assignment and Assumption shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).
     (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be prima facie evidence of the matters set forth therein, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Registrar information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) in no event shall any such Lender disclose any Information to any Participant. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to ap-

prove any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b) (subject to the requirements and limitations of such sections including the documentation requirements under Section 3.01(e)). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.11 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), maintain a register on which it enters the name and address of each Participant and the principal amounts (and interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be prima facie evidence of the matters set forth therein and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
     (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with the Bor rower’s prior written consent (not to be unreasonably withheld) and only to the extent such entitlement to a greater payment results from a Change in Law after such Participant becomes a Participant.
     (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     11.07. Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or any prospective assignee of any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.
     For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
     11.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
     11.09. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
     11.10. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
     11.11. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
     11.12. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent then such provisions shall be deemed to be in effect only to the extent not so limited.
     11.13. Replacement of Lenders. If any Lender requests compensation under Section 3.04, or under the circumstances described in the last paragraph of Section 11.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
     (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);
     (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
     (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
     (d) such assignment does not conflict with applicable Laws.
     A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
     11.14. Governing Law; Jurisdiction; Etc.
     (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     (b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

     (c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     11.15. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     11.16. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower, Springleaf and the Subsidiary Guarantor acknowledges and agrees, and acknowledges its Affiliates’ understanding (i) the arrangement of the Loans and any related arranging or other services regarding any Facility in this Agreement is an arm’s-length commercial transaction between Springleaf, the Borrower and their respective Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, and it is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with the process leading to such transaction, the Administrative Agent and the Arranger are and have been acting solely as a principal and is not the financial advisor, agency or fiduciary, for Springleaf, the Borrower or any of their respective Affiliates, stockholders, creditors or employees or any other party; (iii) the Administrative Agent and the Arranger have not assumed and will not assume an advisory, agency or fiduciary responsibility in favor of Springleaf, the Borrower or any of their respective Affiliates with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Administrative Agent or the Arranger has advised or is currently advising Springleaf, the Borrower or any of their respective Affiliates on other matters), and the Administrative Agent and the Arranger do not have any obligations to Springleaf, the Borrower or any of their respective Affiliates except the obligations expressly set forth in this Agreement; (iv) the Administrative Agent, the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from Springleaf, the Borrower and their respective Affiliates, and none of the Administrative Agent, the Arranger and their respective Affiliates has any obligations to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Arranger have not provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby, and Springleaf, the Borrower and the Subsidiary Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. Springleaf, the Borrower and the Subsidiary Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that you may have against the Administrative Agent and the Arranger or any of their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty.
     11.17. Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
     11.18. USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SPRINGLEAF FINANCIAL FUNDING COMPANY, as the Borrower
By:	/s/ Donald R. Breivogel, Jr.
	Name:	Donald R. Breivogel, Jr.
	Title:	Senior Vice President and Chief Financial Officer

SPRINGLEAF FINANCE CORPORATION
By:	/s/ Donald R. Breivogel, Jr.
	Name:	Donald R. Breivogel, Jr.
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Amended and Restated Credit Agreement]

Springleaf Finance Management Corporation (f/k/a American General Finance Management Corporation)

Springleaf Financial Services of Alabama, Inc. (f/k/a American General Financial Services of Alabama, Inc.)

Springleaf Financial Services of Arizona, Inc. (f/k/a American General Financial Services, Inc.)

Springleaf Financial Services of Arkansas, Inc. (f/k/a American General Financial Services of Arkansas, Inc.)

Springleaf Financial Services of New Hampshire, Inc. (f/k/a American General Financial Services (NH), Inc.)

Springleaf Financial Services, Inc. (f/k/a American General Financial Services, Inc.)

Springleaf Documentation Services, Inc. (f/k/a AG Documentation Services, Inc.)

Springleaf Auto Finance, Inc. (f/k/a American General Auto Finance, Inc.)

Springleaf Financial Services of Florida, Inc. (f/k/a American General Finance, Inc.)

Springleaf Financial Services of Hawaii, Inc. (f/k/a American General Financial Services of Hawaii, Inc.)

Springleaf Financial Services of Illinois, Inc. (f/k/a American General Financial Services of Illinois, Inc.)

Service Bureau of Indiana, Inc.

Springleaf Financial Technology, Inc. (f/k/a AG Financial Services, Inc.)

Springleaf Financial Services of Indiana, Inc. (f/k/a American General Financial Services, Inc.)

Springleaf Finance Commercial Corp. (f/k/a American General Finance Commercial Corp.)

Springleaf Financial Services of America, Inc. (f/k/a American General Financial Services of America, Inc.)

Springleaf Financial Services of Louisiana, Inc. (f/k/a American General Financial Services of Louisiana, Inc.)

Springleaf Financial Services of Massachusetts, Inc. (f/k/a American General Financial Services, Inc.)

[Signature Page to Amended and Restated Credit Agreement]

Springleaf Finance, Inc. (f/k/a American General Finance, Inc.)

MorEquity, Inc.

Springleaf Financial Services of New York, Inc. (f/k/a American General Financial Services, Inc.)

Springleaf Financial Services of America, Inc. (f/k/a American General Financial Services of America, Inc.)

Springleaf Financial Services of North Carolina, Inc. (f/k/a American General Financial Services,
Inc.)

Springleaf Financial Services of Ohio, Inc. (f/k/a American General Financial Services, Inc.)

Springleaf Financial Services of Pennsylvania, Inc. (f/k/a American General Consumer Discount Company)

Springleaf Financial Services of South Carolina, Inc. (f/k/a American General Financial Services, Inc.)

Springleaf Auto Finance, Inc. (f/k/a American General Auto Finance, Inc.)

State Financial Services- Springleaf, Inc. d/b/a

Springleaf Financial Services of Texas, Inc. (f/k/a American General Financial Services, Inc.)

Springleaf Financial Services of Utah, Inc. (f/k/a American General Finance of Utah, Inc.)

Springleaf Financial Services of Washington, Inc. (f/k/a American General Financial Services, Inc.)

Springleaf Home Equity, Inc. (f/k/a American General Home Equity, Inc.)

Springleaf Financial Services of Wisconsin, Inc. (f/k/a American General Financial Services of Wisconsin, Inc.)

Springleaf Financial Services of Wyoming, Inc. (f/k/a American General Financial Services, Inc.)

Springleaf Financial Cash Services, Inc. (f/k/a AGFS Cash Services, Inc.)

Springleaf Financial Services of America, Inc. (f/k/a American General Financial Services of America, Inc.)

Springleaf Home Equity, Inc. (f/k/a American General Home Equity, Inc.)

[Signature Page to Amended and Restated Credit Agreement]

By:	/s/ Donald R. Breivogel, Jr.
	Name:	Donald R. Breivogel, Jr.
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Mollie S. Canup
	Name:	Mollie S. Canup
	Title:	Vice President

BANK OF AMERICA, N.A., as Collateral Agent
By:	/s/ Mollie S. Canup
	Name:	Mollie S. Canup
	Title:	Vice President

[Signature Page to Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as a Lender
By:	/s/ Garrett P. Carpenter
	Name:	Garrett P. Carpenter
	Title:	Director

[Signature Page to Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Sole Documentation Agent
By:	/s/ John J. Coffey
	Name:	John J. Coffey
	Title:	Managing Director

[Signature Page to Amended and Restated Credit Agreement]

SCHEDULE 1.01(a)
SUBSIDIARY GUARANTORS

Jurisdiction of
	Subsidiary Guarantor	Incorporation
1.	Springleaf Finance Management Corporation (f/k/a American General Finance Management Corporation)	Indiana

2.	Springleaf Financial Services of Alabama, Inc. (f/k/a American General Financial Services of Alabama, Inc.)	Delaware

3.	Springleaf Financial Services of Arizona, Inc. (f/k/a American General Financial Services, Inc.)	Arizona

4.	Springleaf Financial Services of Arkansas, Inc. (f/k/a American General Financial Services of Arkansas, Inc.)	Delaware

5.	Springleaf Financial Services of New Hampshire, Inc. (f/k/a American General Financial Services (NH), Inc.)	Delaware

6.	Springleaf Financial Services, Inc. (f/k/a American General Financial Services, Inc.)	Delaware

7.	Springleaf Documentation Services, Inc. (f/k/a AG Documentation Services, Inc.)	California

8.	Springleaf Auto Finance, Inc. (f/k/a American General Auto Finance, Inc.)	Delaware

9.	Springleaf Financial Services of Florida, Inc. (f/k/a American General Finance, Inc.)	Florida

10.	Springleaf Financial Services of Hawaii, Inc. (f/k/a American General Financial Services of Hawaii, Inc.)	Hawaii

11.	Springleaf Financial Services of Illinois, Inc. (f/k/a American General Financial Services of Illinois, Inc.)	Illinois

12.	Service Bureau of Indiana, Inc.	Indiana

13.	Springleaf Financial Technology, Inc. (f/k/a AG Financial Services, Inc.)	Indiana

14.	Springleaf Financial Services of Indiana, Inc. (f/k/a American General Financial Services, Inc.)	Indiana

15.	Springleaf Finance Commercial Corp. (f/k/a American General Finance Commercial Corp.)	Indiana

16.	Springleaf Financial Services of America, Inc. (f/k/a American General Financial Services of America, Inc.)	Iowa

17.	Springleaf Financial Services of Louisiana, Inc. (f/k/a American General Financial Services of Louisiana, Inc.)	Louisiana

18.	Springleaf Financial Services of Massachusetts, Inc. (f/k/a American General Financial Services, Inc.)	Massachusetts

19.	Springleaf Finance, Inc. (f/k/a American General Finance, Inc.)	Nevada

20.	MorEquity, Inc.	Nevada

21.	Springleaf Financial Services of New York, Inc. (f/k/a American General Financial Services, Inc.)	New York

22.	Springleaf Financial Services of America, Inc. (f/k/a American General Financial Services of America, Inc.)	North Carolina

23.	Springleaf Financial Services of North Carolina, Inc. (f/k/a American General Financial Services, Inc.)	North Carolina

24.	Springleaf Financial Services of Ohio, Inc. (f/k/a American General Financial Services, Inc.)	Ohio

25.	Springleaf Financial Services of Pennsylvania, Inc. (f/k/a American General Consumer Discount Company)	Pennsylvania

26.	Springleaf Financial Services of South Carolina, Inc. (f/k/a American General Financial Services, Inc.)	South Carolina

27.	Springleaf Auto Finance, Inc. (f/k/a American General Auto Finance, Inc.)	Tennessee

Jurisdiction of
	Subsidiary Guarantor	Incorporation
28.	State Financial Services- Springleaf, Inc. d/b/a Springleaf Financial Services of Texas, Inc. (f/k/a American General Financial Services, Inc.)	Texas

29.	Springleaf Financial Services of Utah, Inc. (f/k/a American General Finance of Utah, Inc.)	Utah

30.	Springleaf Financial Services of Washington, Inc. (f/k/a American General Financial Services, Inc.)	Washington

31.	Springleaf Home Equity, Inc. (f/k/a American General Home Equity, Inc.)	West Virginia

32.	Springleaf Financial Services of Wisconsin, Inc. (f/k/a American General Financial Services of Wisconsin, Inc.)	Wisconsin

33.	Springleaf Financial Services of Wyoming, Inc. (f/k/a American General Financial Services, Inc.)	Wyoming

34.	Springleaf Financial Cash Services, Inc. (f/k/a AGFS Cash Services, Inc.)	Delaware

35.	Springleaf Financial Services of America, Inc. (f/k/a American General Financial Services of America, Inc.)	Delaware

36.	Springleaf Home Equity, Inc. (f/k/a American General Home Equity, Inc.)	Delaware

SCHEDULE 1.01(b)
QUALIFYING SUBSIDIARY GUARANTORS

Jurisdiction of
	Subsidiary Guarantor	Incorporation
1..	Springleaf Finance Management Corporation (f/k/a American General Finance Management Corporation)	Indiana

2.	Springleaf Financial Services of Alabama, Inc. (f/k/a American General Financial Services of Alabama, Inc.)	Delaware

3.	Springleaf Financial Services of Arizona, Inc. (f/k/a American General Financial Services, Inc.)	Arizona

4.	Springleaf Financial Services of Arkansas, Inc. (f/k/a American General Financial Services of Arkansas, Inc.)	Delaware

5.	Springleaf Financial Services of New Hampshire, Inc. (f/k/a American General Financial Services (NH), Inc.)	Delaware

6.	Springleaf Financial Services, Inc. (f/k/a American General Financial Services, Inc.)	Delaware

7.	Springleaf Documentation Services, Inc. (f/k/a AG Documentation Services, Inc.)	California

8.	Springleaf Auto Finance, Inc. (f/k/a American General Auto Finance, Inc.)	Delaware

9.	Springleaf Financial Services of Florida, Inc. (f/k/a American General Finance, Inc.)	Florida

10.	Springleaf Financial Services of Hawaii, Inc. (f/k/a American General Financial Services of Hawaii, Inc.)	Hawaii

11.	Springleaf Financial Services of Illinois, Inc. (f/k/a American General Financial Services of Illinois, Inc.)	Illinois

12.	Service Bureau of Indiana, Inc.	Indiana

13.	Springleaf Financial Technology, Inc. (f/k/a AG Financial Services, Inc.)	Indiana

14.	Springleaf Financial Services of Indiana, Inc. (f/k/a American General Financial Services, Inc.)	Indiana

15.	Springleaf Finance Commercial Corp. (f/k/a American General Finance Commercial Corp.)	Indiana

16.	Springleaf Financial Services of America, Inc. (f/k/a American General Financial Services of America, Inc.)	Iowa

17.	Springleaf Financial Services of Louisiana, Inc. (f/k/a American General Financial Services of Louisiana, Inc.)	Louisiana

18.	Springleaf Financial Services of Massachusetts, Inc. (f/k/a American General Financial Services, Inc.)	Massachusetts

19.	Springleaf Finance, Inc. (f/k/a American General Finance, Inc.)	Nevada

20.	MorEquity, Inc.	Nevada

21.	Springleaf Financial Services of New York, Inc. (f/k/a American General Financial Services, Inc.)	New York

22.	Springleaf Financial Services of America, Inc. (f/k/a American General Financial Services of America, Inc.)	North Carolina

23.	Springleaf Financial Services of North Carolina, Inc. (f/k/a American General Financial Services, Inc.)	North Carolina

24.	Springleaf Financial Services of Ohio, Inc. (f/k/a American General Financial Services, Inc.)	Ohio

25.	Springleaf Financial Services of Pennsylvania, Inc. (f/k/a American General Consumer Discount Company)	Pennsylvania

26.	Springleaf Financial Services of South Carolina, Inc. (f/k/a American General Financial Services, Inc.)	South Carolina

Jurisdiction of
	Subsidiary Guarantor	Incorporation
27.	Springleaf Auto Finance, Inc. (f/k/a American General Auto Finance, Inc.)	Tennessee

28.	State Financial Services- Springleaf, Inc. d/b/a Springleaf Financial Services of Texas, Inc. (f/k/a American General Financial Services, Inc.)	Texas

29.	Springleaf Financial Services of Utah, Inc. (f/k/a American General Finance of Utah, Inc.)	Utah

30.	Springleaf Financial Services of Washington, Inc. (f/k/a American General Financial Services, Inc.)	Washington

31.	Springleaf Home Equity, Inc. (f/k/a American General Home Equity, Inc.)	West Virginia

32.	Springleaf Financial Services of Wisconsin, Inc. (f/k/a American General Financial Services of Wisconsin, Inc.)	Wisconsin

33.	Springleaf Financial Services of Wyoming, Inc. (f/k/a American General Financial Services, Inc.)	Wyoming

34.	Springleaf Financial Cash Services, Inc. (f/k/a AGFS Cash Services, Inc.)	Delaware

35.	Springleaf Financial Services of America, Inc. (f/k/a American General Financial Services of America, Inc.)	Delaware

36.	Springleaf Home Equity, Inc. (f/k/a American General Home Equity, Inc.)	Delaware

SCHEDULE 1.01(c)
CERTAIN NON-GUARANTOR SUBISIDARIES
Springleaf Funding, Inc. (DE)
Wilmington Finance, Inc. (DE)
Merit Life Insurance Co. (IN)
Yosemite Insurance Company (IN)
Ocean Finance and Mortgages Limited (UK)
Ocean Money Limited (UK)
Ocean Money (II) Limited (UK)
AGFC Capital Trust I
Crossroads Mortgage, Inc. (TN)
ENM, Inc. (TN)
CREDITHRIFT of Puerto Rico, Inc. (PR)
Interstate Agency, Inc. (IN)
CommoLoCo, Inc. (PR)
Third Street Funding, LLC (DE)
Sixth Street Funding, LLC (DE)

SCHEDULE 2.01
COMMITMENTS

	CLOSING DATE	APPLICABLE
LENDER NAME	COMMITMENT	PERCENTAGE
Bank of America, N.A.	$3,607,000,000.00	96.2533%
Fortress Credit Investments I Ltd. *	$68,000,000.00	1.8133%
Fortress Credit Investments II Ltd. by Fortress Investment Group LLC *	$17,000,000.00	0.4533%
Sandelman Finance 2006-2, Ltd. *	$10,000,000.00	0.267%
CSAM Funding IV *	$3,500,000.00	0.0933%
Bentham Wholesale Syndicated Loan Fund *	$3,500,000.00	0.0933%
Atrium III *	$3,000,000.00	0.08%
Madison Park Funding I, Ltd. *	$3,000,000.00	0.08%
Atrium IV *	$2,500,000.00	0.0667%
Castle Garden Funding*	$3,500,000.00	0.0933%
Madison Park Funding II, Ltd. *	$3,500,000.00	0.0933%
Atrium V *	$4,000,000.00	0.1067%
Madison Park Funding III, Ltd. *	$3,000,000.00	0.08%
Madison Park Funding IV, Ltd. *	$2,750,000.00	0.0733%
Madison Park Funding V, Ltd. *	$3,500,000.00	0.0933%
Madison Park Funding VI, Ltd. *	$3,500,000.00	0.0933%
Credit Suisse Dollar Senior Loan Fund, Ltd. *	$3,000,000.00	0.08%
BA/CSCredit1LLC *	$1,000,000.00	0.0267%
Arizona State Retirement System *	$1,000,000.00	0.0267%
Pennsylvania (Commonwealth of ) Treasury Department *	$750,000.00	0.02%
QUALCOMM Global Trading, Inc. *	$3,000,000.00	0.08%

Total:	$3,750,000,000.00	100.00%

*	Note: The Lenders marked with an “*” have executed a Conversion Letter Agreement, pursuant to which the Borrower has agreed to convert the outstanding principal amount of such Lender’s Existing Loans into Initial Loans as of the Restatement Effective Date, and the Lender has agreed to be bound as a “Lender” under the Credit Agreement (as amended and restated on the Restatement Effective Date).

SCHEDULE 11.02
ADMINISTRATIVE AGENT’S OFFICE,
CERTAIN ADDRESSES FOR NOTICES
BORROWER AND OTHER LOAN PARTIES:
Springleaf Financial Funding Company
c/o Springleaf Finance Corporation
Attention: Treasurer
601 N.W. Second Street
Evansville, IN 47708
Phone: 812-424-8031
Fax: 812-468-5352
With a copy to:
Sarah M. Ward
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036-6522
Phone: 212-735-2126
Fax: 917-777-2126
Email: sward@skadden.com
ADMINISTRATIVE AGENT:
Administrative Agent’s Office:
(for payments and Requests for Credit Extensions)

Bank of America, N.A.
Building B
2001 Clayton Road
Mail Code: CA4-702-02-25
Concord, CA 94520-2405
Attention: Remedios A. David
Phone: 925-675-8416
Fax: 888-217-4730
Email: remedios.a.david@baml.com
Account No.: 3750836479
Account Name: Credit Services #5596
Ref: Springleaf Financial Funding Company
ABA# 026009593
Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management

101 South Tryon St.
Mail Code: NC1-002-15-36
Charlotte, NC 28255
Attention: Mollie S. Canup
Phone: 980-387-5449
Fax: 704-409-0011
E-mail: mollie.s.canup@baml.com

EXHIBIT A
FORM OF COMMITTED LOAN NOTICE
Date: ___________, _____
     To:       Bank of America, N.A., as Administrative Agent
     Ladies and Gentlemen:
     Reference is made to that certain Amended and Restated Credit Agreement, dated as of April 21, 2010 and amended and restated as of May 10, 2011 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Springleaf Financial Funding Company, a Delaware corporation (the “Borrower”), Springleaf Finance Corporation, the Subsidiary Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent.
     The undersigned hereby requests (select one):
     ☐      A Borrowing of Loans
     ☐      A conversion or continuation of Loans
1.	On (a Business Day).

2.	In the amount of $

3.	Comprised of [Eurodollar Rate] [Base Rate] Loans

4.	For Eurodollar Rate Loans: with an Interest Period of [ ] months.
     To the extent the Borrower requests funding arrangements to fund Eurodollar Rate Loans above on the Restatement Effective Date (such request for Eurodollar Rate Loans being the “Funding Arrangements”), the Borrower hereby agrees to comply with the provisions set forth in Section 3.05 of the Agreement as a result of the Funding Arrangements and, to the extent provided in such Section 3.05, the Borrower agrees to compensate each of the Lenders and the Administrative Agent upon written request for all reasonable losses, expenses and liabilities which such Lenders and the Administrative Agent may sustain, whether or not any such Eurodollar Rate Loan is ever made as contemplated by such Funding Arrangements and whether or not the Agreement is executed and delivered by the intended parties thereto.
     [The Borrower hereby represents and warrants that the conditions specified in Section 4.01 (other than such conditions that are expressly subject to the satisfaction of the
Form of Committed Loan Notice

Administrative Agent, the Collateral Agent or Lender) shall be satisfied on and as of the date of the Borrowing.]1

[1]	Include bracketed language if a Borrowing of Initial Loans is being requested.
Form of Committed Loan Notice

SPRINGLEAF FINANCIAL FUNDING COMPANY
By:
Name:
Title:

Form of Committed Loan Notice

EXHIBIT B
FORM OF NOTE
___________, ____
     FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to [                     ] or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of April 21, 2010 and amended and restated as of May 10, 2011 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, Springleaf Finance Corporation, the Subsidiary Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent.
     The Borrower promises to pay interest on the unpaid principal amount of the Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
     This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty and is secured by the Pledged Collateral (as defined in the Pledge Agreement). Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
[THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR THIS NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: [      ] ATTENTION: [       ].”]2

[2]	To be inserted if note is issued with original issue discount.
Form of Note

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SPRINGLEAF FINANCIAL FUNDING COMPANY
By:
Name:
Title:

Form of Note

LOANS AND PAYMENTS WITH RESPECT THERETO

				Amount of	Outstanding
			End of	Principal or	Principal
	Type of Loan	Amount of	Interest	Interest Paid	Balance This	Notation
Date	Made	Loan Made	Period	This Date	Date	Made By

Form of Note

EXHIBIT C-1
FORM OF ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as further amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.	Assignor: ____________________

2.	Assignee: _____________________________ [and is an Affiliate/Approved Fund of [identify Lender]3]

3.	Borrower: SPRINGLEAF FINANCIAL FUNDING COMPANY, a Delaware corporation.

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Amended and Restated Credit Agreement, dated as of April 21, 2010 and amended and restated as of May 10, 2011 among SPRINGLEAF FINANCIAL FUNDING COMPANY, a

[3]	Select as applicable.
Form of Assignment and Assumption

C-1-1

Delaware corporation, SPRINGLEAF FINANCE CORPORATION, an Indiana corporation, as a Guarantor, the Subsidiary Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and as Collateral Agent.
6. Assigned Interest:

		Aggregate	Amount of	Percentage
		Amount of Loans	Loans	Assigned of	CUSIP
Assignor	Assignee	for all Lenders[4]	Assigned	Loans[5]	Number
		$___	$__	___
%
7. [Trade Date: ____________________]6
Effective Date: _________________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[4]	Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[5]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[6]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
Form of Assignment and Assumption

C-1-2

     The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Name:
Title:

[Consented to and] [7] Accepted: BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

[Consented to and Accepted: SPRINGLEAF FINANCIAL FUNDING COMPANY, as Borrower
By:
Name:
	Title:	] [8]

[7]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[8]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.
Form of Assignment and Assumption

C-1-3

ANNEX 1 TO
ASSIGNMENT AND ASSUMPTION
SPRINGLEAF FINANCIAL FUNDING COMPANY
SPRINGLEAF FINANCE CORPORATION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
          1. Representations and Warranties.
          1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.06(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it is not a Person whose primary business competes with Springleaf and the Subsidiary Guarantors and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan
Form of Assignment and Assumption

C-1-4

Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
Form of Assignment and Assumption

C-1-5

EXHIBIT C-2
FORM OF ADMINISTRATIVE QUESTIONNAIRE
I. Borrower Name:    SPRINGLEAF FINANCIAL FUNDING COMPANY

$	Type of Credit Facility

II. Legal Name of Lender of Record for Signature Page:
•	Signing Credit Agreement ☐ YES ☐ NO

•	Coming in via Assignment ☐ YES ☐ NO
III. Type of Lender:

(Bank, Asset Manager, Broker/Dealer, CLO/CDO, Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other — please specify)

IV. Domestic Address:	V. Eurodollar Address:

VI. Contact Information:
Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities) will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution’s compliance procedures and applicable laws, including Federal and State securities laws.
Form of Administrative Questionnaire

C-2-1

	Primary	Secondary
	Credit Contact	Operations Contact	Operations Contact

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

IntraLinks E Mail Address:

Does Secondary Operations Contact need copy of notices?    ☐ YES    ☐ NO

	Letter of Credit	Draft Documentation
	Contact	Contact	Legal Counsel

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

VII. Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable):
Form of Administrative Questionnaire

C-2-2

Pay to:

(Bank Name)

(ABA #)

(Account #)

(Attention)
VIII. Lender’s Fed Wire Payment Instructions:

Pay to:

(Bank Name)

(ABA #)(City/State)

(Account #)(Account Name)

(Attention)
IX. Organizational Structure and Tax Status
Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:
Lender Taxpayer Identification Number (TIN):
Tax Withholding Form Delivered to Bank of America*:
_______ W-9
_______W-8BEN
_______ W-8ECI
_______W-8EXP
_______ W-8IMY
Form of Administrative Questionnaire

C-2-3

Tax Contact
Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

NON—U.S. LENDER INSTITUTIONS
1. Corporations:
If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).
A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.
2. Flow-Through Entities
If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.
Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.
U.S. LENDER INSTITUTIONS:
If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we require an original form W-9.
Form of Administrative Questionnaire

C-2-4

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.
*Additional guidance and instructions as to where to submit this documentation can be found at this link:

Please mail or courier original form to: Credit Services Department. — Attn: Tax Desk 101 North Tryon St. Mail Code: NC1-001-15-03 Charlotte, NC 28255

IRS Tax Form Toolkit	In advance, if you wish to confirm form validity, you may send an electronic version of the completed form to Shelly Sanders for review at
Fax: 704-602-5746 Phone 704 387-2407
E-mail: shelly.h.sanders@bankofamerica.com

Once validated, original form must be delivered to the Tax Desk as specified above.
All particpants must have an ORIGINAL and VALID Tax Form (either a w-9 or a w-8) on File with the Agent:
•	Domestic Investors
•	W-9: Request for Taxpayer Identification Number and Certification
•	Link to launch Form/Instructions:	http://www.irs.gov/pub/irs-pdf/fw9.pdf http://www.irs.gov/pub/irs-pdf/iw9.pdf
•	Examples: Citibank, N.A., General Electric Credit Corporation, Wachovia Bank National Association
•	Non-Domestic Investors will file one of four W-8 Forms
•	W-8ECI: Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States
•	Link to launch Form/Instructions:	http://www.irs.gov/pub/irs-pdf/fw8eci.pdf http://www.irs.gov/pub/irs-pdf/iw8eci.pdf
•	Example: loans booked with US branches of Foreign Banks like BNP Paribas, New York Branch, Mizuho Corporate Bank, San Francisco Branch
•	W-8BEN: Certificate of Foreign Status of Beneficial Owner
•	“A beneficial owner solely claiming foreign status or treaty benefits”
•	Link to launch Form/Instructions:	http://www.irs.gov/pub/irs-pdf/fw8ben.pdf http://www.irs.gov/pub/irs-pdf/iw8ben.pdf
•	Example: Loans booked with a foreign “person” such as BNP Paribas, Paris, France, Allied Irish Bank, Dublin
Infrequently Used Forms Listed Below:
•	W-8IMY: Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches
•	“A person acting as an intermediary; a foreign partnership or foreign trust”.

•	If a non-qualified intermediary, it is quite likely you will also need to get a withholding form from all of the entities that have an ownership share therein.
•	Link to launch Form/Instructions:	http://www.irs.gov/pub/irs-pdf/fw8imy.pdf http://www.irs.gov/pub/irs-pdf/iw8imy.pdf
•	Example: Grand Cayman Asset Management LLC
•	W-8EXP: Certificate of Foreign Government or Other Foreign Organization
•	“A foreign government, international organization, foreign central of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S possession”
•	Link to launch Form/Instructions:	http://www.irs.gov/pub/irs-pdf/fw8exp.pdf http://www.irs.gov/pub/irs-pdf/iw8exp.pdf
•    Example: UNESCO
Bank of America, N.A.
September 2006
X. Bank of America Payment Instructions:

Pay to:	Bank of America, N.A.
ABA # [ ]
New York, NY
Acct. # [ ]
Attn: Large Corporate Loans
Ref: SPRINGLEAF FINANCIAL FUNDING COMPANY
Form of Administrative Questionnaire

C-2-5

EXHIBIT D
SUBORDINATION TERMS
               1. The Subordinated Indebtedness shall be subordinated to the prior payment in full in cash of the Obligations.
               2. No payments on or distributions in respect of Subordinated Indebtedness shall be made when there is a payment default on the Obligations.
               3. If there is a non-payment default with respect to the Obligations, then any the representative of holder of designated senior debt (which shall in any event include the Administrative Agent) may block payments on and distributions in respect of the Subordinated Indebtedness for 179 days, but there must be a period of 181 consecutive days during each period of 360 days when no such blockage (other than a blockage pursuant to (2) above) is in effect.
               4. The Subordinated Indebtedness shall not provide for any mandatory redemption or repayment, offer for the debtor thereunder to repurchase or repay, any sinking fund obligation or scheduled repayment, in any case, on any date that is prior to 181 days after the Maturity Date.
               5. The Subordinated Indebtedness shall be unsecured.
               6. No Subsidiary of the Borrower (other than a Subsidiary Guarantor) shall Guarantee the Subordinated Indebtedness (and if such Subsidiary Guarantor provides such a Guarantee, such Guarantee shall be subordinated in right of payment to the Obligations of such Subsidiary Guarantor on the same terms that such Subordinated Indebtedness is subordinated to the Obligations of the Borrower).
               7. The terms (other than the interest rate, but including without limitation the restrictive covenants and subordination language) of the Subordinated Indebtedness shall be customary for similar subordinated Indebtedness and in any event no more burdensome to Borrower and its Subsidiaries, taken as a whole, than the terms of the Credit Agreement, as reasonably determined by the Board of Directors of the Borrower in good faith.
               8. The holders of the Subordinated Indebtedness will be subject to customary turnover provisions to effect such subordination.
               9. Such subordination provisions will not operate to prevent the occurrence of an event of default under the Subordinated Indebtedness or the acceleration thereof.
Subordination Terms

D-1

EXHIBIT E
FORM OF PLEDGE AGREEMENT
Form of Pledge Agreement

E-1

AMENDED AND RESTATED PLEDGE AGREEMENT
dated as of April 21, 2010
and Amended and Restated as of May 10, 2011
Between
SPRINGLEAF FINANCE CORPORATION
and
BANK OF AMERICA, N.A.
as Collateral Agent

i

               AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of April 21, 2010 and amended and restated as of May 10, 2011, between Springleaf Finance Corporation, an Indiana corporation (“Springleaf”), and Bank of America, N.A., as Collateral Agent for the Secured Parties (in such capacity, the “Collateral Agent”).
               Reference is made to that certain Amended and Restated Credit Agreement dated as of April 21, 2010 and amended and restated as of May 10, 2011 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Springleaf Financial Funding Company, a Delaware corporation (the “Borrower”), Springleaf, the Subsidiary Guarantors party thereto from time to time, Bank of America, N.A., as Administrative Agent and as Collateral Agent, each lender from time to time party thereto (each individually, a “Lender” and collectively, the “Lenders”) and the other agents named therein. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Springleaf is the direct parent of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
SECTION 1.01. Credit Agreement. 10. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the UCC.
(a)	The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.
SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
               “Agreement” means this Pledge Agreement.
               “Collateral Agent” has the meaning assigned to such term in the preliminary statements of this Agreement.
               “Credit Agreement” has the meaning assigned to such term in the preliminary statements of this Agreement.
               “Equity Interest” means, with respect to any issuer, (i) all of the shares of capital stock, of any type or nature, of such issuer, (ii) all warrants, options or other rights for the purchase or acquisition from such issuer of shares of capital stock, (iii) all securities convertible into or exchangeable for (a) shares of capital stock of such issuer or (b) warrants, rights or options for the purchase or acquisition from such issuer of such shares of capital stock of such issuer, and (iv) all of the other equity interests (including any partnership interests and limited liability company interests) of such issuer, whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
               “Lenders” has the meaning assigned to such term in the preliminary statements of this Agreement.
               “Pledged Collateral” has the meaning assigned to such term in Section 2.01.
               “Pledged Equity” has the meaning assigned to such term in Section 2.01.
               “Secured Obligations” means the “Obligations” (as defined in the Credit Agreement).
               “Springleaf” has the meaning assigned to such term in the preliminary statements of this Agreement.
               “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
ARTICLE II
Pledge of Securities
          SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, including the Guaranty, Springleaf hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in (i) all of Springleaf’s right, title and interest in, to and under all Equity Interests issued by the Borrower and any successor entity, including in any event the Equity Interests identified on Schedule I hereto (the “Pledged Equity”); (ii) all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity; (iii) all rights and privileges of Springleaf with respect to the securities and other property referred to in clauses (i) and (ii) above; and (iv) all Proceeds of any of the foregoing (the items referred to in clauses (i) through (iv) above being collectively referred to as the “Pledged Collateral”); provided, however, that the maximum amount of Secured Obligations that is secured hereunder is limited to an amount equal to (a) 10% of the Consolidated Net Worth of Springleaf (as defined in and calculated in accordance with, the Existing Indenture as in effect on the Restatement Effective Date) less (b) the aggregate principal amount of Indebtedness secured by Liens on assets of Springleaf and its Subsidiaries as shown on Schedule 9.10 to the Disclosure Letter.

               TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.
          SECTION 2.02. Delivery of the Pledged Equity. 11. Springleaf agrees promptly (but in any event within 30 days after receipt by Springleaf) to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Equity to the extent certificated.
(a)	Upon delivery to the Collateral Agent, any Pledged Equity shall be accompanied by stock or security powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request. Each delivery of Pledged Equity shall be accompanied by a schedule describing the securities, which schedule shall be deemed to supplement Schedule I and made a part hereof; provided that failure to supplement Schedule I shall not affect the validity of such pledge of such Pledged Equity. Each schedule so delivered shall supplement any prior schedules so delivered.
          SECTION 2.03. Representations, Warranties and Covenants. Springleaf represents, warrants and covenants to and with the Collateral Agent, for the benefit of the Secured Parties, that:
(a)	As of the date hereof, Schedule I includes all Equity Interests required to be pledged by Springleaf hereunder and under the Credit Agreement and all such Equity Interests have been delivered to the Collateral Agent;

(b)	the Pledged Equity has been duly and validly authorized and issued by the issuer thereof and are fully paid and nonassessable;

(c)	except for the security interests granted hereunder, Springleaf (i) is, subject to any transfers made in compliance with the Credit Agreement, the direct owner, beneficially and of record, of the Pledged Equity indicated on Schedule I, (ii) holds the same free and clear of all Liens, other than Liens created hereunder, and (iii) if requested by the Collateral Agent, will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;

(d)	except for restrictions and limitations imposed or permitted by the Loan Documents or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e)	the execution and performance by Springleaf of this Agreement are within Springleaf’s corporate powers and have been duly authorized by all necessary corporate action or other organizational action;

(f)	no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby, except for (i) filing of a UCC-1 financing statement in form appropriate for filing under the Uniform Commercial Code of Indiana naming Springleaf as debtor and the Collateral Agent as secured party and describing the Pledged Collateral and (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect;

(g)	by virtue of the execution and delivery by Springleaf of this Agreement, and delivery of the Pledged Equity to and continued possession by the Collateral Agent in the State of New York, the Collateral Agent for the benefit of the Secured Parties has a legal, valid and perfected lien upon and security interest in such Pledged Equity as security for the payment and performance of the Secured Obligations; and

(h)	the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral to the extent intended hereby.
               Subject to the terms of this Agreement and to the extent permitted by applicable law, Springleaf hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with instructions of the Collateral Agent with respect to the Equity Interests in the Borrower that constitute Pledged Equity hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests.
          SECTION 2.04. Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and be continuing and the Collateral Agent shall give Springleaf prior notice of its intent to exercise such rights, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right to hold the Pledged Equity in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of Springleaf, endorsed or assigned in blank or in favor of the Collateral Agent and Springleaf will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Equity registered in the name of Springleaf and (b) the Collateral Agent shall have the right to exchange the certificates representing Pledged Equity for certificates of smaller or larger denominations for any purpose consistent with this Agreement, to the extent permitted by the documentation governing such Pledged Equity.
          SECTION 2.05. Voting Rights; Dividends and Interest. 12. Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have provided prior notice to Springleaf that Springleaf’s rights under this Section 2.05 are being suspended:
(i)	Springleaf shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Equity or any part thereof, and Springleaf agrees that it shall exercise such rights for purposes consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents;
(ii)	the Collateral Agent shall promptly (after reasonable advance notice) execute and deliver to Springleaf, or cause to be executed and delivered to Springleaf, all such proxies, powers of attorney and other instruments as Springleaf may reasonably request for the purpose of enabling Springleaf to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above; and

(iii)	Springleaf shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Equity to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Equity or received in exchange for Pledged Equity or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by Springleaf, shall not be commingled by Springleaf with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall be promptly (and in any event within 5 Business Days) delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). So long as no Default or Event of Default has occurred and is continuing, the Collateral Agent shall promptly deliver to Springleaf any Pledged Equity in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Equity permitted by the Credit Agreement in accordance with this Section 2.05(a)(iii).

(b)	Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified Springleaf of the suspension of Springleaf’s rights under Section 2.05(a)(iii), then all rights of Springleaf to dividends, interest, principal or other distributions that Springleaf is authorized to receive pursuant to Section 2.05(a)(iii) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by Springleaf contrary to the provisions of this Section 2.05 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of Springleaf and shall be promptly (and in any event within 5 Business Days) delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 3.02. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to Springleaf (without interest) all dividends, interest, principal or other distributions that Springleaf would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.05 and that remain in such account.
(c)	Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have provided Springleaf with notice of the suspension of Springleaf’s rights under Section 2.05 (a)(i), then all rights of Springleaf to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 2.05 (a)(i), and the obligations of the Collateral Agent under Section 2.05 (a)(ii), shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit Springleaf to exercise such rights. After all Events of Default have been cured or waived, Springleaf shall have the exclusive right to exercise the voting and/or consensual rights and powers that Springleaf would otherwise be entitled to exercise pursuant to the terms of Section 2.05 (a)(i) above, and the obligations of the Collateral Agent under Section 2.05 (a)(ii) shall be reinstated.

(d)	Any notice given by the Collateral Agent to Springleaf under Section 2.04 or Section 2.05 shall be given in writing and may suspend the rights of Springleaf under Section 2.05 (a)(i) or Section 2.05 (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.
ARTICLE III
Remedies
          SECTION 3.01. Remedies Upon Default. During the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Secured Obligations, including the Guarantees, under the UCC or other applicable Law and also may (i) exercise any and all rights and remedies of Springleaf under or in connection with the Pledged Collateral, or otherwise in respect of the Pledged Collateral; provided that the Collateral Agent shall provide Springleaf with notice thereof prior to such exercise; and (ii) subject to the mandatory requirements of applicable Law and the notice requirements described below, sell or otherwise dispose of all or any part of the Pledged Collateral securing the Secured Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any sale of Pledged Collateral shall hold the property sold absolutely, free from any claim or right on the part of Springleaf, and Springleaf hereby waives (to the extent permitted by Law) all rights of redemption, stay and appraisal which Springleaf now has or may at any time in the future have under any Law now existing or hereafter enacted.
               The Collateral Agent shall give Springleaf 5 Business Days’ written notice (which Springleaf agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Pledged Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Pledged Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Pledged Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. At any public (or, to the extent permitted by Law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by Law) from any right of redemption, stay, valuation or appraisal on the part of Springleaf (all said rights being also hereby waived and released to the extent permitted by Law), the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from Springleaf as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Springleaf therefor. For purposes hereof, a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and Springleaf shall not be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at Law or in equity to foreclose this Agreement and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section

3.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.
          SECTION 3.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of Pledged Collateral, including any Pledged Collateral consisting of cash in accordance with Section 8.03 of the Credit Agreement.
               The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Pledged Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
               The Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations, provided that nothing in this sentence shall prevent Springleaf from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 3.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Administrative Agent of any amounts distributed to it.
ARTICLE IV
Miscellaneous
          SECTION 4.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 11.02 of the Credit Agreement.
          SECTION 4.02. Waivers, Amendment.
(a)	No failure or delay by any Secured Party in exercising any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Secured Parties provided herein and under each other Loan Document, are cumulative and are not exclusive of any rights, remedies, powers and privileges provided by Law. No waiver of any provision of this Agreement or consent to any departure by Springleaf therefrom shall in any event be effective unless the same shall be permitted by Section 4.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Secured Party may have had notice or knowledge of such Default at the time.
(b)	Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and Springleaf, subject to any consent required in accordance with Section 11.01 of the Credit Agreement.
          SECTION 4.03. Collateral Agent’s Fees and Expenses; Indemnification.
(a)	The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred hereunder and indemnity for its actions in connection herewith, in each case, as provided in Section 11.04 of the Credit Agreement.

(b)	Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby. The provisions of this Section 4.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 4.03 shall be payable within 5 Business Days of written demand therefor.
          SECTION 4.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
          SECTION 4.05. Survival of Agreement. All covenants, agreements, representations and warranties made by Springleaf hereunder and in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and the provision of services, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that any Secured Party may have had notice or knowledge of any Default at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as this Agreement has not been terminated or released pursuant to Section 4.12 below.
          SECTION 4.06. Counterparts; Effectiveness, Several Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic communication of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. This Agreement shall become effective as to Springleaf when a counterpart hereof executed on behalf of Springleaf shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon Springleaf and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of Springleaf, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that Springleaf shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Pledged Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement.
          SECTION 4.07. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          SECTION 4.08. Right of Set-Off. In addition to any rights and remedies of the Secured Parties provided by Law, upon the occurrence and during the continuance of any Event of Default, each Secured Party and its Affiliates is authorized at any time and from time to time, without prior notice to Springleaf, any such notice being waived by Springleaf to the fullest extent permitted by applicable Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Secured Party and its Affiliates to or for the credit or the account of Springleaf against any and all Secured Obligations owing to such Secured Party and its Affiliates hereunder, now or hereafter existing, irrespective of whether or not such Secured Party or Affiliate shall have made demand under this Agreement and although such Secured Obligations may be contingent or unmatured or owed to a branch or office holding such deposit or obligation or such Indebtedness. The rights of each Secured Party and their respective Affiliates under this Section 4.08 are in addition to other rights and remedies (including other rights of set-off that such Secured Party or its respective Affiliates may have. Each Secured Party agrees promptly to notify Springleaf and the Collateral Agent after any such set-off and application made by such Secured Party; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section 4.08 are in addition to other rights and remedies (including other rights of set-off) that such Secured Party may have at Law.
          SECTION 4.09. Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process.
(a)	The terms of Sections 11.14 and 11.15 of the Credit Agreement with respect to governing law, submission of jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

(b)	Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.
          SECTION 4.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          SECTION 4.11. Security Interest Absolute. To the extent permitted by Law, all rights of the Collateral Agent hereunder, the grant of a security interest in the Pledged Collateral and all obligations of Springleaf hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Springleaf in respect of the Secured Obligations or this Agreement.
          SECTION 4.12. Termination or Release.
(a)	This Agreement and all security interests granted hereby shall terminate with respect to all Secured Obligations and any Liens arising therefrom shall be automatically released upon payment in full of all Obligations (other than contingent obligations not yet accrued and payable).

(b)	Upon any sale or transfer by Springleaf of any Pledged Collateral that is permitted under the Credit Agreement (other than a sale or transfer to another Loan Party), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Pledged Collateral pursuant to Section 11.01 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(c)	In connection with any termination or release pursuant to Section 4.12 (b), the Collateral Agent shall execute and deliver to Springleaf, at Springleaf’s expense, all documents that Springleaf shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by Springleaf to effect such release, including delivery of certificates, securities and instruments. Any execution and delivery of documents pursuant to this Section 4.12 shall be without recourse to or warranty by the Collateral Agent.
          SECTION 4.13. Collateral Agent Appointed Attorney-in-Fact. Springleaf hereby appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as the Borrower’s true and lawful agent (and the attorney-in-fact) of Springleaf for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest (provided that the Collateral Agent shall provide Springleaf with notice thereof prior to exercising such rights). Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Collateral Agent to Springleaf of the Collateral Agent’s intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of Springleaf (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Pledged Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Pledged Collateral; (c) to commence and prosecute any and all suits, actions or proceedings at Law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Pledged Collateral or to enforce any rights in respect of any Pledged Collateral; (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Pledged Collateral; (e) to endorse the name of Springleaf on any check, draft, instrument or other item of payment representing or included in the Pledged Collateral; (f) to make all determinations and decisions with respect thereto; and (e) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Pledged Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Pledged Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to Springleaf for any act or failure to act hereunder, except for their own gross negligence, bad faith, or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact, in each case, as determined by a final nonappealable judgment of a court of competent jurisdiction. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 5 Business Days of demand, by Springleaf to the Collateral Agent and shall be additional Secured Obligations secured hereby.
          SECTION 4.14. General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Loan Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Loan Documents against Springleaf, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Pledged Collateral or Springleaf’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Loan Document against Springleaf, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Loan Document and (d) to agree to be bound by the terms of this Agreement and any other Loan Documents.
          SECTION 4.15. Reasonable Care. The Collateral Agent is required to use reasonable care in the custody and preservation of any of the Pledged Collateral in its possession; provided that the Collateral Agent shall be deemed to have used reasonable care in the custody and preservation of any of the Pledged Collateral, if such Pledged Collateral is accorded treatment substantially similar to that which the Collateral Agent accords its own property.
          SECTION 4.16. Delegation; Limitation. The Collateral Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care and without gross negligence or willful misconduct.
          SECTION 4.17. Reinstatement. The obligations of Springleaf under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.
          SECTION 4.18. Miscellaneous. The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Collateral Agent shall have received a notice of Event of Default or a notice from Springleaf or the Secured Parties to the Collateral Agent in its capacity as Collateral Agent indicating that an Event of Default has occurred.
[Signature Pages Follow.]

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

SPRINGLEAF FINANCE CORPORATION
By:
Name:
Title:

Signature Page to Pledge Agreement

BANK OF AMERICA, N.A., as Collateral Agent
By:
Name:
Title:

Signature Page to Pledge Agreement

SCHEDULE I
PLEDGED EQUITY

Issuer	Holder	Certificate Number	Shares	Representing
AGFS Funding Company (n/k/a Springleaf Financial Funding Company)	American General Finance Corporation (n/k/a Springleaf Finance Corporation)	1	10,000 shares of capital stock	100% of issued common; 20% of authorized stock
Schedule I-1

EXHIBIT F
FORM OF INTERCOMPANY SECURED LOAN AGREEMENT

EXHIBIT F
FORM OF INTERCOMPANY SECURED LOAN AGREEMENT
Form of Intercompany Note

INTERCOMPANY SECURED LOAN AGREEMENT
     This INTERCOMPANY SECURED LOAN AGREEMENT (“Agreement”) dated as of April 21, 2010, is by and between AGFS FUNDING COMPANY, a Delaware corporation (“AGFS Funding”) as lender (in such capacity, the “Intercompany Lender”), and each of the entities from time to time party hereto as borrowers and each of the other entities that becomes a party hereto pursuant to Section 5.6 (each a “Borrower”, and collectively the “Borrowers”).
     WHEREAS, each Borrower has requested the Intercompany Lender to make extensions of credit to such Borrower in the form of loans, and the Intercompany Lender is willing to make such loans, subject to the terms and conditions hereof;
     WHEREAS, the Intercompany Lender and the Borrowers have entered into that certain Credit Agreement, dated as of April 21, 2010 with Bank of America, N.A., as administrative agent (the “Administrative Agent”) and the lenders party thereto from time to time (the “Credit Agreement Lenders”) (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms not herein defined are defined as used in the Credit Agreement);
     WHEREAS, it is a condition precedent to obligations of the Credit Agreement Lenders to extend credit to AGFS Funding under the Credit Agreement that the parties hereto execute and deliver this Agreement;
     WHEREAS, the Credit Agreement requires that the loans made under this Agreement be on economic terms that are at least as favorable to AGFS Funding as the terms of the Credit Agreement are to the Credit Agreement Lenders;
     NOW, THEREFORE, in consideration of the mutual promises and covenants made herein, the parties hereto, intending to be legally bound hereby, agree as follows:
     SECTION 1. THE LOANS
          1.1. The Borrowings.
     (a) Subject to the terms and conditions of this Agreement, the Borrowers agree that (x) they will request loans (the “Loans”) in such amounts, and the Intercompany Lender agrees to make Loans in such amounts, as shall be necessary to ensure compliance with the Borrowing Base and other requirements under the Credit Agreement, including without limitation, those requirements set out in Section 2.03(b) of the Credit Agreement and (y) they shall from time to time pledge Loan Receivables to the Intercompany Lender pursuant to the Intercompany Security Documents such that after applying the percentage discounts in the definition of Borrowing Base in the Credit Agreement to the Loan Receivables so pledged, the Borrowing Base is not less than the outstanding principal amount of the Loans (as defined in the Credit Agreement).
Form of Intercompany Note

     (b) At the time of each borrowing of Loans hereunder the relevant Borrowers shall immediately become indebted to the Intercompany Lender for the amount of each such borrowing.
     (c) The initial Loans being made hereunder on the Closing Date are shown on the schedule attached hereto (the “Loan Schedule”), and by execution of this Agreement each Borrower acknowledges receipt of the Loans made to it as set forth on the Loan Schedule, and requests that the Intercompany Lender transfer the amounts represented by such Loans to American General Finance Corporation, an Indiana corporation (“AGFC”) on its behalf, for credit to the repayment of each such Borrower’s intercompany loans with AGFC.
     (d) The Intercompany Lender shall maintain a schedule in respect of each Borrower that reflects the aggregate amount of Loans made to such Borrower hereunder at any time (the “Intercompany Loan Schedule”).
     1.2. Payment of Interest. Interest on all Loans made pursuant to Section 1.1 shall bear interest upon the unpaid principal amounts thereof at the rate per annum equal to five one-hundredths of one percent (0.05%) per annum in excess of the Intercompany Lender’s effective cost of funds in connection with the transactions under the Credit Agreement (but, in no event shall such rate be higher than the maximum rate permitted by applicable law), with changes in the Intercompany Lender’s effective cost of funds to be adjusted from time to time during the term of this Agreement to ensure that it reflects the Intercompany Lender’s effective cost of funds in connection with the transactions under the Credit Agreement from time to time, including pursuant to Section 2.06(b) of the Credit Agreement at any time there is a Default or Event of Default continuing under the Credit Agreement (but in no event higher than the maximum rate permitted by applicable law). Interest shall be paid on or before each Interest Payment Date, in arrears. Payment of interest under this Agreement shall be calculated in accordance with Sections 2.08 and 2.10 of the Credit Agreement.
     1.3. Manner of Payment. All payments to be made by any Borrower on account of such borrowings hereunder shall be made without set-off or counterclaim in lawful currency of the United States of America and in immediately available funds.
     1.4 Repayment. The Borrower shall have the right to prepay the loans in whole at any time or in part from time to time, without premium or penalty, but with the accrued interest on the principal being repaid to the date of repayment, other than, in the case of a prepayment of the Loans hereunder where the proceeds are being used to prepay the loans made under the Credit Agreement, where such prepayment of Loans on or prior to the first anniversary of the date of this Agreement shall be accompanied by a premium payable by the relevant Borrowers to the Intercompany Lender equal to 1.00% of the principal amount of the Loans so prepaid.
     1.5 Events of Default. At any time when an Event of Default is continuing under the Credit Agreement, the Intercompany Lender shall have the right to demand immediate payment in full of the unpaid principal amount of all Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable under any Intercompany Loan Document, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly
Form of Intercompany Note

waived by each Borrower. Upon the occurrence of any Event of Default under Section 8.01(e) of the Credit Agreement, the unpaid principal amount of all outstanding Loans and all interest and other amounts owing under all Intercompany Loan Documents shall automatically become due and payable, without further act of the Intercompany Lender or any other Person.
     1.6 Security. Each Borrower has granted a first priority Lien on and pledges all of its rights, title and interest in its Eligible Loan Receivables, that, at any time of determination, are in the Borrowing Base to the Intercompany Lender as security for such loans granted under this Agreement and in connection with the Intercompany Security Documents.
     1.6 Maturity Date. Unless earlier stated by the Intercompany Lender, the Loans shall mature on the Maturity Date.
     1.7 Certain Defined Terms.
     (a) Intercompany Loan Obligations means all advances to, and debts, liabilities, obligations, covenants and duties of, any Borrower arising under any Intercompany Loan Document or otherwise with respect to any Loan, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Borrower thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
     (b) Intercompany Loan Documents means this Agreement and the Intercompany Security Documents.
     SECTION 2. CONDITIONS PRECEDENT TO BORROWINGS
     The obligation of the Intercompany Lender to make any Loan hereunder on the Closing Date (but not thereafter) is subject to the satisfaction on or before the date of any such borrowing of the following conditions precedent:
     2.1 Representations and Warranties. The representations and warranties of the relevant Borrower contained in Section 3 hereof shall be true and correct in all material respects on and as of the date of any such borrowing.
     2.2. Performance; No Default. Each relevant Borrower shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the time of the borrowing, and as of the date of the borrowing, no condition or event which constitutes a default in the performance of its obligations under any Intercompany Loan Document shall have occurred and be continuing.
     2.3 Agreement and Additional Matters. The Intercompany Lender shall have received, on or prior to the date of such borrowing, (a) this Agreement, executed by a duly
Form of Intercompany Note

authorized officer of such Borrower, (b) executed copies of the Intercompany Security Documents, each of which shall be in full force and effect, (c) copies of UCC financing statements evidencing the perfection of the Intercompany Lender’s security interest in the Eligible Loan Receivables securing the Loans pursuant to the Intercompany Security Documents, and (d) such other documents which may be reasonably requested by the Intercompany Lender.
     SECTION 3. REPRESENTATIONS AND WARRANTIES.
     3.1 Organization. Each Borrower is a corporation which has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with the corporate power and authority to own its properties and transact the business in which it is now engaged or in which it proposes to engage.
     3.2. No Conflict, Default or Violation. Neither the execution and delivery of this Agreement, nor the performance of any Borrower’s obligations under this Agreement, nor the consummation of the transactions herein contemplated shall (a) conflict with or result in a breach of any of the terms or provisions of or constitute a default under, with or without notice or lapse of time or both, any indenture, contract, agreement, instrument or other undertaking to which any Borrower is a party or by which it is bound or to which any of the property or assets of such Borrower is subject, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever, upon any of the property or assets of such Borrower, (b) result in any violation of the provision of its articles of incorporation, by-laws or other governing documents, or (c) conflict with or result in a breach of any provision of any statute or any order, decree, judgment, rule or regulation of any court or any regulatory authority or other governmental agency or body having jurisdiction over such Borrower or any of its properties.
     3.3. Due Authorization. The execution and delivery by each Borrower of this Agreement have been duly authorized by all requisite corporate action on the part of the Borrower and such Agreement constitutes the valid and legally binding obligation of such Borrower enforceable against the Borrower in accordance with its terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.
     SECTION 4. COVENANTS.
     So long as any indebtedness under this Agreement remains unpaid, and so long as the Intercompany Lender shall have the obligation to make Loans hereunder, unless the Intercompany Lender shall otherwise consent in writing, each Borrower shall:
     4.1. Corporate Matters. Preserve and maintain its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary to the normal conduct of its business except for rights, privileges and franchises the loss of which would not in the aggregate have a material adverse effect on the business, operations or financial or other condition
Form of Intercompany Note

of the Borrower.
     4.2. Inspection of Property; Books and Records. Keep proper books or records and accounts in which full, true and correct entries in conformity with sound business practice and all requirements of law applicable to the Borrower shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of Intercompany Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable times and as often as the Intercompany Lender may reasonably desire.
     4.3. Further Assurances. Take, or cause to be taken, all other actions reasonably necessary or desirable to preserve and defend the rights of the Intercompany Lender to payment hereunder, and to assure to the Intercompany Lender the benefits hereof.
     4.4. Use of Proceeds. Each Borrower shall use the proceeds of such loans in accordance with the terms of the Credit Agreement and the Intercompany Security Documents.
     SECTION 5. MISCELLANEOUS.
     5.1. Entire Agreement; Amendments. This Agreement and any other documents referred to herein, contain the entire and only agreement between the Intercompany Lender and each Borrower concerning the subject matter hereof, and any oral statements or representations or prior written matter with respect thereto not contained herein shall have no force and effect. Subject to the provisions of the Credit Agreement, the provisions of this Agreement shall not be modified, amended or waived save in writing, executed by all parties hereto.
     5.2 Compliance of Credit Agreement Terms. All parties to this agreement acknowledge and agree that any Loan made to any Borrower will also be subject to the terms and conditions of the Credit Agreement.
     5.3. Failure to Act Not a Waiver. Neither the failure nor any delay on the part of the Intercompany Lender to exercise any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any further exercise of such right, power or privilege or any exercise of any other right, power or privilege.
     5.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the Borrower and the Intercompany Lender, their respective successors and assigns, except that no party may assign or otherwise transfer any of its obligations, rights or interests in or to this Agreement hereunder without the prior written consent of the other parties hereto; provided that the Intercompany Lender shall not transfer this Agreement to any other Person without the prior written consent of the Administrative Agent.
     5.5. Additional Borrowers. If any Person becomes a Qualifying Subsidiary Guarantor after the date hereof that is not already a Borrower hereunder, such Person shall execute and deliver to the Intercompany Lender a joinder agreement to this Agreement and shall thereafter
Form of Intercompany Note

for all purposes be a Borrower hereunder and have the same rights, benefits and obligations as a Borrower party hereto on the date hereof.
     5.6. Governing Law; Severability. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles of conflicts of law thereof. In the case of any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
     5.7. Notices. All notices required in writing under this Agreement shall be considered as having been given by one party to the other upon the latter party’s receipt of same. All such notices shall be transmitted by registered or certified mail, by facsimile or by personal delivery. Such written notice shall be sent to the attention of the Treasurer and General Counsel of the relevant party.
     5.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart.
     5.9 Section Headings. The section titles contained in this Agreement are, and shall be, without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.
[The Remainder of This Page is Intentionally Blank]
Form of Intercompany Note

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their proper and duly authorized officers, upon the date first above written.

AGFS FUNDING COMPANY, as Intercompany Lender
By:
Name:
Title:

          AMERICAN GENERAL FINANCIAL SERVICES OF ALABAMA, INC. (DE)
          AMERICAN GENERAL AUTO FINANCE, INC. (DE)
          AMERICAN GENERAL FINANCIAL SERVICES, INC. (AZ)
          AMERICAN GENERAL FINANCIAL SERVICES, INC. (DE)
          AMERICAN GENERAL FINANCIAL SERVICES (NH), INC. (DE)
          AMERICAN GENERAL FINANCIAL SERVICES, INC. (MA)
          AMERICAN GENERAL FINANCE, INC. (FL)
          AMERICAN GENERAL FINANCIAL SERVICES OF ILLINOIS, INC. (IL)
          AMERICAN GENERAL FINANCIAL SERVICES, INC. (IN)
          AMERICAN GENERAL FINANCIAL SERVICES OF LOUISIANA, INC. (LA)
          AMERICAN GENERAL FINANCIAL SERVICES OF ARKANSAS, INC. (DE)
          AMERICAN GENERAL FINANCIAL SERVICES, INC. (NY)
          AMERICAN GENERAL FINANCIAL SERVICES, INC. (NC)
          AMERICAN GENERAL FINANCIAL SERVICES, INC. (OH)
          AMERICAN GENERAL FINANCIAL SERVICES, INC. (PA)
          AMERICAN GENERAL FINANCIAL SERVICES, INC. (SC)
          AMERICAN GENERAL FINANCIAL SERVICES, INC. (TX)
          AMERICAN GENERAL FINANCIAL SERVICES, INC. (WA)
          AMERICAN GENERAL FINANCIAL SERVICES OF WISCONSIN, INC. (WI)
          AMERICAN GENERAL FINANCIAL SERVICES, INC. (WY)
[Signature Page to Intercompany Secured Loan Agreement]
Form of Intercompany Note

AMERICAN GENERAL CONSUMER DISCOUNT COMPANY (PA)
AMERICAN GENERAL AUTO FINANCE, INC. (TN)
AMERICAN GENERAL FINANCIAL SERVICES OF HAWAII, INC. (HI)
AMERICAN GENERAL FINANCE OF UTAH, INC. (UT)
AMERICAN GENERAL FINANCIAL SERVICES OF AMERICA, INC. (DE)
AMERICAN GENERAL HOME EQUITY, INC. (DE)
AMERICAN GENERAL FINANCIAL SERVICES OF AMERICA, INC. (IA)
AMERICAN GENERAL FINANCIAL SERVICES OF AMERICA, INC. (NC)
AMERICAN GENERAL HOME EQUITY, INC. (WV)
MOREQUITY, INC. (NV)
AMERICAN GENERAL FINANCE, INC. (NV)
AMERICAN GENERAL FINANCE COMMERCIAL CORP. (IN)
AG FINANCIAL SERVICES, INC. (IN)
SERVICE BUREAU OF INDIANA, INC. (IN)
AG DOCUMENTATION SERVICES, INC. (CA)
AMERICAN GENERAL FINANCE MANAGEMENT CORPORATION (IN)
AGF FUNDING, INC.
AGFS CASH SERVICES, INC. (DE) as Borrowers

By:
Name:
Title:

[Signature Page to Intercompany Secured Loan Agreement]
Form of Intercompany Note

Loan Schedule

		Eligible Loan
		Receivables	Required	Intercompany
Entity Name	# Accts	Pledged	Borrowing Base	Secured Loans
American General Auto Finance, Inc. (DE)	2,880	$30,847,356.31	$9,254,206.89	$$9,254,206.89
American General Auto Finance, Inc. (TN)	5,883	68,204,320.96	20,461,296.29	20,461,296.29
American General Consumer Discount Company (PA)	33,969	123,563,068.37	37,640,938.02	37,640,938.02
American General Finance Commercial Corp. (IN)	62	777,313.79	290,294.63	290,294.63
American General Finance, Inc. (FL)	18,704	80,017,727.10	24,005,318.13	24,005,318.13
American General Financial Services (NH), Inc. (DE)	1,347	22,984,519.29	9,081,085.82	9,081,085.82
American General Financial Services of Alabama, Inc. (DE)	17,917	191,808,951.46	75,077,521.12	75,077,521.12
American General Financial Services of America, Inc. (DE)	72,071	189,571,322.51	57,099,014.32	57,099,014.32
American General Financial Services of America, Inc. (IA)	1,755	3,287,358.83	988,156.08	988,156.08
American General Financial Services of America, Inc. (NC)	59,294	179,795,502.55	53,941,571.41	53,941,571.41
American General Financial Services of Hawaii, Inc. (HI)	4,148	32,605,872.20	11,462,214.74	11,462,214.74
American General Financial Services of Illinois, Inc. (IL)	55,358	410,251,160.82	151,306,110.33	151,306,110.33
American General Financial Services of Louisiana, Inc. (LA)	17,593	183,101,835.38	69,179,927.02	69,179,927.02
American General Financial Services of Wisconsin, Inc. (WI)	15,442	76,562,836.77	27,077,751.39	27,077,751.39
American General Financial Services, Inc. (AZ)	12,002	42,250,661.47	12,682,910.47	12,682,910.47
Form of Intercompany Note

		Eligible Loan
		Receivables	Required	Intercompany
Entity Name	# Accts	Pledged	Borrowing Base	Secured Loans
American General Financial Services, Inc. (DE)	281,072	2,956,653,580.23	1,114,729,067.85	1,114,729,067.85
American General Financial Services, Inc. (IN)	35,223	325,870,486.44	122,822,323.67	122,822,323.67
American General Financial Services, Inc. (NC)	14,241	498,770,873.43	199,655,267.35	199,655,267.35
American General Financial Services, Inc. (NY)	14,436	44,249,238.23	13,274,771.47	13,274,771.47
American General Financial Services, Inc. (OH)	43,270	416,377,783.80	160,260,772.08	160,260,772.08
American General Financial Services, Inc. (PA)	5,720	260,041,692.37	105,726,108.12	105,726,108.12
American General Financial Services, Inc. (SC)	32,059	325,205,150.90	120,346,978.37	120,346,978.37
American General Financial Services, Inc. (TX)	36,763	368,907,045.30	137,614,697.16	137,614,697.16
American General Financial Services, Inc. (WA)	20,734	245,475,915.60	91,207,039.45	91,207,039.45
American General Financial Services, Inc. (WY)	1,910	13,467,769.72	5,012,568.82	5,012,568.82
American General Home Equity, Inc. (DE)	12,720	620,032,974.57	246,836,479.51	246,836,479.51
American General Home Equity, Inc. (WV)	11,532	89,265,523.34	34,167,431.25	34,167,431.25
Grand Total	828,105	$7,799,947,841.74	$2,911,201,821.76	$2,911,201,821.76

Subsidiary Guarantors with no Eligible Loan Receivables in Required Borrowing Base:

AGF Funding, Inc. (DE)	American General Finance of Utah, Inc. (UT)
American General Finance Management Corporation (IN)	American General Financial Services, Inc. (MA)
American General Financial Services of Arkansas, Inc. (DE)	MorEquity, Inc. (NV)
AGFS Cash Services, Inc. (DE)
Form of Intercompany Note

American General Finance Commercial Corp. (IN)	AG Financial Services, Inc. (IN)
Service Bureau of Indiana, Inc. (IN)	AG Documentation Services, Inc. (CA)
AGFS Cash Services, Inc. (DE)
Form of Intercompany Note

EXHIBIT G
FORM OF INTERCOMPANY SECURITY AGREEMENT
Form of Intercompany Security Agreement

G-1

EXHIBIT G
FORM OF INTERCOMPANY SECURITY AGREEMENT
SECURITY AGREEMENT
Dated as of April 21, 2010
among
Each Grantor Listed on the Signature Pages Hereto
as a Grantor
and
Each Other Grantor
From Time to Time Party Hereto
and
AGFS Funding Company
as the Secured Party

Form of Intercompany Security Agreement
SECURITY AGREEMENT
          Security Agreement, dated as of April 21, 2010 (this “Agreement”), by each Grantor listed on the signature pages hereto and each of the other entities that becomes a party hereto pursuant to Section 6.8 ( Additional Grantors) (each a “Grantor” and, collectively, the “Grantors”), in favor of AGFS Funding Company, a Delaware corporation (“AGFS Funding”), as secured party (in such capacity, the “Secured Party”).
Witnesseth:
          Whereas, pursuant to the Credit Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alios, AGFS Funding, as borrower (in such capacity, the “Borrower”), the Guarantors listed therein, the Lenders from time to time party thereto, and Bank of America, N.A., as administrative agent for the Lenders, (i) the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein and (ii) the Grantors have guaranteed the Obligations of the Borrower thereunder;
          Whereas, the Grantors are party to an Intercompany Secured Loan Agreement pursuant to which the Borrower shall use the proceeds of the Loans made to it under the Credit Agreement to make loans to the Grantors; and
          Whereas, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Secured Party to secure their respective obligations under the Intercompany Secured Loan Agreement;
          Now, therefore, in consideration of the premises and to induce the Lenders, and the Secured Party to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Secured Party as follows:
     ARTICLE I Defined Terms
          Section 1.1 Definitions
          (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement.
          (b) The following terms shall have the following meanings:
          “Agreement” means this Security Agreement.
          “Collateral” has the meaning specified in Section 2.1 ( Collateral).
          “Excluded Property” means, at any time of determination, those Loan Receivables of the Grantors that (i) are pledged to a third party pursuant to an Alternate Transaction permitted by Section 7.05 of the Credit Agreement or (ii) are not identified as being included in the Borrowing Base (prior to giving effect to any percentage discounts in the definition of the term Borrowing Base in the Credit Agreement) in the supporting documentation for the most recent Borrowing Base Certificate delivered to the Administrative Agent under the Credit Agreement; provided, however, “Excluded Property” shall not include any substitutions or
Form of Intercompany Security Agreement

SECURITY AGREEMENT
replacements of Excluded Property (unless such substitutions or replacements would constitute Excluded Property); and provided, further, that Excluded Property shall not include any Loan Receivables identified as being included in the Required Borrowing Base on the most recent Borrowing Base Certificate delivered to the Administrative Agent under the Credit Agreement.
          “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Secured Party’s and the Secured Parties ☐ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
          Section 1.2 Certain Other Terms
          (a) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”
          (b) The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.
          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          (d) Where the context requires, provisions relating to any Collateral, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or any relevant part thereof.
          (e) Any reference in this Agreement to the Intercompany Secured Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any time such reference becomes operative.
          (f) The term “including” means “including without limitation” except when used in the computation of time periods.
          (g) The terms “Lender” and “Secured Party” include their respective successors.
          (h) References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.
Form of Intercompany Security Agreement

SECURITY AGREEMENT
     ARTICLE II Grant of Security Interest
          Section 2.1 Collateral
          For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:
          (a) all Loan Receivables;
          (b) all General Intangibles, Instruments and Supporting Obligations (as each such term is defined in the UCC) evidencing or relating to any Loan Receivables pledged hereunder; and
          (c) to the extent not otherwise included, all Proceeds of such Loan Receivables;
provided, however, that “Collateral” shall not include any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.
          Section 2.2 Grant of Security Interest in Collateral
          Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Intercompany Loan Obligations (as such term is defined in the Intercompany Secured Loan Agreement), hereby mortgages, pledges and hypothecates to the Secured Party for the benefit of such Secured Party, and grants to the Secured Party for the benefit of such Secured Party a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided, however, that, (i) if and when any property that at any time constituted Excluded Property becomes Collateral, the Secured Party shall have, and at all times from and after the date hereof be deemed to have had, a security interest in such property and (ii) as set forth in Section 6.9 (Release of Collateral) hereof, if and when any property that at any time previously constituted Collateral becomes Excluded Property, the lien and security interest granted hereunder shall automatically terminate with respect to such Collateral.
     ARTICLE III Representations and Warranties
          To induce the Secured Party to enter into this Agreement, each Grantor hereby represents and warrants each of the following to the Secured Party:
          Section 3.1 Title; No Other Liens
          Except for the lien granted to the Secured Party pursuant to this Agreement and the other liens permitted to exist on the Collateral under the Intercompany Secured Loan Document, such Grantor has rights in or the power to transfer each other item of Collateral in which a lien is granted by it hereunder, free and clear of any other lien.
Form of Intercompany Security Agreement

SECURITY AGREEMENT
          Section 3.2 Perfection and Priority
          The security interest granted pursuant to this Agreement shall constitute a valid and continuing perfected security interest in favor of the Secured Party in the Collateral for which perfection is governed by the UCC in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC. Such security interest shall be prior to all other liens on the Collateral except for Liens having priority over the Secured Party’s lien by operation of applicable law. Each Grantor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect security interest referred to above have been delivered to the Secured Party in completed and, to the extent necessary or appropriate, duly executed form for filing in each relevant jurisdiction. Each Grantor agrees that at the sole cost and expense of the Grantors, such Grantor will maintain the security interest created by this Agreement in the Collateral as a perfected first priority security interest subject only to Liens permitted by the Credit Agreement. Each Grantor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral describing the Collateral in a manner reasonably acceptable to the Secured Party.
     ARTICLE IV Covenants
          Each Grantor agrees with the Secured Party that, as long as any obligation under the Intercompany Secured Loan Agreement remains outstanding, such Grantor shall not use or permit any Collateral to be used unlawfully or in violation of any provision of any requirement of applicable law. Promptly upon request by the Secured Party, (a) correct any material defect or error that may be discovered in any Intercompany Security Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Secured Party may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Intercompany Security Documents, (ii) perfect and maintain the validity, effectiveness and priority of any of the Intercompany Security Documents and any of the liens intended to be created thereunder and (iii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Party the rights granted or now or hereafter intended to be granted to the Secured Party under any Intercompany Security Document or under any other instrument executed in connection with any Intercompany Security Document to which any Grantor is or is to be a party.
     ARTICLE V Remedial Provisions
          Section 5.1 Code and Other Remedies
          During the continuance of an Event of Default, the Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the obligations under any Intercompany Secured Loan Agreement, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor
Form of Intercompany Security Agreement

SECURITY AGREEMENT
or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon any Collateral, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by the UCC and other applicable law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Secured Party’s request, to assemble the Collateral and make it available to the Secured Party at places that the Secured Party shall reasonably select, whether at such Grantor’s premises or elsewhere. The Secured Party shall apply the net proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Secured Party, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Intercompany Loan Obligations, in such order as such Intercompany Secured Loan Agreements shall prescribe, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law, need the Secured Party account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
          Section 5.2 Accounts and Payments in Respect of General Intangibles
          In addition to, and not in substitution for, any similar requirement in any Intercompany Secured Loan Agreement, if required by the Secured Party at any time during the continuance of a default or breach of the agreements of any Grantor under the Intercompany Secured Loan Agreement, any payment in respect of the Collateral shall be held by each Grantor in trust for the Secured Party, segregated from other funds of such Grantor.
          Section 5.3 Proceeds to be Turned Over To Secured Party
          Any Proceeds while held by the Secured Party (or by such Grantor in trust for the Secured Party) shall be held as collateral security for the obligations under the Intercompany Secured Loan Agreement and shall not constitute payment thereof until applied as provided in the Intercompany Secured Loan Agreement.
     ARTICLE VI Miscellaneous
          Section 6.1 Amendments in Writing
          Subject to any restrictions contained in the Credit Agreement, none of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by written instrument by the Secured Party and the Grantors.
Form of Intercompany Security Agreement

SECURITY AGREEMENT
          Section 6.2 Successors and Assigns
          This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Party and each other Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Secured Party, and the Secured Party may not transfer any of its rights or obligations hereunder to any Person.
          Section 6.3 Counterparts
          This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart.
          Section 6.4 Severability
          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          Section 6.5 Section Headings
          The Article and Section titles contained in this Agreement are, and shall be, without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.
          Section 6.6 Entire Agreement
          This Agreement together with the Intercompany Security Documents represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.
          Section 6.7 Governing Law
          This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
          Section 6.8 Additional Grantors
          If any Person becomes a Qualifying Subsidiary Guarantor after the Closing Date that is not a Grantor hereunder, such Person to become a Grantor hereunder, such Person shall execute and deliver to the Secured Party a joinder agreement to this Agreement and shall
Form of Intercompany Security Agreement

SECURITY AGREEMENT
thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.
          Section 6.9 Release of Collateral
          At any time when any Loan Receivable shall (i) be pledged to a third party pursuant to an Alternate Transaction permitted by Section 7.05 of the Credit Agreement or (ii) otherwise not be identified as being included in the Borrowing Base on the most recent Borrowing Base Certificate delivered to the Administrative Agent under the Credit Agreement, and therefore be deemed Excluded Property, such Loan Receivable (and its related General Intangibles, Instruments, Supporting Obligations and Proceeds) shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Secured Party and the Grantor to which such Loan Receivable is attributable hereunder shall terminate (with respect to such Loan Receivable), all without delivery of any instrument or performance of any act by any party, and all rights to such Loan Receivable shall revert to its respective Grantor. At the request and sole expense of any Grantor following any such automatic release and termination, the Secured Party shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination. At the request of the Secured Party at any time and from time to time, each Grantor shall provide to the Secured Party the supporting documentation for the most recent Borrowing Base Certificate, and such information shall be made available to the Administrative Agent upon its written request.
[Signature Pages Follow]
Form of Intercompany Security Agreement

SECURITY AGREEMENT
          In witness whereof, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

AMERICAN GENERAL FINANCIAL SERVICES OF ALABAMA, INC. (DE)
AMERICAN GENERAL AUTO FINANCE, INC. (DE)
AMERICAN GENERAL FINANCIAL SERVICES,
INC. (AZ)
AMERICAN GENERAL FINANCIAL SERVICES, INC. (DE)
AMERICAN GENERAL FINANCIAL SERVICES (NH), INC. (DE)
AMERICAN GENERAL FINANCIAL SERVICES, INC. (MA)
AMERICAN GENERAL FINANCE, INC. (FL)
AMERICAN GENERAL FINANCIAL SERVICES OF ILLINOIS, INC. (IL)
AMERICAN GENERAL FINANCIAL SERVICES, INC. (IN)
AMERICAN GENERAL FINANCIAL SERVICES OF LOUISIANA, INC. (LA)
AMERICAN GENERAL FINANCIAL SERVICES OF ARKANSAS, INC. (DE)
AMERICAN GENERAL FINANCIAL SERVICES, INC. (NY)
AMERICAN GENERAL FINANCIAL SERVICES, INC. (NC)
AMERICAN GENERAL FINANCIAL SERVICES, INC. (OH)
AMERICAN GENERAL FINANCIAL SERVICES, INC. (PA)
AMERICAN GENERAL FINANCIAL SERVICES, INC. (SC)
AMERICAN GENERAL FINANCIAL SERVICES, INC. (TX)
AMERICAN GENERAL FINANCIAL SERVICES, INC. (WA)
AMERICAN GENERAL FINANCIAL SERVICES OF WISCONSIN, INC. (WI)
AMERICAN GENERAL FINANCIAL SERVICES, INC. (WY)
AMERICAN GENERAL CONSUMER DISCOUNT COMPANY (PA)
AMERICAN GENERAL AUTO FINANCE, INC. (TN)
AMERICAN GENERAL FINANCIAL SERVICES OF HAWAII, INC. (HI)
AMERICAN GENERAL FINANCE OF UTAH, INC. (UT)
AMERICAN GENERAL FINANCIAL SERVICES OF AMERICA, INC. (DE)
AMERICAN GENERAL HOME EQUITY, INC. (DE)
AMERICAN GENERAL FINANCIAL SERVICES OF AMERICA, INC. (IA)
AMERICAN GENERAL FINANCIAL SERVICES OF AMERICA, INC. (NC)
AMERICAN GENERAL HOME EQUITY, INC. (WV)
MOREQUITY, INC. (NV)
AMERICAN GENERAL FINANCE, INC. (NV)
AMERICAN GENERAL FINANCE COMMERCIAL CORP. (IN)
AG FINANCIAL SERVICES, INC. (IN)

[Signature Page to Security Agreement]
Form of Intercompany Security Agreement

SECURITY AGREEMENT

SERVICE BUREAU OF INDIANA, INC. (IN) AG DOCUMENTATION SERVICES, INC. (CA) AMERICAN GENERAL FINANCE MANAGEMENT CORPORATION (IN) AGF FUNDING, INC. AGFS CASH SERVICES, INC. (DE) as Grantor
By:
Name:
Title:

Accepted and Agreed as of the date first above written: AGFS Funding Company, as Secured Party
By:
Name:
Title:

[Signature Page to Security Agreement]
Form of Intercompany Security Agreement

EXHIBIT H
[RESERVED]
Form of Required Legal Opinions

H-1

EXHIBIT I
FORM OF BORROWING BASE CERTIFICATE
     This Borrowing Base Certificate is being executed and delivered pursuant to Section [4.01(a)(x)][6.02(e)[(i)][(ii)][(iii)]] of that certain Amended and Restated Credit Agreement, dated as of April 21, 2010 and amended and restated as of May 10, 2011, among SPRINGLEAF FINANCIAL FUNDING COMPANY, a Delaware corporation (the “Borrower”), SPRINGLEAF FINANCE CORPORATION, an Indiana corporation (“Springleaf”); the Subsidiary Guarantors party thereto, the lenders party thereto from time to time (the “Lenders”) and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.
          I, _____________________, certify that I am a duly appointed, qualified and acting Responsible Financial Officer of [the Borrower][Springleaf], and in such capacity, do hereby certify, on behalf of [the Borrower][Springleaf] and not individually, that:
1.	The calculations attached as Schedule A hereto are complete and correct in all material respects;

2.	All information included in the attached Schedule A is as of __________, ____ [pro forma for the proposed transaction giving rise to the requirement to deliver this Borrowing Base Certificate][9];

3.	All of the Loan Receivables included on the attached Schedule A have been pledged to the Borrower as security for an Intercompany Secured Loan and satisfy the requirements under the definition of Eligible Loan Receivables and the applicable definitions for each such type and category of Eligible Loan Receivable or Unrestricted Cash, in each case as set forth in the Credit Agreement.
[Remainder of page intentionally left blank]

[9]	To be included if delivered pursuant to Section 6.02(e)(ii) or (iii).
Form of Borrowing Base Certificate

          IN WITNESS WHEREOF, the undersigned, solely in his capacity as a Responsible Financial Officer of [the Borrower][Springleaf], has executed this Borrowing Base Certificate for and on behalf of [Springleaf] [the Borrower] and has caused this Borrowing Base Certificate to be delivered this ____ day of ____________.

[SPRINGLEAF FINANCIAL FUNDING COMPANY][SPRINGLEAF FINANCE CORPORATION]
By:
Name:
Title:

Form of Borrowing Base Certificate

	Amount of
	Eligible Loan Receivables Pledged
	Pursuant to Intercompany
	Secured Loans included in the
Eligible Category	Required Borrowing Base[10]		Advance Rate	Required Borrowing Base(1)

(1) Tier 1 Real Estate Loans	$	[ ]	76.0%	$	[ ]
(2) Tier 2 Real Estate Loans	$	[ ]	71.0%	$	[ ]
(3) Tier 3 Real Estate Loans	$	[ ]	66.0%	$	[ ]
(4) Eligible Other Real Estate Loans	$	[ ]	55.0%	$	[ ]
Subtotal Categories 1-4	$	[ ]		$	[ ]	[11]
(5) Eligible Hard Secured Non-Real Estate Loans	$	[ ]	56.0%	$	[ ]
(6) Eligible Secured Non-Real Estate Loans	$	[ ]	51.0%	$	[ ]
(7) Eligible Other Loans:	$	[ ]
(A)Unsecured	$	[ ]
(B) Retail loans	$	[ ]
Subtotal Eligible Other Loans (sum (A) and (B))	$	[ ]	46.0%	$	[ ]
Subtotal Categories 5-7				$	[ ]
(8) Unrestricted Cash held by Borrower	$	[ ]	100.0%	$	[ ]	[12]

[10]	Schedule A-1 attached hereto sets forth for each of the Subsidiary Guarantors (1) the aggregate amount of Eligible Loan Receivables of such Subsidiary Guarantor to be included in the Required Borrowing Base [with respect to any Borrowing Base Certificate delivered after the Restatement Effective Date —by Eligible Loan category] and (2) the outstanding amount of the Intercompany Secured Loan owing by such Subsidiary Guarantor to the Borrower. In the event that the amount of the Borrowing Base that would result from Eligible Loan Receivables pledged by the Subsidiary Guarantors (i.e., after giving effect to the applicable Advance Rates) plus Unrestricted Cash held by the Borrower and included in the Required Borrowing Base exceeds the Required Borrowing Base, Schedule A-1 shall only include information with respect to Eligible Loan Receivables pledged to secure an Intercompany Secured Note and included in the Required Borrowing Base.

[11]	Categories 1 through 4 plus 8 must equal at least 65% of the amount of the Required Borrowing Base.
Form of Borrowing Base Certificate

Amount of
Eligible Loan Receivables Pledged
Pursuant to Intercompany
Secured Loans included in the
Eligible Category	Required Borrowing Base[10]	Advance Rate	Required Borrowing Base(1)

Total Eligible Loan Receivables (sum of Categories 1, 2, 3, 4, 5, 6 and 7 )	$ [ ]		$	[ ]
Borrowing Base Total					$	[ ]

Outstanding Balance under Credit Agreement as of date of Borrowing Base Certificate					$	[ ]

Aggregate Amount of Outstanding Intercompany Secured Loans as of date of Borrowing Base Certificate[13]					$	[ ]

[12]	Not to exceed $500.0 million.

[13]	Schedule A-1 attached hereto includes the amounts of the Intercompany Secured Loans on an entity-by-entity basis for the Subsidiary Guarantors. [The amount of the Eligible Loan Receivables (after giving effect to the applicable Advance Rates) that are included in the Required Borrowing Base for each Subsidiary Guarantor shall not exceed the outstanding balance of the Intercompany Secured Loan owed to the Borrower by such Subsidiary Guarantor. For the avoidance of doubt, Eligible Loan Receivables in excess of those included in the Required Borrowing Base may be pledged by a Subsidiary Guarantor in respect of an Intercompany Secured Loan from such Subsidiary Guarantor.]
Form of Borrowing Base Certificate

EXHIBIT J-1
FORM OF
NON-BANK TAX CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
          Reference is made to the Amended and Restated Credit Agreement dated as of April 21, 2010 and amended and restated as of May 10, 2011 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among SPRINGLEAF FINANCIAL FUNDING COMPANY, a Delaware corporation (the “Borrower”), SPRINGLEAF FINANCE CORPORATION, an Indiana corporation (“Springleaf”), as a Guarantor, the Subsidiary Guarantors, each lender from time to time party thereto and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.
          Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.
          The undersigned has furnished the Administrative Agent with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall furnish the Borrower and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding such payment.
[Signature Page Follows]
Form of Tax Certificate

J-1-1

[Lender]
By:
Name:
Title:

[Address]

Dated: ______________________, 20[ ]
Form of Tax Certificate

J-1-2

EXHIBIT J-2
FORM OF
NON-BANK TAX CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
          Reference is made to the Amended and Restated Credit Agreement dated as of April 21, 2010 and amended and restated as of May 10, 2011 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among SPRINGLEAF FINANCIAL FUNDING COMPANY, a Delaware corporation (the “Borrower”), SPRINGLEAF FINANCE CORPORATION, an Indiana corporation (“Springleaf”), as a Guarantor, the Subsidiary Guarantors, each lender from time to time party thereto and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.
          Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
          The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent in writing with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[Signature Page Follows]
Form of Tax Certificate

J-2-1

[Lender]
By:
Name:
Title:

[Address]

Dated: ______________________, 20[ ]
Form of Tax Certificate

J-2-2

EXHIBIT J-3
FORM OF
NON-BANK TAX CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
          Reference is made to the Amended and Restated Credit Agreement dated as of April 21, 2010 and amended and restated as of May 10, 2011 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among SPRINGLEAF FINANCIAL FUNDING COMPANY, a Delaware corporation (the “Borrower”), SPRINGLEAF FINANCE CORPORATION, an Indiana corporation (“Springleaf”), as a Guarantor, the Subsidiary Guarantors, each lender from time to time party thereto and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.
          Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent share-holder of the Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.
          The undersigned has furnished its participating Foreign Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Foreign Lender in writing and (2) the undersigned shall have at all times furnished such Foreign Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[Signature Page Follows]
Form of Tax Certificate

J-3-1

[Participant]
By:
Name:
Title:

[Address]

Dated: ______________________, 20[ ]
Form of Tax Certificate

J-3-2

EXHIBIT J-4
FORM OF
NON-BANK TAX CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
          Reference is made to the Amended and Restated Credit Agreement dated as of April 21, 2010 and amended and restated as of May 10, 2011 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among SPRINGLEAF FINANCIAL FUNDING COMPANY, a Delaware corporation (the “Borrower”), SPRINGLEAF FINANCE CORPORATION, an Indiana corporation (“Springleaf”), as a Guarantor, the Subsidiary Guarantors, each lender from time to time party thereto and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.
          Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
          The undersigned has furnished its participating Foreign Lender with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Foreign Lender in writing and (2) the undersigned shall have at all times furnished such Foreign Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the under-signed, or in either of the two calendar years preceding such payments.
[Signature Page Follows]
Form of Tax Certificate

J-4-1

[Participant]
By:
Name:
Title:

[Address]

Dated: ______________________, 20[ ]
Form of Tax Certificate

J-4-2

EXHIBIT K
[RESERVED]

EXHIBIT L
Form of Specified Discount Prepayment Notice
Date: ______, 20__
To: [Bank of America, N.A.], as Auction Agent
Ladies and Gentlemen:
          This Specified Discount Prepayment Notice is delivered to you pursuant to Section 2.03(d)(ii) of that certain Amended and Restated Credit Agreement, dated as of April 21, 2010 and amended and restated as of May 10, 2011 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Springleaf Financial Funding Company, a Delaware corporation (the “Borrower”), Springleaf Finance Corporation, the Subsidiary Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.
          Pursuant to Section 2.03(d)(ii) of the Agreement, the Borrower hereby offers to make a Discounted Loan Prepayment to each Lender [and/or to each Lender with respect to the [____]14 Series of Loans on an individual tranche basis] on the following terms:
     1. This Borrower Offer of Specified Discount Prepayment is available only to each Lender [and/or to each Lender of the [____]15 Series of Loans on an individual tranche basis].
     2. The maximum aggregate principal outstanding amount of the Discounted Loan Prepayment that will be made in connection with this offer shall not exceed $[•] of Loans [and/or $[•] of the [____]16 Series of Loans on an individual tranche basis] (the “Specified Discount Prepayment Amount”).17
     3. The percentage discount to par value at which such Discounted Loan Prepayment will be made is [•]% in respect of the Loans [and/or [•]% in respect of the [____]18 Series of Loans on an individual tranche basis] (the “Specified Discount”).
          To accept this offer, you are required to submit to the Auction Agent a Specified Discount Prepayment Response on or before 5:00 p.m. New York time on the date that is three (3)

[14]	List Series for a particular individual tranche, if applicable.

[15]	List Series for a particular individual tranche, if applicable.

[16]	List Series for a particular individual tranche, if applicable.

[17]	Minimum of $1.0 million and whole increments of $500,000. Different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different Series or tranches of Loans. In such case, revise this notice as applicable.

[18]	List Series for a particular individual tranche, if applicable.

Business Days following the date of delivery of this notice pursuant to Section 2.03(d)(ii) of the Agreement.
          The Borrower hereby represents and warrants to the Auction Agent [and the Lenders][and each Lender of the [____]19 Series of Loans on an individual tranche basis] as follows:
     1. [At least five (5) Business Days have passed since the consummation of the most recent Discounted Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date.][At least three (3) Business Days have passed since the date the Borrower was notified that no Lender was willing to accept any prepayment of any Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Lender.]20
          The Borrower acknowledges that the Auction Agent and the relevant Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with their decision whether or not to accept the offer set forth in this Specified Discount Prepayment Notice and the acceptance of any prepayment made in connection with this Specified Discount Prepayment Notice.
          The Borrower requests that Auction Agent promptly notify each of the relevant Lenders party to the Agreement of this Specified Discount Prepayment Notice.
[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[19]	List Series for a particular individual tranche, if applicable.

[20]	Insert applicable representation.

          IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Notice as of the date first above written.

Springleaf Financial Funding Company
By:
Name:
Title:
Enclosure: Form of Specified Discount Prepayment Response

EXHIBIT M
Form of Specified Discount Prepayment Response
Date: ______, 20__
To: [Bank of America, N.A.], as Auction Agent
Ladies and Gentlemen:
          Reference is made to (a) that certain Amended and Restated Credit Agreement, dated as of April 21, 2010, and amended and restated as of May 10, 2011 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Springleaf Financial Funding Company, a Delaware corporation (the “Borrower”), Springleaf Finance Corporation, an Indiana corporation, the Subsidiary Guarantors party thereto, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and as Collateral Agent, and (b) that certain Specified Discount Prepayment Notice, dated ______, 20__, from the Borrower (the “Specified Discount Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Specified Discount Prepayment Notice or, to the extent not defined therein, in the Agreement.
          The undersigned Lender hereby gives you irrevocable notice, pursuant to Section 2.03(d)(ii) of the Agreement, that it is willing to accept a prepayment of the following [Series] [and/or] [tranches of] Loans held by such Lender at the Specified Discount in an aggregate principal outstanding amount as follows:
          [Loans — $[•]]
          [[____]21 Series of Loans on an individual tranche basis — $[•]]
          The undersigned Lender hereby expressly consents and agrees to a prepayment of its [Loans][[____]22 Series of Loans on an individual tranche basis] pursuant to Section 2.03(d)(ii) of the Agreement at a price equal to the [applicable] Specified Discount in the aggregate principal outstanding amount not to exceed the principal amount set forth above, as such principal amount may be reduced in accordance with the Specified Discount Proration, and as otherwise determined in accordance with and subject to the requirements of the Agreement.
[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[21]	List Series for a particular individual tranche, if applicable.

[22]	List Series for a particular individual tranche, if applicable.

          IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Response as of the date first above written.

[ ]
By:
Name
Title:

By:
Name
Title:

EXHIBIT N
Form of Discount Range Prepayment Notice
Date: ______, 20__
To: [Bank of America, N.A.], as Auction Agent
Ladies and Gentlemen:
          This Discount Range Prepayment Notice is delivered to you pursuant to Section 2.03(d)(iii) of that certain Amended and Restated Credit Agreement, dated as of April 21, 2010, and amended and restated as of May 10, 2011 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Springleaf Financial Funding Company, a Delaware corporation (the “Borrower”), Springleaf Finance Corporation, an Indiana corporation, the Subsidiary Guarantors party thereto, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and as Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.
          Pursuant to Section 2.03(d)(iii) of the Agreement, the Borrower hereby requests that each Lender [and/or to each Lender of the [_____]23 Series of Loans on an individual Series and/or tranche basis] submit a Discount Range Prepayment Offer. Any Discounted Loan Prepayment made in connection with this solicitation shall be subject to the following terms:
     1. This Borrower Solicitation of Discount Range Prepayment Offers is extended at the sole discretion of the Borrower to each Lender [and/or to each Lender of the [___]24 Series of Loans on an individual Series and/or tranche basis].
     2. The maximum aggregate principal outstanding amount of the Discounted Loan Prepayment that will be made in connection with this solicitation is $[•] of Loans [and/or $[•] of the [___]25 Series of Loans on an individual Series and/or tranche basis] (the “Discount Range Prepayment Amount”).26
     3. The Borrower is willing to make Discount Loan Prepayments at a percentage discount to par value greater than or equal to [•]% but less than or equal to [•]% in respect of the

[23]	List Series for a particular individual tranche, if applicable.

[24]	List Series for a particular individual tranche, if applicable.

[25]	List Series for a particular individual tranche, if applicable.

[26]	Minimum of $1.0 million and whole increments of $500,000. Different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different Series and/or tranches of Loans. In such case, revise this notice as applicable.

Loans [and greater than or equal to [•]% but less than or equal to [•]% in respect of the [____]27 Series of Loans on an individual Series and/or tranche basis] (the “Discount Range”).
          To make an offer in connection with this solicitation, you are required to deliver to the Auction Agent a Discount Range Prepayment Offer on or before 5:00 p.m. New York time on the date that is three (3) Business Days following the dated delivery of the notice pursuant to Section 2.03(d)(iii) of the Agreement.
          The Borrower hereby represents and warrants to the Auction Agent [and the Lenders][and each Lender of the [___]28 Series of Loans on an individual Series and/or tranche basis] as follows:
     1. [At least five (5) Business Days have passed since the consummation of the most recent Discounted Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date.][At least three (3) Business Days have passed since the date the Borrower was notified that no Lender was willing to accept any prepayment of any Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Lender.]29
          The Borrower acknowledges that the Auction Agent and the relevant Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with any Discount Range Prepayment Offer made in response to this Discount Range Prepayment Notice and the acceptance of any prepayment made in connection with this Discount Range Prepayment Notice.
          The Borrower requests that Auction Agent promptly notify each of the relevant Lenders party to the Agreement of this Discount Range Prepayment Notice.
[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[27]	List Series for a particular individual tranche, if applicable.

[28]	List Series for a particular individual tranche, if applicable.

[29]	Insert applicable representation.

          IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Notice as of the date first above written.

Springleaf Financial Funding Company
By:
Name:
Title:

Enclosure: Form of Discount Range Prepayment Offer

EXHIBIT O
Form of Discount Range Prepayment Offer
Date: ______, 20__
To: [Bank of America, N.A.], as Auction Agent
Ladies and Gentlemen:
          Reference is made to (a) that certain Amended and Restated Credit Agreement, dated as of April 21, 2010, and amended and restated as of May 10, 2011 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Springleaf Financial Funding Company, a Delaware corporation (the “Borrower”), Springleaf Finance Corporation, an Indiana corporation, the Subsidiary Guarantors party thereto, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and as Collateral Agent, and (b) that certain Discount Range Prepayment Notice, dated ______, 20__, from the Borrower (the “Discount Range Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Discount Range Prepayment Notice or, to the extent not defined therein, in the Agreement.
          The undersigned Lender hereby gives you irrevocable notice, pursuant to Section 2.03(d)(iii) of the Agreement, that it is hereby offering to accept a Discounted Loan Prepayment on the following terms:
     1. This Discount Range Prepayment Offer is available only for prepayment on the [Loans][and/or the [____]30 Series of Loans on an individual Series and/or tranche basis] held by the undersigned.
     2. The maximum aggregate principal outstanding amount of the Discounted Loan Prepayment that may be made in connection with this offer shall not exceed (the “Submitted Amount”):
     [Loans — $[•]]
     [[____]31 Series of Loans on an individual Series and/or tranche basis - $[•]]
     3. The percentage discount to par value at which such Discounted Loan Prepayment may be made is [•]% in respect of the Loans [and [•]% in respect of the [____]32 Series of Loans on an individual Series and/or tranche basis] (the “Submitted Discount”).
          The undersigned Lender hereby expressly consents and agrees to a prepayment of its [Loans] [[_____]33 Series of Loans on an individual Series and/or tranche basis] indicated above pursuant

[30]	List Series for a particular individual tranche, if applicable.

[31]	List Series for a particular individual tranche, if applicable.

[32]	List Series for a particular individual tranche, if applicable.

[33]	List Series for a particular individual tranche, if applicable.

to Section 2.03(d)(iii) of the Agreement at a price equal to the [applicable] Applicable Discount and in an aggregate principal outstanding amount not to exceed the Submitted Amount, as such principal amount may be reduced in accordance with the Discount Range Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Agreement.
[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Offer as of the date first above written.

[ ]
By:
Name
Title:

By:
Name
Title:

EXHIBIT P
Form of Solicited Discounted Prepayment Notice
Date: ______, 20__
To: [Bank of America, N.A.], as Auction Agent
Ladies and Gentlemen:
          This Solicited Discounted Prepayment Notice is delivered to you pursuant to Section 2.03(d)(iv) of that certain Amended and Restated Credit Agreement, dated as of April 21, 2010, and amended and restated as of May 10, 2011 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Springleaf Financial Funding Company, a Delaware corporation (the “Borrower”), Springleaf Finance Corporation, an Indiana corporation, the Subsidiary Guarantors party thereto, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and as Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.
          Pursuant to Section 2.03(d)(iv) of the Agreement, the Borrower hereby requests that each Lender [and/or to each Lender with respect to the [____]34 Series of Loans on an individual Series and/or tranche basis] submit a Solicited Discounted Prepayment Offer. Any Discounted Loan Prepayment made in connection with this solicitation shall be subject to the following terms:
     1. This Borrower Solicitation of Discounted Prepayment Offers is extended at the sole discretion of the Borrower to each Lender [and/or to each Lender of the [____]35 Series of Loans on an individual Series and/or tranche basis].
     2. The maximum aggregate principal outstanding amount of the Discounted Loan Prepayment that will be made in connection with this solicitation is (the “Solicited Discounted Prepayment Amount”):36
     [Loans — $[•]]
     [[____]37 Series of Loans on an individual Series and/or tranche basis - $[•]]
     To make an offer in connection with this solicitation, you are required to deliver to the Auction Agent a Solicited Discounted Prepayment Offer on or before 5:00 p.m. New York time on the date that is three (3) Business Days following delivery of this notice pursuant to Section 2.03(d)(iv) of the Agreement.

[34]	List Series for a particular individual tranche, if applicable.

[35]	List Series for a particular individual tranche, if applicable.

[36]	Minimum of $1.0 million and whole increments of $500,000.

[37]	List Series for a particular individual tranche, if applicable.

          The Borrower requests that Auction Agent promptly notify each of the relevant Lenders party to the Agreement of this Solicited Discounted Prepayment Notice.
[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Notice as of the date first above written.

Springleaf Financial Funding Company
By:
Name:
Title:

Enclosure: Form of Solicited Discounted Prepayment Offer

EXHIBIT Q
Form of Solicited Discounted Prepayment Offer
Date: ______, 20__
To: [Bank of America, N.A.], as Auction Agent
Ladies and Gentlemen:
          Reference is made to (a) that certain Amended and Restated Credit Agreement, dated as of April 21, 2010, and amended and restated as of May 10, 2011 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Springleaf Financial Funding Company, a Delaware corporation (the “Borrower”), Springleaf Finance Corporation, an Indiana corporation, the Subsidiary Guarantors party thereto, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and as Collateral Agent, and (b) that certain Solicited Discounted Prepayment Notice, dated ______, 20__, from the Borrower (the “Solicited Discounted Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Solicited Discounted Prepayment Notice or, to the extent not defined therein, in the Agreement.
          To accept the offer set forth herein, you must submit an Acceptance and Prepayment Notice on or before the third Business Day following your receipt of this notice.
          The undersigned Lender hereby gives you irrevocable notice, pursuant to Section 2.03(d)(iv) of the Agreement, that it is hereby offering to accept a Discounted Loan Prepayment on the following terms:
     1. This Solicited Discounted Prepayment Offer is available only for prepayment on the [Loans][[____]38 Series of Loans on an individual Series and/or tranche basis] held by the undersigned.
     2. The maximum aggregate principal outstanding amount of the Discounted Loan Prepayment that may be made in connection with this offer shall not exceed (the “Offered Amount”):
     [Loans — $[•]]
     [[____]39 Series of Loans on an individual Series and/or tranche basis - $[•]]
     3. The percentage discount to par value at which such Discounted Loan Prepayment may be made is [•]% in respect of the Loans [and [•]% in respect of the [____]40 Series of Loans on an individual Series and/or tranche basis] (the “Offered Discount”).

[38]	List Series for a particular individual tranche, if applicable.

[39]	List Series for a particular individual tranche, if applicable.

[40]	List Series for a particular individual tranche, if applicable.

          The undersigned Lender hereby expressly consents and agrees to a prepayment of its [Loans] [[____]41 Series of Loans on an individual Series and/or tranche basis] pursuant to Section 2.03(d)(iv) of the Agreement at a price equal to the [applicable] Acceptable Discount and in an aggregate principal outstanding amount not to exceed such Lender’s Offered Amount as such principal amount may be reduced in accordance with the Solicited Discount Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Agreement.
          IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Offer as of the date first above written.

[ ]
By:
Name
Title:

By:
Name
Title:

[41]	List Series for a particular individual tranche, if applicable.

EXHIBIT R
Form of Acceptance and Prepayment Notice
Date: ______, 20__
To: [Bank of America, N.A.], as Auction Agent
Ladies and Gentlemen:
          This Acceptance and Prepayment Notice is delivered to you pursuant to Section 2.03(d)(iv) of that certain Amended and Restated Credit Agreement, dated as of April 21, 2010, and amended and restated as of May 10, 2011 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Springleaf Financial Funding Company, a Delaware corporation (the “Borrower”), Springleaf Finance Corporation, an Indiana corporation, the Subsidiary Guarantors party thereto, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and as Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.
          Pursuant to Section 2.03(d)(iv) of the Agreement, the Borrower hereby notifies you that it accepts offers delivered in response to the Solicited Discounted Prepayment Notice having an Offered Discount equal to or greater than [•]% in respect of the Loans [and [•]% in respect of the [____]42 Series of Loans on an individual Series and/or tranche basis] (the “Acceptable Discount”) in an aggregate principal amount not to exceed the Solicited Discounted Prepayment Amount.
          The Borrower expressly agrees that this Acceptance and Prepayment Notice is subject to the provisions of Section 2.03(d)(iv) of the Agreement.
          The Borrower hereby represents and warrants to the Auction Agent [and the Lenders][and the Lenders of the [____]43 Series of Loans on an individual Series and/or tranche basis] as follows:
     1. [At least five (5) Business Days have passed since the consummation of the most recent Discounted Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date.][At least three (3) Business Days have passed since the date the Borrower was notified that no Lender was willing to accept any prepayment of any Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Lender.]44

[42]	List Series for a particular individual tranche, if applicable.

[43]	List Series for a particular individual tranche, if applicable.

[44]	Insert applicable representation.

          The Borrower acknowledges that the Auction Agent and the relevant Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with the acceptance of any prepayment made in connection with a Solicited Discounted Prepayment Offer.
          The Borrower requests that Auction Agent promptly notify each of the relevant Lenders party to the Agreement of this Acceptance and Prepayment Notice.
[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the undersigned has executed this Acceptance and Prepayment Notice as of the date first above written.

Springleaf Financial Funding Company
By:
Name:
Title: